CONFORMED COPY

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                               DATED 27 JULY 1999
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                                    Borrowers
                                UPC FACILITY B.V.
                               TELEKABEL WIEN GmbH
                             JANCO MULTICOM A/S (1)

                                  Guaranteed by
                                UPC FACILITY B.V.
                            STIPDON INVESTMENTS B.V.
                                RADIO PUBLIC S.A.
                      CABLE-NETWORKS AUSTRIA HOLDING, B.V.
                           TELEKABEL HUNGARY N.V. (2)

                                   Arranged by
                      BANK OF AMERICA INTERNATIONAL LIMITED
                             CIBC WORLD MARKETS PLC
                                 CITIBANK, N.A.
                                MEESPIERSON N.V.
                                     PARIBAS
                         THE ROYAL BANK OF SCOTLAND PLC
                    TORONTO DOMINION BANK EUROPE LIMITED (3)

                                  The BANKS (4)

                                      Agent
                          THE TORONTO-DOMINION BANK (5)

                                 Security Agent
                          THE TORONTO-DOMINION BANK (6)

                    ----------------------------------------

                        LOAN AND NOTE ISSUANCE AGREEMENT
                   for Facilities of up to Euro 1,000,000,000
                    ----------------------------------------


                                   Norton Rose
                                     London

                                    CONTENTS

Clause                                          Heading                  Page


1        Purpose and interpretation........................................1
         1.1      Purpose..................................................1
         1.2      Definitions..............................................2
         1.3      Headings................................................31
         1.4      Construction of certain terms...........................31
         1.5      Majority Banks..........................................32
         1.6      Agent's opinion.........................................33
         1.7      Bank's Commitments......................................33

2        The Facilities...................................................34
         2.1      Amount..................................................34
         2.2      Obligations several.....................................34
         2.3      Interests several.......................................34
         2.4      Telekabel Wien's interests several......................34
         2.5      Janco's interests several...............................35

3        Conditions.......................................................36
         3.1      Documents and evidence..................................36
         3.2      General conditions precedent............................36
         3.3      Waiver of conditions precedent..........................36
         3.4      Notification............................................37
         3.5      Existing UPC Security...................................37
         3.6      Conditions subsequent...................................37

4        Drawings.........................................................38
         4.1      Maximum Outstandings....................................38
         4.2      Drawdown................................................39
         4.3      Term and Amount of Revolving Drawings...................39
         4.4      Term and Amount of Term Drawings........................40
         4.5      Selection of currencies.................................40
         4.6      Limit on currencies; non-availability...................40
         4.7      Currency Amounts........................................40
         4.8      Notification to Banks...................................41
         4.9      Repayment of Revolving Drawings.........................41
         4.10     Division and consolidation of Term Drawings.............41
         4.11     Initial Drawings........................................42
         4.12     Revaluation of Term Drawings in Optional Currency.......42
         4.13     Application of proceeds.................................43
         4.14     Telekabel Notes.........................................43
         4.15     Subsidiary Drawings.....................................44

5        Interest; alternative interest rates.............................45
         5.1      Normal interest rate....................................45
         5.2      Applicable Margin.......................................45
         5.3      Interest Periods........................................46
         5.4      Selection of Interest Periods for Term Drawings.........46
         5.5      Determination of Interest Periods for Term Drawings.....46
         5.6      Interest for late payment...............................46
         5.7      Notification of interest periods and interest rates.....47
         5.8      Reference Bank quotations...............................47
         5.9      Market disruption; non-availability.....................48

6        Repayment, prepayment and cancellation...........................50
         6.1      Repayment of Revolving Drawings.........................50
         6.2      Reduction of Tranche A Commitment.......................50
         6.3      Repayment of the Facility B Loan........................51
         6.4      Voluntary prepayment....................................52
         6.5      Additional voluntary prepayment.........................52
         6.6      Mandatory prepayment....................................52
         6.7      Application and amounts payable on prepayment...........55
         6.8      Notice of prepayment....................................55
         6.9      Cancellation of Commitments.............................56

7        Fees and expenses................................................57
         7.1      Fees....................................................57
         7.2      Expenses................................................57
         7.3      Value Added Tax.........................................58
         7.4      Stamp and other duties..................................58
         7.5      Indemnity...............................................58

8        Payments and Taxes; accounts and calculations....................59
         8.1      No set-off or counterclaim; distribution to the Banks...59
         8.2      Payments by the Banks...................................59
         8.3      Non-Banking Days........................................59
         8.4      Agent may assume receipt................................59
         8.5      Grossing-up for Taxes...................................60
         8.6      Qualifying Banks........................................60
         8.7      Claw-back of Tax benefit................................61
         8.8      Certification to secure a Tax benefit...................61
         8.9      Bank accounts...........................................62
         8.10     Partial payments........................................62
         8.11     Calculations............................................63
         8.12     Certificates conclusive.................................63
         8.13     Reconventioning.........................................63
         8.14     Effect of monetary union................................64

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9        Guarantee........................................................65
         9.1      Limits of Guarantee.....................................65
         9.2      Covenant to pay.........................................65
         9.3      Guarantors as principal debtors; indemnity..............66
         9.4      No security taken by Guarantors.........................66
         9.5      Interest................................................66
         9.6      Continuing security and other matters...................67
         9.7      New accounts............................................67
         9.8      Liability unconditional.................................67
         9.9      Collateral Instruments..................................68
         9.10     Waiver of Guarantors'rights.............................68
         9.11     Suspense accounts.......................................69
         9.12     Settlements conditional.................................69
         9.13     Guarantors to deliver up certain property...............69
         9.14     Retention of this guarantee.............................69
         9.15     Changes in constitution or reorganisations of
                  Secured Parties.........................................69
         9.16     Other Guarantors........................................70
         9.17     Acceding Guarantors.....................................70

10       Representations and warranties...................................72
         10.1     Repeated representations and warranties.................72
         10.2     Further representations and warranties..................74
         10.3     First Drawing representations and warranties............76
         10.4     Repetition..............................................79

11       Undertakings.....................................................80
         11.1     Positive covenants......................................80
         11.2     Negative covenants......................................90

12       Financial covenants..............................................96
         12.1     Financial covenants.....................................96
         12.2     Auditors certificate....................................97
         12.3     Negative EBITDA.........................................98

13       Events of Default................................................99
         13.1     Events of default.......................................99
         13.2     Acceleration...........................................107
         13.3     Demand basis...........................................108

14       Indemnities.....................................................109
         14.1     Miscellaneous indemnities..............................109
         14.2     Currency of account: currency indemnity................109
         14.3     Environmental indemnity................................110
         14.4     ESGB reserve requirements..............................110

15       Unlawfulness and increased costs; mitigation....................111
         15.1     Unlawfulness...........................................111
         15.2     Increased costs........................................111
         15.3     Exceptions.............................................112
         15.4     Mitigation.............................................113
         15.5     Replacement of Banks...................................113

16       Set-off and pro rata payments...................................115
         16.1     Set-off................................................115
         16.2     Pro rata payments......................................115
         16.3     No release.............................................116
         16.4     No charge..............................................116

17       Assignment substitution and lending offices.....................117
         17.1     Benefit and burden.....................................117
         17.2     No assignment by Obligors..............................117
         17.3     Assignment by Banks....................................117
         17.4     Transfer...............................................117
         17.5     Reliance on Transfer Certificate.......................118
         17.6     Authorisation of Agent.................................119
         17.7     Construction of certain references.....................119
         17.8     Lending offices........................................119
         17.9     Disclosure of information..............................119

18       Joint Arrangers, Agent, Security Agent and Reference Banks......120
         18.1     Appointment of Agent...................................120
         18.2     Agent's actions........................................120
         18.3     Agent's duties.........................................120
         18.4     Agent's rights.........................................121
         18.5     No liability of Joint Arrangers, Security
                  Agent and Agent........................................122
         18.6     Non-reliance on Joint Arrangers, Security
                  Agent or Agent.........................................123
         18.7     No Responsibility on Joint Arrangers, Security
                  Agent or Agent for any Obligor's performance...........123
         18.8     Reliance on documents and professional advice..........124
         18.9     Other dealings.........................................124
         18.10    Rights of Agent as Bank: no partnership................124
         18.11    Amendments: waivers....................................124
         18.12    Reimbursement and indemnity by Banks...................125
         18.13    Retirement of Agent....................................126
         18.14    Change of Reference Banks..............................126
         18.15    Prompt distribution of proceeds........................127

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19       Notices and other matters.......................................128
         19.1     Notices................................................128
         19.2     Notices through the Agent..............................130
         19.3     No implied waivers remedies cumulative.................130
         19.4     English translations...................................130
         19.5     Counterparts...........................................131
         19.6     No breach of Austrian Agreements.......................131

20       Governing law and Jurisdiction..................................132
         20.1     Law....................................................132
         20.2     Submission to jurisdiction.............................132
         20.3     Agent for service of process...........................132

Schedule

1        Part A - The Banks and their Commitments........................133
         Part B - Original Guarantors....................................136
         Part C - Borrowers..............................................137

2        Form of Drawdown Notice.........................................138

3        Documents  and  evidence  required  prior to the
         giving of the  Drawdown  Notice in  respect of the
         first Drawing...................................................140
4        Calculation of Additional Cost..................................147

5        Form of Transfer Certificate....................................149

6        Part A - Compliance Certificate to be delivered
                  by an Authorised Officer of UPCF or UPC................153
         Part B - Compliance Certificate to be delivered by
                  the auditors of UPCF or UPC............................155

7        Registrations and Licences......................................157

8        Principal Agreements............................................163

9        Part A - Guarantor's Deed of Accession..........................164
         Part B - Documents and Evidence to be delivered
                  by an Acceding Guarantor...............................165

10       Form of Quarterly Management Accounts/Monthly Information.......167

11       Form of Telekabel Note..........................................175

12       Norwegian Asset Security........................................176

13       Part A - UPCF Group Structure Chart as at
                  the date of the first Drawing..........................182
         Part B - UPCF Group Structure Chart after the
                  Restructuring..........................................183

THIS AGREEMENT is dated 27 July, 1999 and made BETWEEN:

(1)      UPC FACILITY B.V., TELEKABEL WIEN GmbH and JANCO MULTICOM A/S as
         Borrowers;

(2)      THE ENTITIES listed in part B of schedule 1 as Original Guarantors;

(3) BANK OF AMERICA INTERNATIONAL LIMITED, CIBC WORLD MARKETS PLC, CITIBANK, N.A., MEESPIERSON N.V., PARIBAS, THE ROYAL BANK OF SCOTLAND PLC and TORONTO DOMINION BANK EUROPE LIMITED as Joint Arrangers;

(4) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part A of schedule 1;

(5)      THE TORONTO-DOMINION BANK as Agent; and

(6) THE TORONTO-DOMINION BANK as Security Agent.

IT IS AGREED as follows:

1        Purpose and interpretation

1.1      Purpose

(a) This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers credit facilities of up to Euro 1,000,000,000 (comprising Facility A and Facility B) to be used (A) (in the case of Facility A) for (i) general corporate purposes of the Restricted Group, (ii) financing capital expenditure of the Restricted Group relating to upgrading the Cable Systems of the Restricted Group and expanding the products made available by the Restricted Group through such Cable Systems, (iii) financing Permitted European Acquisitions, (iv) financing Permitted Payments, (v) financing interest and fees payable and expenses incurred in connection with the Facilities and (vi) if the aggregate principal amount outstanding to the relevant Borrowers under the Existing UPC Senior Facility together with all unpaid interest thereon and any other amounts payable in relation thereto, which are required to be discharged pursuant to clause 4.11, exceeds Euro 250,000,000, for the purpose of discharging such amount as exceeds Euro 250,000,000 and (B) (in the case of Facility B) for the purposes of refinancing the Existing UPC Senior Facility and for general corporate purposes.

(b) For the purposes of this Agreement, Facility A and Facility B shall only be made available to Telekabel Wien against the issue by Telekabel Wien of Telekabel Notes within the overall limit of the Facilities and, without prejudice to the foregoing, Telekabel Wien shall, subject to the approval of the managing board of Telekabel Wien of the amount of such borrowing, be permitted to borrow against the issue of Telekabel Notes upon and subject to the terms of this Agreement, a sum of up to Austrian Schillings 2,500,000,000 or such greater amount as shall be agreed upon by the supervisory board of Telekabel Wien from time to time.

1.2      Definitions

         In this Agreement, unless the context otherwise requires:

         "1999 Budget" means the budget for the Restricted Group for the period commencing on 1st January, 1999 and ending on 31st December, 1999 contained within the Management Base Case;

         "Acceding Guarantors" means those entities which have become a party to this Agreement as Guarantors pursuant to clause 9.17;

         "Additional Cost" means in relation to any period a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

         "Adjusted Annualised Consolidated EBITDA" means twice the aggregate of the Adjusted Consolidated EBITDA in respect of the relevant Six Month Period;

         "Adjusted Consolidated EBITDA" means, in respect of each Quarterly Period or financial year, the consolidated EBITDA of the Restricted Group adjusted so that any EBITDA (whether positive or negative) attributable to New Services is not taken into account;

         "Affiliates" means, in respect of any person, a direct or indirect Subsidiary or Holding Company of that person;

         "Agent" means The Toronto-Dominion Bank of Triton Court, 14/18 Finsbury Square, London EC2A 1DB or such other person as may be appointed agent for the Banks pursuant to clause 18.13;

         "Annual Budget" means a budget in respect of the Restricted Group for each financial year containing information of a substantially similar type and to a substantially similar level of detail as the 1999 Budget or containing such additional information or additional level of detail as UPCF reasonably deems necessary, or, omitting such information or to such lesser level of detail, as has at the relevant time, been approved in writing by the Agent;

         "Annualised Consolidated EBITDA" means twice the aggregate of the Consolidated EBITDA in respect of the relevant Six Month Period;

         "Approved Stock Options" means any options granted by a member of the Restricted Group to directors and/or employees of such member of the Restricted Group to subscribe for shares in that member of the Restricted Group provided that the maximum aggregate amount of such options shall not exceed eight per cent. of its issued share capital, in the case of Stipdon, and five per cent. of its issued share capital, in the case of each other member of the Restricted Group;

         "Associated Company" of a person means (i) any other person which is directly or indirectly Controlled by, under common Control with or Controlling such person or (ii) any other person owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity interest is owned beneficially and/or legally directly or indirectly by such person;

         "Austrian Agreements" means the following documents and agreements which have been entered into by the Telekabel Austrian Entities:

(a) Vereinbarung (agreement on mutual relations) dated 30th November 1977 between Telekabel Wien and Kabel-TV-Wien GmbH;

(b) Entgeltvereinbarung (agreement on details of payment), dated 23rd November 1987 between Telekabel Wien and Stadt Wien;

(c) Programmnutzungsvereinbarung (agreement on use of television and radio programmes) dated 10th December 1987 between Telekabel Wien and Kabel-TV-Wien GmbH;

(d) Treuhand-und Geschaftsbesorgungsvertrag (trust and agency agreement) dated 29th November 1988 between Telekabel Wien, Telekabel-Fernsehnetz Wiener Neustadt/Neunkirchen
                  Betriebsgesellschaft mbh and
                  Philips Data Systems GmbH;

(e) Kostenvergutung (reimbursement of costs agreement) dated 27th July 1994 by Telekabel Wien in favour of Kabel-TV Wiener Neustadt/Neunkirchen GmbH;

(f) Syndikatsvereinbarung (shareholders agreement) dated 28th June 1995 between Osterreichische Philips Industrie GmbH, CNA and Kabel-TV-Wien GmbH;

(g) Geschaftsordnung (internal organisational rules) Telekabel Wien GmbH dated 28th June 1995 between Osterreichische Philips Industrie GmbH, CNA and Kabel-TV-Wien GmbH;

(h) Entgeltvereinbarung (agreement on details of payment) dated 9th February 1988 between Telekabel Graz GmbH and Grazer Kabel-TV GmbH;

(i) Grundsatzvereinbarung (basic agreement on mutual relations) dated 30th November 1977 entered into between Osterreichische Philips Industrie GmbH and Kabel-TV-Wien GmbH;

(j) Dividendengarantie (guarantee of dividends) dated 30th November 1987 entered into by Osterreichische Philips Industrie GmbH in favour of Kabel-TV-Wien GmbH;

(k) Grundsatzvereinbarung (basic agreement on mutual relations and operations of project company (Telekabel Graz GmbH)) dated 5th May 1983 entered into between Osterreichische Philips Industrie GmbH and Grazer Kabel-TV GmbH;

(l) Dividendengarantie (guarantee of dividends) dated 14th November 1988 entered into by Osterreichische Philips Industrie GmbH in favour of Grazer Kabel-TV GmbH;

(m) Grundsatzvereinbarung (basic agreement on mutual relations and operation of Telekabel Klagenfurt GmbH) dated 6th August 1979 entered into between Osterreichische Philips Industrie GmbH and Landeshauptstadt Klagenfurt;

(n) Dividendengarantie (guarantee of dividends) dated 18th December 1990 entered into by Osterreichische Philips Industrie GmbH in favour of Landeshauptstadt Klagenfurt;

(o) Grundsatzvereinbarung (basic agreement on mutual relations and operation of Telekabel-Fernsehnetz Region Baden
                  Betriebsgesellschaft mbH) dated 18th February 1980 entered into between Osterreichische Philips Industrie GmbH and Kabel-TV Sud GmbH;

(p) Grundsatzvereinbarung (basic agreement on mutual relations and operation of Telekabel-Fernsehnetz Wiener Neustadt/Neunkirchen Gesellschaft mbH) dated 23rd May 1979 entered into between Osterreichische Philips Industrie GmbH and Kabel-TV Wiener Neustadt GmbH; and

(q) Vereinbarung (agreement relating to remunerating Dr. Alfreda Bergmann-Fiala) dated 30th November 1993 entered into between Telekabel Wien and Kabel-TV-Wien GmbH;

          "Austrian Licences" means those licences and registrations specified as Austrian Licences in schedule 7;

          "Authorised Officer" means that officer or officers of the relevant Borrower authorised to sign Compliance Certificates, Drawdown Notices and other notices, requests, or confirmations referred to in this Agreement or relating to the Facilities and that officer or officers of UPC authorised to sign Compliance Certificates and other notices, requests, or confirmations referred to in this Agreement relating to the Facilities which are to be given by UPC;

         "Austrian Security" means each of:

         (a) a supplemental pledge of receivables dated 4 June 1998 granted by Telekabel Wien in favour of The Toronto-Dominion Bank; and

         (b) a pledge of receivables (Pfandbestellungsvertag) dated 8 December 1997 with attached bank account pledge granted by Telekabel Wien in favour of the Toronto-Dominion Bank;

         "Banking Day" means:

          (a) for interest rate fixing and payments purposes in relation to euro and National Currency Units, a Target Day; and

          (b) for all other purposes (including, but not limited to, rate fixing and payments in relation to Optional Currency (other than National Currency Units) and receiving notices), a day other than Saturday or Sunday on which banks are open for business in London and (in the case of rate fixing and payments in relation to Optional Currency, other than National Currency Units and Sterling) the principal financial centre in the jurisdiction of the Optional Currency concerned;

         "Banks" means the banks and financial institutions listed in part A of schedule 1 and includes their successors in title and Transferees;

         "Belgian Licences" means those licences and registrations specified as Belgian Licences in schedule 7;

         "Belmarken" means Belmarken Holding B.V., a private limited liability company incorporated under the laws of The Netherlands with its registered office at Amsterdam and its business office at Frederik Roekestraat 123, 1076EE Amsterdam, The Netherlands;

         "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis and other than in the normal course of business for collection), (v) payments for assets acquired or services supplied deferred for a period of over 180 days after the relevant assets were or are to be acquired or the relevant services were or are to be supplied, (vi) finance leases and hire purchase contracts to the extent that they constitute capital leases within the meaning of GAAP, (vii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vi) above and (viii) guarantees in respect of Indebtedness of any person falling within any of (i) to
         (vii) above (for the avoidance of doubt, without double counting, guarantees given by a member of the Restricted Group for the Indebtedness of the type falling within (i) to (vii) above of another member of the Restricted Group) Provided that Indebtedness which has been cash collateralised shall not be included in any calculation of Borrowed Money to the extent so cash collateralised and Indebtedness which is in the nature of equity (other than redeemable shares) shall not be regarded as Borrowed Money;

          "Borrower Pledge of Shareholder Loans" means the pledge of shareholder loans entered into by UPCF, Stipdon, UPC Romania Holding B.V., TeleKabel Hungary, UPC Slovakia Holding B.V. and UPC Czech Holding B.V. in favour of the Security Agent in the agreed form;

         "Borrower Share Securities" means the share pledges given to the Security Agent by UPC in respect of its shareholding in each Borrower other than Telekabel Wien in the agreed form (and for the avoidance of doubt does not include a share pledge in respect of Telekabel Wien);

         "Borrowers" means the entities whose names are set out in part C of schedule 1 provided that, for the purposes of this Agreement, the term "Borrowers" when used in connection with Telekabel Wien, shall mean Telekabel Wien as an issuer of Telekabel Notes in accordance with the terms and conditions of this Agreement;

         "Business" means any business of the Restricted Group (i) that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high-speed data transmission, video, multi-media and related activities) or (ii) that supports, is incidental to or is related to any such business (save that the only programming activity that is included within paragraphs
         (i) and (ii) of this definition is the provision of local programming) or (iii) that comprises being a Holding Company of one or more persons engaged in such business, and references to "business" or "ordinary course of business" shall be similarly construed;

         "Cable Systems" means the telecommunications and/or television systems constructed or to be constructed in relation to the Permitted Business and includes any part of such system and all modifications, substitutions, replacements, renewals and extensions made to such systems;

         "CNA" means Cable Networks Austria Holding B.V., a private limited liability company incorporated under the laws of the Netherlands with its registered office at Amsterdam and its business office at Frederik Roeskestraat 123, 1076EE Amsterdam, The Netherlands;

         "CNA Share Security" means the share pledge to be given to the Security Agent by UPC in respect of its shareholding in CNA in the agreed form (and which share pledge is to be assumed or replaced in substantially the same form by UPCF upon transfers of UPC's shareholding in CNA to UPCF in connection with the Restructuring);

         "Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or liabilities under this Agreement and includes Encumbrances;

         "Commitment" means, in relation to a Bank, at any relevant time the aggregate of its Facility A Commitment and/or Facility B Commitment;

         "Compliance Certificate" means either (i) a certificate substantially in the form set out in part A of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 12 (if not in compliance indicating the extent of the breach) issued by an Authorised Officer of UPCF or UPC in relation to Quarterly Management Accounts or
         (ii) a certificate substantially in the form set out in part B of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 12 (if not in compliance indicating the extent of the breach) issued by the auditors of UPCF or UPC in relation to annual financial statements;

         "Consolidated EBITDA" means the aggregate of the consolidated EBITDA of the Restricted Group in respect of the relevant Six Month Period;

         "Contribution" means, in relation to a Bank, the principal amount of the Loan (including the Telekabel Notes) owing to such Bank at any relevant time;

         "Control" means the power of a person:

         (a) by means of the holding of shares or the possession of voting power in or in relation to any other person; or

         (b) by virtue of any powers conferred by the articles of association or other documents regulating any other person,

         to direct or cause the direction of the management and policies of that other person;

         "Current Assets" means, at any relevant time, the aggregate of the current assets (excluding cash) of the Restricted Group at such time which would be included as current assets in a consolidated balance sheet of the Restricted Group drawn up at such time in accordance with GAAP;

         "Current Liabilities" means, at any relevant time, the aggregate of the current liabilities (excluding short term debt and overdrafts) of the Restricted Group at such time which would be included as current liabilities in a consolidated balance sheet of the Restricted Group drawn up at such time in accordance with GAAP;

         "Deed of Guarantor Accession" means a deed to be executed and delivered by any Acceding Guarantor pursuant to clause 9.17 substantially in the form of schedule 9 part A;

         "Default" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period (in each case as specified in clause 13.1), constitute an Event of Default;

         "Derivatives Contract" means a contract, agreement or transaction which is:

(i) a rate swap, basis swap, forward rate transaction, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, collar or floor, currency swap, currency option or any other similar transaction; and/or

(ii)     any combination of such transactions,

         in each case, whether on-exchange or otherwise;

         "Disclosure Letter" means the letter from UPCF to the Agent of even date herewith, the form and content of which have previously been approved by the Agent;

          "Drawdown Date" means the date, being a Banking Day on which an Drawing is or is to be made;

          "Drawdown Notice" means a notice in the form or substantially in the form of schedule 2;

         "Drawing" means a Revolving Drawing or a Term Drawing (as applicable);

         "Eastern Europe" means Europe other than Western Europe;

         "EBITDA" means, in respect of any period or person, the Net Income of that person (plus, in the case of the Restricted Group, any amount attributable to non-cash compensation payable to employees or directors of members of the Restricted Group deducted in calculating Net Income, any depreciation, amortisation, other non-cash charges (such as deferred Taxes), accrued Management Fees (whether or not paid), fees accrued (whether or not paid) in respect of Borrowed Money and interest expense and other charges in respect of Borrowed Money) for such period adjusted as follows:

(a)      minus extraordinary income of the relevant person for such period;

(b)      plus any extraordinary expenses of the relevant person for such period;

(c)      minus any interest income of the relevant person for such period;  and

(d) in the case of the Restricted Group, minus any Management Fees paid during such period;

         all as determined in accordance with GAAP and (in the case of the Restricted Group) as shown in, the relevant annual financial statements or Quarterly Management Accounts prepared and delivered to the Agent pursuant to clause 11.1(f)(i) or clause 11.1(g) (as the case may be);

         "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect or a deposit of money with the primary intention of affording a right of set-off) and includes any agreement to create any of the foregoing but does not include liens arising in the ordinary course of business by operation of law and not by way of contract;

         "Environmental Claim" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

         "Environmental Law" includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in any jurisdiction relating to Environmental Matters applicable to or binding on any member of the Restricted Group;

         "Environmental Licence" includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law in connection with the activities carried on by any member of the Restricted Group;

         "Environmental Matters" includes (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste or any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; and
         (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

         "EURIBOR" means, in relation to any amount in euros and any period, the offered rate for deposits for such amount and for such period which is:

(a) the rate of interest for such period which appears on the "Euribor01" page of the Reuters screen (or such other page on the Reuters screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Central European Time) on the Quotation Date for such period; or

(b) if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if no such offered rate appears on the Reuters screen for that period, the rate of interest for such period which appears on page 248 of the Dow Jones Telerate screen (or such other page on the Dow Jones Telerate screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Central European Time) on the Quotation Date for such period; or

(c) if the relevant rate of EURIBOR cannot be determined in accordance with paragraphs (a) and (b) above, the rate determined by the Agent to be the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent.) of the rates respectively quoted to the Agent by each of the Reference Banks (provided always that at least two Reference Banks shall have given such quotation) at the request of the Agent as such Reference Bank's offered rate for deposits in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period to leading banks in the London Interbank Market at or about 11 am (London time) on the Quotation Date for such period;

         "Euro Amount" means (a) in relation to a Drawing to be drawn down in euros, the amount in euros so drawn down and (b) in relation to a Drawing to be drawn down in an Optional Currency, the amount in euros which would be required to purchase the principal amount of that Drawing as determined in accordance with clause 4.7 and, in the case of a Term Drawing, as adjusted at the end of each Interest Period in accordance with clause 4.12, in each case as reduced by any repayment or prepayment under this Agreement.

         "euro" and "Euro " means the single currency of Participating Member States introduced in accordance with the provisions of Article 109(l)4 of the Treaty and in respect of all payments to be made under this Agreement in euros means immediately available, freely transferable funds;

         "Event of Default" means any of the events or circumstances described in clause 13.1;

         "Excess Cash Flow" means the aggregate consolidated EBITDA of the Restricted Group calculated for the most recently ended financial year (beginning with the financial year ending on 31st December 2003), as shown in the Quarterly Management Accounts in respect of the Quarterly Period ending on 31st December in any relevant year, (A) less (i) any interest and other charges in respect of Borrowed Money of the Restricted Group paid during such financial year, (ii) repayments and/or prepayments of any Borrowed Money of the Restricted Group paid during such financial year and (iii) capital expenditure of the Restricted Group incurred during such financial year and (B) either (1) plus any amount by which Net Working Capital at the commencement of such financial year exceeds Net Working Capital at the close of such financial year or, as appropriate, (2) minus any amount by which Net Working Capital at the end of such financial year exceeds Net Working Capital at the beginning of such financial year;

         "Existing UPC Senior Facility" means the revolving credit facility (in the face amount of up to NLG 1,100,000,000 and in respect of which an amount of up to NLG 500,000,000 is outstanding as at the date of this Agreement) made available pursuant to the loan and note issuance agreement dated 8 October 1997 made between UPC (1), the entities listed in part C of schedule 1 thereto as Borrowers (2), the entities listed in Part B of schedule 1 thereto as Guarantors (3), The Toronto-Dominion Bank as Arranger (4), the banks and financial institutions whose names and addresses are set out in part A of schedule 1 thereto (5), The Toronto-Dominion Bank as Agent (6) and The Toronto-Dominion Bank as Security Agent (7), as amended, modified, restated and supplemented prior to the date of this Agreement;

         "Facilities" means each of Facility A and Facility B and (as the context requires) "Facility" means either of them;

         "Facilities Limit" means the aggregate of the Facility A Limit and the Facility B Limit;

         "Facility A" means the reducing revolving credit and note issuance facility granted by the Banks to the Borrowers in accordance with clause 2.1(a);

         "Facility A Commitment" means, in relation to a Bank, the amount set opposite its name in column 1 of part A of schedule 1 or, as the case may be, in any relevant Transfer Certificate, as amended by any relevant term of this Agreement;

         "Facility A Limit" means Euro 750,000,000 as reduced pursuant to the terms of this Agreement, including, without limitation, clause 6.2;

          "Facility A Outstandings" means the aggregate of the Euro Amount of all outstanding Drawings under Facility A;

         "Facility A Revolving Period" means the period from (and including) the date of this Agreement to (and including) 27 July 2006;

         "Facility A Total Commitments" means the aggregate for the time being of the Facility A Commitments of all the Banks being Euro 750,000,000 at the date hereof;

         "Facility B" means the term loan and note issuance facility granted by the Banks to the Borrowers in accordance with clause 2.1(b);

         "Facility B Commitment" means, in relation to a Bank, the amount set opposite its name in column 2 of part A of schedule 1 or, as the case may be, in any relevant Transfer Certificate, as amended by any relevant term of this Agreement;

         "Facility B Limit" means Euro 250,000,000 as reduced pursuant to the terms of this Agreement, including, without limitation, clause 6.3;

          "Facility B Outstandings" means the aggregate of the Euro Amount of all outstanding Drawings under Facility B;

         "Facility B Total Commitments" means the aggregate for the time being of the Facility B Commitments of all the Banks being Euro 250,000,000 at the date hereof;

         "Final Repayment Date" means 27 July 2006;

         "Finance Documents" means this Agreement, the Telekabel Notes, the Security Documents, the High Yield Hedging Arrangements (to the extent that any Bank or any of its Affiliates is a party thereto) and the Interest Rate Hedging Arrangements (to the extent that any Bank or any of its Affiliates is a party thereto);

          "Finance Parties" means the Agent, the Joint Arrangers, the Security Agent and the Banks;

         "Finance Period" means the period from the date of this Agreement until the date on which none of the Secured Parties and the Obligors has any actual or contingent obligations (other than indemnities which survive repayment and termination of this Agreement and the Security Documents) under this Agreement or the Security Documents;

         "Funding Cost" means (i) in respect of Drawings to be made in euros or in a National Currency Unit, EURIBOR or (ii) in respect of Drawings to be made in any Optional Currency, LIBOR;

          "GAAP" means generally accepted accounting principles and practices in the Netherlands;

         "Guarantee" means the guarantee of the Guarantors contained in clause 9 and includes each separate or independent stipulation or agreement by the Guarantors contained in clause 9;

         "Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantors in clause 9.2 (disregarding the limits set out in clause 9.1);

          "Guarantors" means (i) the Original Guarantors and (ii) the Acceding Guarantors;

         "High Yield Hedging Arrangements" means any currency and/or interest rate hedging arrangements entered into in relation to the High Yield Notes;

          "High Yield Hedging Banks" means Banks or their Affiliates who are party to High Yield Hedging Arrangements;

         "High Yield Notes" means the High Yield Notes issued or to be issued by UPC in July or August 1999 for gross proceeds of not less than Euro 1,500,000,000;

          "Holding Company" in relation to a person, means an entity of which that person is a Subsidiary;

          "Hungarian Agreement" means the shareholder agreement dated 30 June 1998 between UPC, Stipdon, The First Hungary Fund Limited and FHF Naco N.V. in relation to Telekabel Hungary;

          "Hungarian Licences" means those licences or registrations specified as Hungarian Licences in schedule 7;

         "Immaterial Subsidiary" means any Subsidiary of an Obligor which Subsidiary is incorporated and operates solely in Eastern Europe provided that the aggregate of the contributions of the Immaterial Subsidiaries to the consolidated total assets, consolidated revenues and consolidated EBITDA of the Restricted Group attributable to Eastern Europe does not exceed in aggregate ten per cent. For the purposes of this definition consolidated revenues and consolidated EBITDA of the Restricted Group or any Subsidiary of an Obligor shall be determined by reference to the twelve month period ending on the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and consolidated total assets shall be determined as at such Quarter Day by reference to such Quarterly Management Accounts;

         "Incapacity" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership or other incapacity of that person whatsoever (and in the case of a partnership, includes the termination or change in composition of the partnership);

         "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

         "Information Memorandum" means the Information Memorandum dated July 1999 and any subsequent update approved in writing by UPCF and the Joint Arrangers which, in either case, is distributed by the Joint Arrangers at the request of UPCF in connection with this Agreement;

         "Intellectual Property Rights" means any patent, trademark, service mark, registered design, trade name or copyright required to carry on the business of any member of the Restricted Group;

          "Interconnect Agreements" means the agreements listed in schedule 8 and any interconnect agreements maintained pursuant to clause 11.1(y);

         "Interest Payment Date" means the last day of an Interest Period;

         "Interest Period" means, in relation to any Drawing, each period for the calculation of interest in respect of such Drawing ascertained in accordance with clauses 5.3, 5.4 and 5.5;

         "Interest Rate Hedging Arrangements" means the interest rate hedging arrangements with respect of the interest rate hedging programme referred to in clause 11.1(s);

          "Interest Rate Hedging Banks" means Banks or their Affiliates who are party to the Interest Rate Hedging Arrangements;

          "Janco" means Janco Multicom A/S, a corporation incorporated in Norway (organisation no. 919 394 056) having its corporate seat at Ensjoveien 7, 0655 Oslo, Norway;

         "Joint Arrangers" means Bank of America International Limited of New Broad Street House, 35 New Broad Street, London EC2M 1SH, CIBC World Markets plc of Cottons Centre, Cottons Lane, London SE1 2QL, Citibank, N.A. of PO Box 2OO, Cottons Centre, Hays Lane, London SE1 2QT, MeesPierson N.V. of Coolsingel 93, 3012AE Rotterdam, The Netherlands, Paribas of 3 rue d'Antin, 75002 Paris, The Royal Bank of Scotland plc of Waterhouse Square, 138-142 Holborn, London EC1N 2TH and Toronto Dominion Bank Europe Limited of Triton Court, 14/18 Finsbury Square, London EC2A 1DB;

         "LIBOR" means, in relation to a particular period:

(a) the arithmetic mean (rounded upwards, if necessary, to five decimal places) of the London interbank offered rates for deposits of the currency in question for a period equal to such period at or about 11 a.m. on the Quotation Date for such period as displayed on the relevant page of the Reuter Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates of leading banks for deposits of that currency); or

(b) if on such date as is referred to in paragraph (a) the offered rates for the relevant period of fewer than two leading banks are so displayed, the arithmetic mean (rounded upwards, if necessary, to five decimal places) of the London interbank offered rates for deposits of the currency in question for a period equal to such period at or about 11 a.m. on the Quotation Date for such period as displayed on the relevant page of the Telerate Service (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates of leading banks for deposits of that currency); or

(c) if on such date as is referred to in paragraph (b) the offered rates for the relevant period of fewer than two leading banks are so displayed, the arithmetic mean (rounded upwards, if necessary, to five decimal places) of such rates quoted to the Agent by each of the Reference Banks at the request of the Agent;

         "Licences" means the Belgian Licences, the Austrian Licences, the Norwegian Licences and the Hungarian Licences or any successor licence to such Licences granted pursuant to any Telecommunications and Cable Law;

         "Loan" means the aggregate principal amount owing to the Banks under this Agreement at any relevant time (including, for the avoidance of doubt, the aggregate principal amount of all Telekabel Notes which are then issued and outstanding);

         "Majority Banks" means at any relevant time Banks (a) the aggregate of whose Contributions exceeds 662/3 per cent of the Drawings or (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds 662/3 per cent of the Total Commitments;

         "Management Base Case" means the management base case financial and operational projections for the Restricted Group produced by UPCF in the form included in the Information Memorandum;

          "Management Fees" means any management, consultancy or similar fees payable by any member of the Restricted Group to any Relevant Person;

         "Margin" means the rate per annum calculated in accordance with clause
         5;

         "Material Adverse Effect" means a material adverse effect on the ability of any Obligor to perform all or any of its material obligations under this Agreement or any Security Document;

          "Material Subsidiary" means any Subsidiary of an Obligor which is not an Immaterial Subsidiary;

         "month" or "months" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

         "Monthly Information" means the monthly information of the Restricted Group to be delivered to the Agent pursuant to clause 11.1(h) in the form of schedule 10 or containing information of the same type as is required by such form;

         "National Currency Unit" means, in relation to a Participating Member State, the legacy national currency unit of that Participating Member State;

         "Necessary Authorisations" means all approvals, authorisations and licences (other than the Licences to the extent legally required) from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority, in each case from time to time necessary in order to enable each member of the Restricted Group to carry on such business as may be permitted by the terms of this Agreement and which is carried on by it at the relevant time;

         "Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the Restricted Group taken as a whole or UPC (as the case may be) in respect of Derivatives Contracts determined by reference to the amounts (as determined by the Agent), which would be payable or receivable by the Restricted Group or UPC (as the case may be) if all Derivatives Contracts to which any member of the Restricted

         Group or UPC (as the case may be) was a party at such time were terminated at such time and replaced by the obligation to make a payment reflecting the economic burden or value to the relevant member of the Restricted Group or UPC (as the case may be) of the payment flows under those Derivatives Contracts remaining at the time of termination;

         "Net Income" means, in respect of any period and for any period, the net profit after Taxes and (in the case of the Restricted Group only) Management Fees, in the case of the Restricted Group arising out of the Permitted Business for such period as determined in accordance with GAAP and (in the case of the Restricted Group) as shown in the annual financial statements or Quarterly Management Accounts in respect of such period prepared and delivered to the Agent pursuant to clause 11.1(f) or 11.1(g);

         "Net Working Capital" means, at any time, the aggregate of the Current Assets of the Restricted Group at such time less the aggregate of the Current Liabilities of the Restricted Group at such time;

         "New Services" means (i) telephony including internet and local loop telephony and (ii) internet and/or data services, including arrangements entered into by any member of the Restricted Group with chello broadband N.V. and/or Priority Telecom N.V.;

          "Norwegian Asset Security" means each of the Encumbrances set out in schedule 12;

          "Norwegian Licences" means those licences or registrations specified as Norwegian Licences in schedule 7;

         "Obligors" means the Borrowers and the Guarantors;

         "Optional Currency" means any currency other than euro (and each National Currency Unit) which is freely transferable, freely convertible into euro and dealt in on the London Interbank Market;

         "Original Guarantors" means UPCF and those Subsidiaries of UPC or, as the case may be, a Borrower whose names, country of incorporation and principal place of business are set out in part B of schedule 1 provided that if any of such Subsidiaries are merged into another person in compliance with the terms of this Agreement and the surviving entity is not an Original Guarantor, "Original Guarantors" shall no longer include such Subsidiary;

         "Participating Member State" means a member state of the European Union that has adopted the single currency in accordance with the Treaty;

         "Permitted Acquisitions" means:

(a) any acquisitions of assets or services made in the ordinary course of business;

(b)      any acquisitions within the Restructuring;

(c) any acquisitions of the share capital of, or assets and liabilities of, a member of the Restricted Group by an Obligor as part of the solvent reorganisation of the Restricted Group; and

(d) the formation of a new direct or indirect Subsidiary of CNA for the purposes of providing telephony services in Austria;

         "Permitted Borrowings" means, without duplication:

(a)      any Borrowed Money arising hereunder or under the Security Documents;

(b) until the date of the first Drawing hereunder, any Borrowed Money under the Existing UPC Senior Facility;

(c) any Borrowed Money approved in writing by the Agent (acting on the instructions of the Majority Banks);

(d) any Borrowed Money incurred through a Subordinated Shareholder Loan made to any Obligor;

(e) Borrowed Money incurred in connection with the Interest Rate Hedging Arrangements and any other hedging arrangements permitted by clause 11.2(j);

(f) any Borrowed Money of any member of the Restricted Group arising as a result of the issue by it or a financial institution of a surety or performance bond in relation to the performance by such member of the Restricted Group of its obligations under contracts entered into in the ordinary course of its business (other than for the purpose of raising finance);

(g) any deposits or prepayments constituting Borrowed Money received by any member of the Restricted Group from a customer or subscriber for its services;

(h)      any Borrowed Money or guarantees permitted pursuant to clause 11.2(e);

(i) any Borrowed Money owing by any member of the Restricted Group being Management Fees or management, consultancy or similar fees payable to another member of the Restricted Group in respect of which payment has been deferred;

(j) any Borrowed Money being Permitted Payments in respect of which payment has been deferred;

(k)      Permitted Third Party Subordinated Debt;

(l) any Borrowed Money of a company which is acquired by a member of the Restricted Group after the date hereof as a Permitted European Acquisition where such Borrowed Money existed at the date of completion of such Permitted European Acquisition provided that (A) such Borrowed Money was not incurred in contemplation of the acquisition of such company, (B) the amount of such Borrowed Money is not increased beyond the amount in existence at the date of completion of the acquisition and (C) such Borrowed Money is discharged within six months (or, in the case of Borrowed Money of Stjarn not exceeding Euro 50,000,000, within twelve months) of the date of completion of such Permitted European Acquisition;

(m) any Borrowed Money made available to Telekabel N.V. by The First Hungary Fund in an amount not exceeding Euro 10,000,000 in aggregate;

(n) an unsecured loan of 100,000,000 Austria Schillings made by Bank Austria to Telekabel Wien or any unsecured replacement of such loan of up to the same amount;

(o) any Borrowed Money in addition to the Borrowed Money falling within paragraphs (a) to (n) above (but including the Borrowed Money referred to in paragraph (n ) above) and not exceeding at any time more than Euro 55,000,000 in aggregate (or its equivalent);

         "Permitted Business" means the carrying on of the Business in Europe (other than France and the Netherlands);

         "Permitted Disposal" means:

(i) transfers, sales or disposals on arms' length commercial terms in the ordinary course of business;

(ii)     any disposals within the Restructuring;

(iii) transfers, sales or disposals or the payment of management, consultancy or similar fees (a) by an Obligor to another Obligor or (b) from a member of the Restricted Group (which is not an Obligor) to any member of the Restricted Group or (c) from an Obligor to another member of the Restricted Group (which is not an Obligor) provided that (in the case of (c) only) such member of the Restricted Group becomes an Acceding Guarantor on, or prior to, such disposal in accordance with clause 9.17;

(iv) the application of cash in payments which are not otherwise restricted by the terms of this Agreement and the Security Documents including, for the avoidance of doubt, Permitted Acquisitions, Permitted European Acquisitions and Permitted Payments, but excluding payments in respect of Permitted Third Party Subordinated Debt;

(v) the payment of interest on Permitted Third Party Subordinated Debt provided that (a) at the time of payment the applicable ratio for the purpose of clause 12.1(b) is 4.5:1 (or less) and
                  (b) no Default has occurred and is continuing or would result from such payment;

(vi) transfers, sales or disposals of any interest in an Unrestricted Subsidiary;

(vii) the sale or disposal of property or other assets on bona fide arm's length commercial terms in the ordinary course of business in consideration for, or to the extent that the net proceeds of sale are applied within 120 days after such sale in the acquisition of, assets of a similar nature and approximately equal value to be used in the Permitted Business;

(viii) disposals of assets on bona fide arm's length commercial terms where such assets are obsolete or no longer required for the purposes of the Permitted Business;

(ix)     disposals made in connection with Approved Stock Options; and

         (x)(A) disposals of assets (in addition to those described in paragraph (i) to (ix) above), comprising or contributing in aggregate a percentage value (as determined in accordance with clause 6.6(c)) of less than 10 per cent. (adjusted in accordance with clause 6.6(h)) of the total assets, revenues or EBITDA of the Restricted Group provided that no Default has occurred and is continuing or would occur as a result of such disposal; and

             (B) disposals of assets comprising or contributing in aggregate a percentage value (as determined in accordance with clause 6.6(c)) of 10 per cent. or more of the total assets, revenues or EBITDA of the Restricted Group (taken as a whole) provided that (a) prior to the relevant disposal UPCF has delivered to the Agent financial projections based on assumptions which are no more aggressive than those used in the preparation of the Information Memorandum which demonstrate that the Restricted Group will be in compliance with the undertakings set out in clause 12.1 for the period commencing on completion of the relevant disposal and ending on the Final Repayment Date, (b) no Default has occurred and is continuing or would occur as a result of such disposal and (c) the provisions of clause 6.6(c) have been complied with;

          "Permitted Encumbrances" means:

(a)      any Encumbrance arising hereunder or under any Security Document;

(b) until (i) the date of the first Drawing hereunder (1) the Austrian Security and (2) those Encumbrances referred to in paragraph (c) of part II of schedule 3 and (ii) 31 October 1999, the Encumbrances constituting the Norwegian Asset Security;

(c) any liens arising in the ordinary course of business by way of contract which secure Indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days;

(d) any Encumbrance imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Restricted Group in respect of the same in accordance with GAAP;

(e) any Encumbrance approved in writing by the Agent (acting on the instructions of the Majority Banks);

(f) any Encumbrance arising from any finance leases constituting Permitted Borrowings provided that the maximum aggregate value of assets subject to any such Encumbrances outstanding at any time shall not exceed Euro 15,000,000;

(g) any Encumbrance in favour of any bank incurred in relation to any cash management arrangements;

(h)      rights of set-off arising in the normal course of business;

(i) any Encumbrance securing any Borrowed Money referred to in paragraph (l) of the definition of Permitted Borrowings provided that (A) such Encumbrance was not created in contemplation of the acquisition of such asset or company, (B) the debt secured by such Encumbrance is not increased beyond that secured at the date the asset or company in question is acquired and such Encumbrance secures only that debt and (C) such Encumbrance is discharged within six months (or, in the case of an Encumbrance entered into by Stjarn within 12 months) of completion of the relevant Permitted European Acquisition;

(j) any Encumbrance not falling within paragraphs (a) to (i) above and securing Indebtedness in aggregate not exceeding
                  Euro 20,000,000 (or its equivalent);

         "Permitted European Acquisition" means the acquisition of a company or all or any substantial part of the assets, property or business of any other person or any assets that constitute a division or operating unit of the business of any other person which operates and is situated in Western Europe (other than France and The Netherlands) and/or in Eastern Europe and the business of which is in the nature of the business carried on by the Restricted Group at the date of this Agreement provided that:

(a) the aggregate consideration (in cash or otherwise and whether or not deferred) paid or payable by the Restricted Group in respect of all such acquisitions is not more than Euro 400,000,000 (or its equivalent) provided that (i) for the avoidance of doubt, any consideration funded by way of a cash subscription for additional equity in UPCF by UPC or by way of an additional cash Subordinated Shareholder Loan in relation to any such acquisition shall not be taken into account for the purpose of this paragraph (a) except to the extent of amounts repaid in respect of such Subordinated Shareholder Loan and (ii) account shall be taken of the amount of any Borrowed Money owed by any company or business acquired pursuant to a Permitted European Acquisition and which constitutes "Permitted Borrowings" within paragraph (l) of that definition so that the amount of such Borrowed Money shall be deemed to be included in the aggregate consideration paid or payable by the Restricted Group in relation to such acquisition;

(b) prior to the completion of the relevant acquisition UPCF has delivered to the Agent financial projections based on assumptions which are no more aggressive than those used in the preparation of the Information Memorandum which demonstrate that the Restricted Group will be in compliance with the undertakings set out in clause 12.1 for the period commencing on completion of the relevant acquisition and ending on the Final Repayment Date;

(c) UPCF will have directly or indirectly greater than 50 per cent. of the economic interest and voting interest in the acquired company or business unless, if UPCF will have, directly or indirectly, 50 per cent. or less of the economic interest and voting interest in the acquired company or business, such acquisition is funded by means of a cash subscription for additional equity in UPCF or an additional cash Subordinated Shareholder Loan. If UPCF subsequently acquires more than 50 per cent. of the economic interest and voting interest in any such company, (i) a Subordinated Shareholder Loan which funded such acquisition may be repaid but the amount of any such repayment shall be taken into account in calculating the aggregate consideration paid in respect of such acquisition and/or (ii) any additional equity subscribed to fund such acquisition may be redeemed and any charge or pledge over such equity shall be released by the Security Agent on such redemption at the expense of and following receipt of reasonable written notice from UPCF but the amount of such additional equity subscription shall be taken into account in calculating the aggregate consideration paid in respect of such acquisition; and

(d) (in the case of the acquisition of a company or business which operates in Eastern Europe) the acquisition must (i) have been notified to the Agent in writing on or prior to the date of this Agreement or (ii) be of a company or business having cable subscribers in Eastern Europe which when aggregated with the cable subscribers in Eastern Europe at the date of acquisition of companies or businesses acquired after the date of this Agreement pursuant to this paragraph (d)(ii) do not exceed 150,000 or (iii) be of the minority interest existing at the date of this Agreement in the relevant company or business;

         "Permitted Management Fees" means Management Fees (i) which are paid on bona fide arms length terms in the ordinary course of business to a Relevant Person or (ii) of up to Euro 5,000,000 in any financial year provided that, at the time of payment, no Default is subsisting or would occur as a result of such payment;

         "Permitted Payments" means any payments or transfers of assets:

(a) to any Relevant Person in relation to transactions carried out on bona fide arm's length commercial terms in the ordinary course of business or on terms which are fair and reasonable and in the best interests of the Restricted Group;

(b)      by way of payment of Permitted Management Fees;

(c) by way of the repayment of the principal of the Euro 50,000,000 note dated 17 February 1999 outstanding from UPCF to UPC (as contributed by Belmarken to, and assumed by, UPCF pursuant to the Restructuring) provided that no Default has occurred and is continuing or would occur as a result of such payment;

(d) to finance the payment by UPC of interest on the High Yield Notes provided that (i) the then applicable ratio for the purpose of clause 12.1(b) is 4.5:1 (or less) and (ii) no Default has occurred and is continuing or would occur as a result of such payment;

(e) by way of the repayment of the principal and interest of the loan of up to US$200,000,000 made by UPC to UPCF to fund the acquisition by Belmarken of Bratislava/KablePlus (as contributed by Belmarken to, and assumed by, UPCF pursuant to the Restructuring) provided that no Default has occurred and is continuing or would occur as a result of such payment;

(f) by way of payment of interest on Subordinated Shareholder Loans provided that (i) the then applicable ratio for the purpose of clause 12.1(b) is 4.5:1 (or less) and (ii) no Default has occurred and is continuing or would occur as a result of such payment;

(g) by way of distributions paid by UPCF in respect of its share capital to UPC, or by way of repayment by UPCF to UPC in respect of a Subordinated Shareholder Loan but only to the extent that UPCF has either (i) received a cash distribution from an Unrestricted Subsidiary of at least an equal amount to such distribution or (ii) the payment is made from the proceeds of sale of a disposal by UPCF permitted by paragraph
                  (vi) of the definition of "Permitted Disposals";

(h) by way of payment to any person or for any purpose to the extent that any such payment would be permitted to be made to UPC pursuant to paragraphs (c), (d), (e) or (f) above and provided that any such payment shall automatically reduce the liability to UPC under the relevant obligation referred to in paragraph (c), (d), (e) or (f) above to the extent of the amount paid; and

(i) by way of the repayment of any Subordinated Shareholder Loan made by UPC or the redemption of equity share capital in UPCF subscribed for by UPC to finance a Permitted European Acquisition provided that (i) the repayment of such Subordinated Shareholder Loan or the redemption of such equity share capital would not cause the limit of Euro 400,000,000 referred to in paragraph (a) of the definition of "Permitted European Acquisition" to be exceeded and (ii) no Default has occurred and is continuing or would occur as a result of such payment;

         Provided further that, in the case of (c), (d), (e), (f), (h) and (i) prior to making the relevant payment the Restricted Group is in compliance with the undertakings set out in clause 12.1 and will be in compliance with the undertakings set out in clause 12.1 on the next Quarter Day following the making of such payment;

         "Permitted Third Party Subordinated Debt" means any Borrowed Money owing by a member of the Restricted Group to a creditor (not being a Relevant Person) where (i) such creditor has subordinated its right to receive payments in respect of such Borrowed Money to monies outstanding under the Finance Documents on terms reasonably satisfactory to the Agent and (ii) the terms of such Borrowed Money are that (a) no principal of such Borrowed Money is payable during the Finance Period and (b) no interest or any other sum is payable in respect of such Borrowed Money during the Finance Period unless (in the case of (b) only) the then applicable ratio for the purposes of 12.1(b) is 4.5:1 (or less) and no Default has occurred and is continuing or would occur as a result of such payment;

         "Pledges of Shareholder Loans" means the Relevant Person Pledge of Shareholder Loans and the Borrower Pledge of Shareholder Loans and such other assignment or pledge of shareholder loans as may be executed in favour of the Security Agent pursuant to the terms of this Agreement from time to time;

         "Principal Agreements" means the Interconnect Agreements and the Shareholder Agreements as from time to time amended, varied, restated or replaced together with any successor agreement, in each case in a manner that does not constitute an Event of Default under clause 13.1(r);

         "Pro-Forma Senior Debt Service" means the aggregate of (i) the total amount of interest and any other charges paid in respect of the Borrowed Money of the Restricted Group in respect of the twelve months immediately preceding the date on which the relevant calculation under this Agreement falls to be made and (ii) the principal amount of any scheduled repayment of any Borrowed Money of the Restricted Group due to be made during the twelve months immediately following the date on which the relevant calculation falls to be made (including with respect to Borrowed Money of the Restricted Group under revolving credit facilities, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of all such Borrowed Money at the first day of such 12 month period, minus (ii) the aggregate amount of all commitments under such revolving credit facilities which, as of such day, are scheduled to remain in effect as of the last day of such 12 month period);

         "Qualifying Bank" means a person, being a bank or financial institution (whether incorporated in the United Kingdom or elsewhere), which is eligible to have payments made to it by the Borrowers under this Agreement without any deduction or withholding in respect of Taxes either (i) by virtue of a double taxation treaty (assuming for this purpose only that a direction or consent such as is referred to in clause 8.8 has been given), or (ii) by virtue of the fact that no such deduction or withholding is imposed in the jurisdiction to which the Obligors are subject;

         "Quarter Day" means 31st March, 30th June, 30th September and 31st December in any year;

         "Quarterly Management Accounts" means the quarterly consolidated management accounts of the Restricted Group to be delivered (or which may be delivered) to the Agent pursuant to clause 11.1(g) substantially in the form set out in schedule 10 or containing information of the same type as is required by such form;

         "Quarterly Period" means each period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

         "Quotation Date" means, in relation to EURIBOR and National Currency Units and any period for which EURIBOR is to be determined, the date which is two Banking Days prior to the first day of the relevant period and, in relation to any Optional Currency and any period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant Optional Currency for delivery on the first day of the relevant period;

          "Radio Public" means Radio Public S.A., a company incorporated in Belgium and having its registered office at 140, avenue Chazaal, 1030 Brussels, Belgium, registered in the register of commerce of Brussels under no. 69,463 and in the register of commerce of Leuven under no. 44697;

          "Reduction Period" means the period from 30 June 2002 until the Final Repayment Date;

         "Reference Banks" means the principal London offices of CIBC World Markets plc, The Royal Bank of Scotland plc and The Toronto-Dominion Bank and/or any other Bank appointed as such pursuant to clause 18.14;

         "Relevant Jurisdiction" means each jurisdiction in which a member of the Restricted Group is incorporated or formed or in which such member of the Restricted Group has its principal place of business or owns any material assets;

         "Relevant Person" means UGC, any company (not being a member of the Restricted Group) which is a Subsidiary of, or an Associated Company of, UGC (other than Associated Companies of UGC which are its Associated Companies by virtue of controlling UGC or owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interests in UGC);

         "Relevant Person Pledge of Shareholder Loans" means the pledge and subordination of shareholder loans entered into by any Relevant Person in respect of its loans to any Obligor in favour of the Security Agent in the agreed form or such other form as may be reasonably agreed by the Security Agent (acting on the instructions of the Majority Banks) having regard to the applicable laws in the jurisdiction in which the relevant loan is payable;

         "Relevant Substance" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste which is capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare;

         "Restricted Group" means (i) before the completion of the Restructuring, the Obligors and their respective Subsidiaries from time to time together with Eurosat SRL, Kabel Net Holding AS and Kabel Net Brno AS or (ii) on and after the Restructuring, UPCF and its Subsidiaries from time to time, (excluding, in either case, Unrestricted Subsidiaries);

         "Restricted Payment" means, in each case whether in cash, securities, property or otherwise, (a) any direct or indirect distribution, dividend or other payment on account of any class of its share capital or capital stock or other securities, (b) any transfer of assets, loan, gift or other payment or (c) any payment of principal of, or interest on, any loan, in the case of each of (a), (b) and (c) to a Relevant Person;

         "Restructuring" means the transfer of all or part of the share capital of certain members of the Restricted Group (together with any inter-company payables from such member of the Restricted Group to its Shareholders) to another member of the Restricted Group so that the Restricted Group is UPCF and its Subsidiaries as set out in the chart contained in Part B of schedule 13 pursuant to the Sale and Purchase Agreements and the entering into of the other agreements and documents referred to or contemplated therein;

         "Revolving Drawing" means (i) in the case of each Borrower other than Telekabel Wien, each borrowing by way of an advance under Facility A at any time during the Facility A Revolving Period or, as the context requires, the principal amount of that borrowing outstanding at any relevant time and/or (ii) in the case of Telekabel Wien, each borrowing by Telekabel Wien against the issue by Telekabel Wien of a Telekabel Note under Facility A, or, as the context requires, the principal amount of such Telekabel Note outstanding at any relevant time;

         "Revolving Period" means, in relation to a Revolving Drawing, the period for which such Revolving Drawing is, or is to be, made, as specified in the Drawdown Notice for such Revolving Drawing, or as otherwise determined in accordance with the provisions hereof;

         "Revolving Period End Date" means, in relation to a Revolving Drawing, the last day of the Revolving Period of such Revolving Drawing;

         "RP Share Security" means the share pledge given to the Security Agent by UPC in respect of its shareholding in Radio Public in the agreed form;

         "Sale and Purchase Agreements" means (i) the sale and purchase agreement to be entered into between Belmarken, UPCF, Stipdon and UPC Romania Holding B.V. in respect of, inter alia, the sale of Belmarken's shareholding in Stipdon to UPCF, in the agreed form, (ii) the sale and purchase agreement to be entered into between UPC, Belmarken, UPCF and UPC Romania Holding B.V. in respect of, inter alia, the sale of Radio Public, Janco and Telekabel Wien and (iii) the sale and purchase agreement to be entered into between UPC and UPC Czech Holding B.V. in respect of Kabel Net Holding AS and Kabel Net Brno AS;

          "Secured Parties" means the Finance Parties, the High Yield Hedging Banks and the Interest Rate Hedging Banks;

         "Security Agent" means The Toronto-Dominion Bank of Triton Court, 14/18 Finsbury Square, London EC2A 1DB or such other person as may be appointed as Security Agent pursuant to the Security Deed;

         "Security Deed" means the Security Deed entered into or to be entered into between the Secured Parties, each Subordinated Creditor, each Security Provider and each Obligor;

         "Security Documents" means the Pledges of Shareholder Loans, the Share Securities and the Security Deed and all other mortgages, charges, pledges, guarantees, inter-creditor agreements or deeds and other instruments from time to time entered into in favour of the Secured Parties (or any of them) by way of guarantee or other assurance and/or security for or (in the case of inter-creditor agreements) otherwise in relation to amounts owing to the Secured Parties (or any of them) in respect of any Indebtedness of the Obligors under the Finance Documents;

         "Security Provider" has the meaning given to it in the Security Deed;

          "Security Provider's Deed of Accession" has the meaning given to it in the Security Deed;

         "Senior Debt" means the aggregate principal amount of all Borrowed Money of the Restricted Group other than (i) Subordinated Shareholder Loans, (ii) loans from a member of the Restricted Group to another member of the Restricted Group which are permitted by the terms of this Agreement and (iii) any Permitted Third Party Subordinated Debt;

         "Senior Debt Cash Interest Charges" means, in relation to any period, the total amount of all interest, fees and commissions paid in respect of the Senior Debt, Permitted Third Party Subordinated Debt and Subordinated Shareholder Loans during such period (having taken into account the effect of any Interest Rate Hedging Arrangements) together with the amount of any interest, fees and commissions paid in respect of the High Yield Notes during such period to the extent that the same are funded by Permitted Payments except (in each case other than payments in respect of Senior Debt) to the extent that such payments are funded by distributions made by Unrestricted Subsidiaries to UPCF;

         "Share Securities" means the Borrower Share Securities, the RP Share Security, the CNA Share Security, the Stipdon Share Security, the Telekabel Hungary Share Security and such other pledges/charges over shares in any of the Obligors as may be executed in favour of the Security Agent from time to time as security for the obligations of the Obligors under this Agreement pursuant to clause 9.17 and, for the avoidance of doubt, shall not include any pledge or charge over the shares in TeleKabel Hungary not held by Stipdon;

         "Shareholders Agreements" means the Austrian Agreements and the Hungarian Agreement to the extent that they constitute agreements among the shareholders;

          "Six Month Period" means each period of two consecutive Quarterly Periods ending on a Quarter Day;

         "Stipdon" means Stipdon Investments B.V. a private limited liability company incorporated under the laws of The Netherlands with its registered office at Frederick Roesterstraat 123, 1076 EE Amsterdam, The Netherlands;

         "Stipdon Share Security" means the share pledge given to the Security Agent by UPCF in respect of its shareholding in Stipdon in the agreed form;

         "Subordinated Creditor" means any Relevant Person who has, at any relevant time, entered into a Relevant Person Pledge of Shareholder Loans and the Security Deed or a Security Provider's Deed of Accession;

          "Subordinated Shareholder Loan" means any Borrowed Money of any member of the Restricted Group owed to a Subordinated Creditor;

         "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means ownership of more than 50 per cent. of the economic and/or voting share capital (or equivalent right of ownership of such company or entity);

         "Target Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET) is operating;

         "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of a similar nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

         "Telecommunications and Cable Laws" means all laws, statutes, regulations and judgments relating to telecommunications, cable television and data services applicable to any member of the Restricted Group and/or the business carried on by any member of the Restricted Group in any Relevant Jurisdiction;

         "Telekabel Austrian Entities" means each of:

(a)      Telekabel Wien;

(b) Telekabel-Fernsehnetz Region Baden Betriebsgesellschaft m.b.H, a company incorporated in Austria with its corporate seat at A-2514 Traiskirchen, Hauptplatz 13, and with registration number FN 111149f;

(c) Telekabel-Fernsehnetz Wiener Neustadt/Neunkirchen Betriebsgesellschaft m.b.H, a company incorporated in Austria with its corporate seat at A-2700 Wiener Neustadt, Neunkirchner Strasse 24, and with registration number FN 114170y;

(d) Telekabel Graz Gesellschaft m.b.H, a company incorporated in Austria with its corporate seat at A-8020 Graz, Lazarettgurtel 81, and with registration number FN 55555z;

(e) Telekabel Klagenfurt Gesellschaft m.b.H, a company incorporated in Austria, with its corporate seat at A-9020 Klagenfurt, Villacher Strasse 161 and with registration number FN 99365a; and

(f)      CNA;

         "TeleKabel Hungary" means TeleKabel Hungary N.V., a public limited liability company incorporated under the laws of The Netherlands with its registered office at Frederik Roeskestraat 123, 1076 EE Amsterdam, The Netherlands;

         "TeleKabel Hungary Share Security" means the share pledge given to the Security Agent by Stipdon in respect of its 79.25% shareholding in TeleKabel Hungary in the agreed form and, for the avoidance of doubt, the share pledge shall not be in respect of the existing shareholding in TeleKabel Hungary owned by The First Hungary Fund (or its successors and assigns not being a Relevant Person or a member of the Restricted Group);

         "Telekabel Notes" means the bearer bonds to be issued by Telekabel Wien in respect of each Drawing made to Telekabel Wien, in the form set out in schedule 11;

         "Telekabel Wien" means Telekabel Wien GmbH a company incorporated under the laws of Austria with its corporate seat at Erlachgasse 116, 1100 Wien, Austria and with registration number FN 84116a;

         "Term Drawing" means (i) in the case of each Borrower other than Telekabel Wien any borrowing by way of an advance under Facility B or, as the context requires, the principal amount of that borrowing outstanding at any relevant time and/or (ii) in the case of Telekabel Wien each borrowing by Telekabel Wien against the issue by Telekabel Wien of a Telekabel Note under Facility B or, as the context requires, the principal amount of such Telekabel Note outstanding at any relevant time;

         "Term Repayment Date" means each date on which Facility B Outstandings are to be repaid pursuant to clause 6.3;

         "Total Cash Paying Debt" means Senior Debt to the extent that interest is paid or payable in respect thereof and that part of the High Yield Notes the proceeds of which have been on-lent to the Restricted Group;

         "Total Commitments" means at any relevant time the aggregate of all the Facility A Total Commitments and the Facility B Total Commitments at such time;

          "Total Outstandings" means the aggregate of the Facility A Outstandings and the Facility B Outstanding;

         "Transaction Documents" means this Agreement and the Security
         Documents;

         "Transferee" has the meaning given to it in clause 17.4;

          "Transfer Certificate" means a certificate substantially in the terms of schedule 5;

         "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

         "UGC" means United GlobalCom, Inc. a corporation incorporated in the State of Delaware, United States of America and having its principal place of business at 4643 South Ulster, Suite 1300, Denver, Colorado 80237 U.S.A.;

         "Unrestricted Subsidiaries" means any Subsidiaries of UPCF, the acquisition cost of which and whose ongoing funding requirements are not funded directly or indirectly by any member of the Restricted Group by way of Drawings under this Agreement;

         "UPC" means United Pan-Europe Communications N.V., a public limited liability company incorporated under the laws of The Netherlands with its registered office at Amsterdam and its business office at Frederik Roeskestraat 123, 1076EE Amsterdam, The Netherlands;

         "UPCF" means UPC Facility B.V., a private limited liability company incorporated under the laws of The Netherlands with its registered office at Amsterdam and its business office at Frederik Roekestraat 123, 1076EE Amsterdam, The Netherlands;

         "UPC Group" means UPC and its Subsidiaries;

          "Western Europe" means the countries that currently comprise the European Community, Scandinavia, Luxembourg and Switzerland;

         "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded microchips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilise data and information due to the occurrence of the year 2000 or the inclusion of dates on or after 1 January, 2000.

1.3      Headings

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      Construction of certain terms

         In this Agreement, unless the context otherwise requires:

(a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent, all of the Banks or the Majority Banks (as the case may be);

(c) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, only if compliance therewith is in accordance with the general practice of the relevant persons to whom it is intended to apply or, in the case of clause 15.2 only, the relevant Bank or its holding company) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)      words importing the plural shall include the singular and vice versa;

          (e) references to a time of day are to London time unless otherwise specified;

(f) references to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

(g) references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

(h) references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

(i) references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Agent in accordance with its customary practices;

(j) references to the "agreed form" means, in relation to any document, the form of such document as shall have been agreed between the Borrowers and the Agent or the Security Agent, as the case may be (acting for and on behalf of all of the Banks);

(k) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

(l) references to this "Agreement" include all Telekabel Notes issued under this Agreement and references to sums payable under this Agreement include sums payable under all Telekabel Notes issued under this Agreement.

1.5      Majority Banks

         Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Obligors and the Banks), once informed by the Agent that such opinion, consent, request or instructions have been given, the Obligors shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6      Agent's opinion

         Where this Agreement provides for the Agent's opinion to determine whether any matter would or is reasonably likely to have a Material Adverse Effect the Agent shall act in accordance with the instructions of the Majority Banks in making such determination.

1.7      Bank's Commitments

         For the purpose of the definition of "Majority Banks" in clause 1.2 and of clause 18.12 references to the Commitment of a Bank shall, if the Total Commitments have, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

The Facilities

2.1      Amount

         Upon and subject to the terms of this Agreement and in reliance on each of the representations and warranties in clause 10, for the purposes set out in clause 1.1, the Banks agree to make available to the
         Borrowers:

(a) a reducing revolving credit and note issuance facility in the principal sum of up to Euro 750,000,000 or the equivalent in Optional Currencies; and

(b) a term loan and note issuance facility in the principal sum of up to Euro 250,000,000 or the equivalent in Optional Currencies.

         The obligation of each Bank under this Agreement shall be to contribute that proportion of each Drawing which, as at the Drawdown Date of such Drawing, its Commitment in respect of the relevant Facility bears to the aggregate Commitments of all Banks in respect of that Facility. The contribution of a Bank to a Drawing by Telekabel Wien shall be effected by that Bank subscribing for the relevant proportion of the relevant Telekabel Note.

2.2      Obligations several

         The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any Finance Party (other than to the defaulting party) or any Obligor of any of their respective obligations or liabilities under this Agreement nor shall the Agent, the Security Agent, or the Joint Arrangers be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3      Interests several

         Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Secured Parties are several and the amount due to each Secured Party is a separate and independent debt. Each Secured Party shall have the right to protect and enforce their respective rights arising out of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) and it shall not be necessary for any other Secured Party to be joined as an additional party in any proceedings for this purpose.

2.4      Telekabel Wien's interests several

         For the avoidance of doubt, every obligation of Telekabel Wien under this Agreement is several and it is acknowledged by all parties that Telekabel Wien is not liable for any obligations of any other Obligor under this Agreement.

2.5      Janco's interests several

         Janco shall have no liability under the Finance Documents in excess of the aggregate of the amounts drawn down and utilised by Janco under the Finance Documents from time to time.

Conditions

3.1      Documents and evidence

         The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than three Banking Days before the day on which the first Drawing is to be made, the documents and evidence specified in part I of schedule 3 in form and substance (subject to clause 3.3) satisfactory to the Agent. UPCF undertakes to deliver or procure the delivery to the Agent, or its duly authorised representative on the Banking Day on which the first Drawing is made, the documents and evidence specified in part II of schedule 3 in form and substance (subject to clause 3.3) satisfactory to the Agent.

3.2      General conditions precedent

         The obligation of each Bank to contribute to any Drawing is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date:

(a)               the representations and warranties set out in clauses 10.1 and
                  10.2 to be repeated in accordance with clause 10.4 are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

(b) no Default shall have occurred and be continuing or would result from the making of such Drawing.

         However in the case of a Revolving Drawing which would not, if drawn, cause the aggregate Euro Amount of Revolving Drawings to exceed the aggregate Euro Amount of Revolving Drawings outstanding immediately prior to the making of that Revolving Drawing (after taking into account of any Revolving Drawing due or due to be made or repaid on the Drawdown Date of such Revolving Drawing) clause 3.2 shall not apply.

         Nothing in this clause 3.2 shall be construed as constituting a waiver of any right of the Banks (including, without limitation, their rights under clause 13.2) arising from any Event of Default which shall have occurred and be outstanding at the time of the drawing of the relevant Drawing.

3.3      Waiver of conditions precedent

         The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of all of the Banks in respect of the first Drawing and on the instructions of the Majority Banks with respect to any other Drawing and the conditions subsequent specified in clause 3.6 without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Drawing.

3.4      Notification

         The Agent shall notify the Banks and UPCF promptly after receipt by it of the documents and evidence referred to in clause 3.1 in form and substance reasonably satisfactory to it.

3.5      Existing UPC Security

         UPCF undertakes to procure that the Encumbrances referred to in paragraph (b)(i) of the definition of Permitted Encumbrances are discharged before or contemporaneously with the making of the Term Drawings required to be made pursuant to clause 4.11.

3.6      Conditions subsequent

         UPCF undertakes to procure that:

(a) an entry is made within two Banking Days of the first Drawing under this Agreement in the share register of Radio Public in respect of the RP Share Security, signed by UPC and that a copy, certified as a true copy by an Authorised Officer of UPCF, is delivered to the Agent as soon as practicable thereafter;

(b) an entry is made within two Banking Days of the first Drawing under this Agreement in the shareholders registers ("aksjeeierbok") of Janco evidencing that the pledge in respect of the shares of Janco given by UPC in favour of the Security Agent has been duly noted therein and that copies, certified as true copies by an Authorised Officer of UPCF, are delivered to the Agent as soon as practicable thereafter; and

(c) as soon as practicable after the date of the first Drawing under this Agreement and in any event by no later than 31 October 1999, the Norwegian Asset Security is released.

Drawings

4.1      Maximum Outstandings

(a)      Period 1

                  Prior to (and including) 30th June, 2001, the amount of Senior Debt shall not exceed 5.75 times Adjusted Annualised Consolidated EBITDA (determined by reference to the Six Month Period ending on the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement) and no Drawings shall be made if, following the making of such Drawing, such limit would be exceeded.

(b)      Period 2

                  On each day falling within the period set out in column (I) below, the amount of Senior Debt shall not exceed the multiple of Annualised Consolidated EBITDA (determined by reference to the Six Month Period ending on the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement) set out against such period in column (II) below, and no Drawings shall be made if, following the making of such Drawing, such limit would be exceeded:

                      (I)                                          (II)
                     Period                               Multiple of Annualised
                                                            Consolidated EBITDA

from  (and  including)  1st  July,  2001 to (and                    5.0
including) 31st March, 2002
from (and  including)  1st  April,  2002 to (and                    4.5
including) 30th September, 2002
from (and  including) 1st October,  2002 to (and                    4.0
including) 31st March, 2003
from (and  including)  1st  April,  2003 to (and                    3.5
including) 31st December, 2003
from  (and  including)  1st  January,  2004  and                    3.0
thereafter

(c) The aggregate principal amount of Drawings outstanding under the Facilities shall not at any time exceed the Facilities' Limit or its equivalent in Optional Currencies and no Drawing shall be made under the Agreement if, on the date of such Drawing, the Euro Amount of the Total Outstandings would exceed such limit. The aggregate Euro Amount of Drawings outstanding under Facility A shall not at any time exceed the Facility A Limit and no Drawing shall be made under Facility A if, on the date of such Drawing, the Facility A Outstandings would exceed such limit. The aggregate Euro Amount of Drawings outstanding under Facility B shall not at any time exceed the Facility B Limit and no Drawing shall be made under Facility B if, on the date of such Drawing the Facility B Outstandings would exceed such limit.

4.2      Drawdown

         Subject to the terms and conditions of this Agreement, a Drawing will be made available to a Borrower following receipt by the Agent from such Borrower of a Drawdown Notice (in the case of a Borrower other than UPCF, countersigned by UPCF) not later than 10 a.m. on the third Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 5.9(a), be irrevocable. No Drawdown Notice may be given in respect of an amount which is the subject of a notice received by the Agent under clause 6.9.

4.3      Term and Amount of Revolving Drawings

(a) Revolving Drawings may be made only on Banking Days falling within the Facility A Revolving Period and may be borrowed only for a Revolving Period of one month or two, three or six months or (with the prior agreement of all of the Banks) any other period in any such case ending not later than the last day of the Facility A Revolving Period provided that any Revolving Drawings made less than one month prior to the last day of the Facility A Revolving Period may only be borrowed for the period up to and ending on such date;

(b) each Revolving Drawing (other than Revolving Drawings made against the issue by Telekabel Wien of Telekabel Notes) shall be of a Euro Amount which is a minimum of Euro 10,000,000 and, in the case of any such Revolving Drawing to be made in euro, an integral multiple of Euro 5,000,000 or the balance of the Facility A Total Commitments;

(c) each Revolving Drawing to be made against the issue by Telekabel Wien of a Telekabel Note shall be of a Euro Amount which is a minimum of Euro 8,000,000 (unless such Telekabel
                  Note is to be issued in Austrian Schillings in which event it shall be in a minimum amount of Austrian Schillings 100,000,000) and, in the case of any such Revolving Drawing to be made in euro, an integral multiple of Euro 2,000,000 or the balance of the Facility A Total Commitments;

(d)      each Revolving Drawing shall be denominated in one currency only;

(e) no Revolving Drawing may be drawn down if, as a result, there would be either more than (i) ten Revolving Drawings then outstanding, other than Revolving Drawings made against the issue by Telekabel Wien of Telekabel Notes or (ii) 25 Revolving Drawings made against the issue by Telekabel Wien of Telekabel Notes.

4.4      Term and Amount of Term Drawings

(a) Term Drawings may only be made on any one Banking Day falling on or before 3rd August, 1999 (or such other date as may be agreed by the Agent) in the amounts and for the purposes referred to in clause 1.1(a)(B). The Borrowers shall not be permitted to make any other Term Drawings;

(b) each Term Drawing shall be denominated in one currency only and shall remain in that currency until it is repaid in full; and

(c) the Facility B Total Commitments will be automatically cancelled following the making of the Term Drawings referred to in paragraph (a) above.

4.5      Selection of currencies

         Subject to the provisions of clause 4.6, if a Borrower so requests in the Drawdown Notice for a Revolving Drawing, such Revolving Drawing may be made in an Optional Currency.

4.6      Limit on currencies; non-availability

         (A) A Revolving Drawing may not be made in an Optional Currency if (i) in consequence thereof there would be Revolving Drawings outstanding in more than 5 different currencies or (ii) the Agent determines after consultation with the Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the Drawdown Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Drawing to be drawn down in that Optional Currency. Accordingly, in any such event, the relevant Drawing shall be drawn down in euros.

         (B) If any Bank reasonably determines that deposits of the relevant Optional Currency are not readily available to such Bank in an amount comparable with such Bank's portion of any Revolving Drawing and so notifies the Agent not later than 3 p.m. on the third Banking Day before the proposed Drawdown Date the Agent shall so notify the relevant Borrower and such Bank's proportion of such Revolving Advance shall be drawn down in euro.

4.7      Currency Amounts

         If a Drawing is to be made in an Optional Currency, the Banks shall, subject to clause 3.2 and clause 4.6(B), advance to the relevant Borrower on the making of such Drawing, the amount of such Optional Currency requested. The Euro Amount of such Drawing shall be the amount of euros (as determined by the Agent) which would be required to purchase the amount of such Optional Currency advanced at the average of the spot rates of exchange quoted to the Agent by the Reference Banks to be ruling in the London Foreign Exchange Market for the purchase of such Optional Currency with euros on receipt of the relevant Drawdown Notice together with the amount of euros (if any) drawn down in respect of such Drawing pursuant to clause 4.6(B). If a Drawing is to be drawn down in euros, the Banks shall, subject to clause 3.2, advance to the relevant Borrower on making of such Drawing, the amounts of euros requested.

4.8      Notification to Banks

         On the date of receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall notify each Bank thereof, of the date on which the relevant Drawing is to be made and (in the case of a Revolving Drawing) the Revolving Period thereof. Subject to the provisions of clause 3, on the date for the making of a Revolving Drawing each of the Banks shall (subject to clause 4.9) make available to the Agent its portion of such Revolving Drawing in accordance with clause 8.2.

4.9      Repayment of Revolving Drawings

         If a Revolving Drawing (the "new Revolving Drawing") is to be made on a day on which another Revolving Drawing (the "maturing Revolving Drawing") denominated in the same currency and under the same Facility as the new Revolving Drawing is due to be repaid by the same Borrower then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 shall have been satisfied in relation to the new Revolving Drawing (if applicable) (i) the maturing Revolving Drawing shall be deemed to have been repaid on its Revolving Period End Date either in whole (if the new Revolving Drawing is equal to or greater than the maturing Revolving Drawing) or in part (if the new Revolving Drawing is less than the maturing Revolving Drawing) and the relevant Borrower shall only be obliged to repay the principal amount by which the maturing Revolving Drawing exceeds the new Revolving Drawing and (ii) to the extent that the maturing Revolving Drawing is so deemed to have been repaid, the principal amount of the new Revolving Drawing to be made on such date shall be deemed to have been credited to the account of the relevant Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to the relevant Borrower pursuant to clause 4.8 a principal amount (if any) equal to the amount by which the new Revolving Drawing exceeds the maturing Revolving Drawing.

4.10     Division and consolidation of Term Drawings

         The relevant Borrower may by notice received by the Agent not later than 10 a.m. on the third Banking Day before the beginning of each Interest Period in respect of a Term Drawing specify that such Term Drawing shall be either (a) divided into more than one Term Drawing, or
         (b) consolidated with any other Term Drawing outstanding to such Borrower in respect of the Facility B Outstandings in respect of which the then current Interest Period ends on the same day as the current Interest Period in respect of such Term Drawing. No more than five Term Drawings (other than Term Drawings made against the issue by Telekabel Wien of a Telekabel Note) and no more than twenty Term Drawings made against the issue by Telekabel Wien of Telekabel Notes may be outstanding under this Agreement at any time. If more than one Term Drawing (other than a Term Drawing made against the issue by Telekabel Wien of a Telekabel Note) is outstanding each such Term Drawing shall be of a Euro Amount which is a minimum of Euro 10,000,000 and, in the case of such a Term Drawing in euro, an integral multiple of Euro 5,000,000 or the balance of the Facility B Outstandings. If more than one Term Drawing made against the issue by Telekabel Wien of a Telekabel Note is outstanding each such Term Drawing shall be of a Euro Amount which is a minimum of Euro 8,000,000 (unless such Telekabel
         Note is to be issued in Austrian Schillings in which event it shall be of a minimum amount of Austrian Schillings 100,000,000) and, in the case of any such Term Drawing in euro, an integral multiple of Euro 2,000,000 or the balance of the Facility B Total Commitments.

4.11     Initial Drawings

         Subject to the provisions of clause 3.1, the Borrowers undertake to comply with the terms of this clause 4 so as to ensure that Drawdown Notices are delivered for Term Drawings to be made on or before 3rd August, 1999 (or such other date as may be agreed by the Agent) in amounts not less than the aggregate principal amounts outstanding to the relevant Borrower under the Existing UPC Senior Facility together with all unpaid interest thereon and any other amounts payable in relation thereto.

         The Borrowers irrevocably authorise the Agent, and the Agent agrees, to remit all or the relevant part of the proceeds of such Term Drawings in discharge of the obligations of the relevant Borrowers under the Existing UPC Senior Facility and the Agent's obligations under clause
         8.2 in respect of such Term Drawings shall be to remit the balance following such discharge (if any) to the relevant Borrower forthwith.

4.12     Revaluation of Term Drawings in Optional Currency

(a) If a Term Drawing has been drawn down in an Optional Currency, prior to the end of each Interest Period, there shall be calculated the difference between the Euro Amount of such Term Drawing for the current Interest Period (the "Old Euro Amount") and for the next Interest Period (the "New Euro Amount"). The New Euro Amount will be the amount of euros that would be required to purchase the relevant amount of such Optional Currency on the basis of the spot rate of exchange reasonably determined by the Agent by reference to the relevant page of the Reuter Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying spot rates of exchange) to be ruling in the London Foreign Exchange Market for the purchase of such Optional Currency with euros at or about 11 a.m. on the third Banking Day before the start of that Interest Period.

(b) At the end of the current Interest Period the Euro Amount of the relevant Term Drawing shall be the New Euro Amount.

(c) If the determination of the New Euro Amount of a Term Drawing would cause the Facility B Limit to be exceeded the relevant Borrower shall forthwith pay to the Agent for the account of the Banks an amount in such Optional Currency required to ensure that such limit is not exceeded and the New Euro Amount of such Drawing shall be recalculated accordingly.

4.13     Application of proceeds

         Without prejudice to the Borrowers' obligations under clause 11.1(c), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Drawing by the relevant Borrower.

4.14     Telekabel Notes

         Each borrowing of a portion of the Commitments to be made by Telekabel Wien under this Agreement shall be made against the issue by Telekabel Wien of a Telekabel Note to the Agent.

         No more than 40 Drawings made against the issue by Telekabel Wien of Telekabel Notes may be outstanding at any time.

         At the same time as and together with a Drawdown Notice in connection with any such Drawing to be made to Telekabel Wien, Telekabel Wien shall deliver to the Agent an original Telekabel Note the details set out in which shall correspond to the details of the Drawing described in such Drawdown Notice. Telekabel Wien shall also deliver to the Agent original Telekabel Notes the details of which correspond with the relevant Term Drawings in respect of each Term Drawing outstanding to Telekabel Wien either on consolidation pursuant to clause 4.10(b) or together with any relevant notice given pursuant to clause 4.11.

         The Banks shall be under no obligation to make any funds available to Telekabel Wien unless the Agent shall have received such Telekabel Note in a form satisfactory to it.

         Telekabel Wien hereby authorises the Agent to complete the provisions in each Telekabel Note relating to the calculation of interest payable in connection therewith.

         On the condition that the relevant Telekabel Note has been duly completed and executed and provided that the conditions set out in clause 3 have been satisfied, the Banks shall contribute to the Drawing to be made to Telekabel Wien against the relevant Telekabel Note in accordance with the provisions of clauses 4.2 to 4.14 (inclusive).

         The Agent shall hold each Telekabel Note for and on behalf of the Banks and shall not part with possession of such Telekabel Note without the consent of the Banks. All payments received by the Agent under any Telekabel Note shall be applied in accordance with the provisions of clause 8. For the avoidance of doubt, for the purposes of the Security Deed, all Indebtedness of Telekabel Wien under Telekabel Notes shall constitute "Senior Indebtedness" (as defined in the Security Deed).

         The Agent shall be entitled to place all Telekabel Notes deposited with it in any safe deposit, safe or receptacle selected by the Agent and the Agent shall not be responsible for any loss incurred in connection with any such deposit, unless such loss results from the Agent's gross negligence or wilful misconduct.

         The Agent shall keep a full and complete record of all Telekabel Notes and of their issue, payment, cancellation and destruction and of all replacement Telekabel Notes issued in substitution for lost, stolen, mutilated, defaced or destroyed Telekabel Notes. The Agent may cause to be issued replacement Telekabel Notes in place of Telekabel Notes which have been lost, stolen, mutilated, defaced or destroyed and Telekabel Wien will cause replacement Telekabel Notes to be delivered to the Agent for this purpose upon the provision to Telekabel Wien of such evidence and indemnity in favour of Telekabel Wien as Telekabel Wien shall reasonably require.

4.15     Subsidiary Drawings

         UPCF shall not be permitted to on-lend any funds drawn down by it under the Facilities to Telekabel Wien or Janco without the consent of the Majority Banks. Telekabel Wien and Janco undertake that such funds as they may respectively require for the purposes set out in clause 1.1 shall be drawn by them direct from the Banks in accordance with the terms of this Agreement.

Interest; alternative interest rates

5.1      Normal interest rate

         The Borrowers shall pay interest on each Drawing made to them in respect of each Interest Period relating thereto on each Interest Payment Date (and, in the case of an Drawing having an Interest Period of more than six months, by instalments on the dates falling at six monthly intervals from the first day of such Interest Period and on the last day of such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the applicable Margin, (b) the Additional Cost and (c) EURIBOR (in the case of Drawings denominated in euro) or LIBOR (in the case of Drawings denominated other than in euro).

5.2      Applicable Margin

         The Margin in relation to any Drawing and any unpaid sum due under this Agreement under clause 5.6 shall (subject to the proviso below) be the rate set out in column (I) below against the ratio of Total Cash Paying Debt to Annualised Consolidated EBITDA (determined by reference to the Six Month Period ending on the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement) set out in column II below as at the first day of the relevant Interest Period or, in relation to any unpaid sum due under clause 5.6, the first day of the relevant period determined in accordance with clause 5.6:

           (I)                                      (II)
Rate (per cent. per annum)     Ratio of Total Cash Paying Debt to Annualised
                                            Consolidated EBITDA

2.000                          6.5:1 or greater (or negative)
1.625                          greater than or equal to 6:1 but less than 6.5:1
1.500                          greater than or equal to 5:1 but less than 6:1
1.250                          greater than or equal to 3.5:1 but less than 5:1
0.750                          Less than 3.5:1 (but not negative)

         Provided that (i) if on the relevant date on which the Margin is to be determined any of the Borrowers have failed to deliver any relevant financial statements then due under this Agreement within the time period for the Borrowers so to deliver such financial statements then the Margin for such Drawing or such unpaid sum shall be 2.00 per cent. per annum for the period until such financial statements are delivered and (ii) the Margin applicable at all times up to the date falling six months after the date of this Agreement shall be 1.50 or such greater rate which may be applicable in accordance with column (II) above.

5.3      Interest Periods

         The Interest Period in relation to each Revolving Drawing shall be of a duration equal to the Revolving Period of such Revolving Drawing. Interest Periods in respect of Term Drawings shall be of a duration determined in accordance with clauses 5.4 and 5.5.

5.4      Selection of Interest Periods for Term Drawings

         The relevant Borrower may by notice received by the Agent not later than 10 a.m. on the third Banking Day before the beginning of each Interest Period in respect of a Term Drawing specify whether such Interest Period shall have a duration of one month or two, three or six months or (with the prior agreement of all of the Banks) any other period.

5.5      Determination of Interest Periods for Term Drawings

         Every Interest Period in respect of a Term Drawing shall be of the duration specified by the Borrowers pursuant to clause 5.4 but so that:

         (a) ((i)) (if there is more than one Term Drawing outstanding) Interest Periods in respect of Term Drawings of an aggregate amount at least equal to the amount of the Facility A Outstandings to be repaid on any Term Repayment Date shall end on such date; and

(ii) (if there is only one Term Drawing outstanding) if any Interest Period in respect thereof would otherwise overrun a Term Repayment Date then such Interest Period shall end on such date; and

(b) if any Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 5.4 and this clause 5.5 such Interest Period shall, subject to this clause 5.5, have a duration of three months.

5.6      Interest for late payment

         If any Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.6) on its due date for payment under this Agreement and/or any Telekabel Note the relevant Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 5.6. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) 1.5 per cent per annum, (b) the applicable Margin, (c) the Additional Cost and (d) EURIBOR (in the case of amounts in euros) or LIBOR (in the case of amounts in currencies other than euros), unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause 13.2(b) or a prepayment pursuant to clauses 6.5 or 15.1, other than on an Interest Payment Date, in which case the first such period selected by the Agent shall end on such Interest Payment Date and interest shall be payable on such unpaid sum during such period at a rate 1.5 per cent. above the rate applicable thereto immediately before it shall have become so due and payable. Interest under this clause 5.6 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 5.6 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.9(a)(i) or 5.9(a)(ii), the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 5.6, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be 1.5 per cent. per annum above the aggregate of the applicable Margin and the cost of funds to such Bank.

5.7      Notification of interest periods and interest rates

         The Agent shall notify the relevant Borrower and the Banks promptly of the amount of each Term Drawing, the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 5.

5.8      Reference Bank quotations

         If (at any time when Reference Bank quotations are required having regard to the definition of "EURIBOR" or "LIBOR" (as appropriate) in clause 1.2) any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating EURIBOR or LIBOR, the interest rate for the relevant Revolving Period, Interest Period or other period shall be determined, subject to clause 5.9, on the basis of the quotations furnished by the remaining Reference Banks.

5.9      Market disruption; non-availability

(a) If and whenever, at any time prior to the commencement of any Interest Period:

(i) (at any time when Reference Bank quotations are required having regard to the definition of "EURIBOR" or "LIBOR" in clause 1.2) the Agent shall have determined, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining EURIBOR or LIBOR (as appropriate) during such Interest Period; or

(ii) none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating EURIBOR or LIBOR (as appropriate); or

(iii) the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the total of the Loan (or, prior to the first Drawdown Date, Commitments aggregating not less than one-third of the Total Commitments) that deposits in euros are not available to such Banks in the ordinary course of business in sufficient amounts to fund their contributions to such Drawing or that EURIBOR or LIBOR (as appropriate) does not accurately reflect the cost to such Banks of obtaining such deposits;

               the Agent shall forthwith give notice (a "Determination Notice") to the Borrowers and to each of the Banks and, in the case of a Revolving Drawing, such Drawing shall not be made. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

(b) After the giving of any Determination Notice the undrawn amount of the Total Commitments shall not be borrowed until the circumstances giving rise to the issue of the Determination Notice have ceased.

(c) During the period of 10 days after any Determination Notice has been given by the Agent under clause 5.9(a) the Agent (after consultation with, and on behalf of, the Banks) shall negotiate with UPCF with a view to agreeing an alternative basis for calculating interest and/or for funding Drawings. Any such basis agreed between the Agent (with the consent of the Banks) and UPCF shall take effect in accordance with its terms. If an alternative basis is not so agreed during such period of 10 days each Bank shall certify an alternative basis (the "Substitute Basis") for making available or, as the case may be, maintaining its contribution to the Drawing. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including Additional Cost, if any, to such Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the circumstances specified in clause 5.9(a)(iii) and either 5.9(a)(i) or (ii) do not apply whereupon the normal interest rate fixing provisions of this Agreement shall apply.

Repayment, prepayment and cancellation

6.1      Repayment of Revolving Drawings

         The Borrowers agree to repay each Revolving Drawing in respect of which the Revolving Period End Date falls prior to the last day of the Facility A Revolving Period on such Revolving Period End Date in the currency in which it is denominated.

6.2      Reduction of Tranche A Commitment

         Each Borrower shall repay the Tranche A Revolving Drawings so that the Facility A Outstandings on each date specified in column (1) below are not more than the Euro Amount specified in column (2) below opposite the relevant date (each, a "Reduction Date"):

                               (1)                            (2)
                               Date                       Euro Amount
                                                         (Euro  000)
         30 June 2002                                       727,500
         30 September 2002                                  705,000
         31 December 2002                                   682,500
         31 March 2003                                      652,500
         30 June 2003                                       622,500
         30 September 2003                                  592,500
         31 December 2003                                   562,500
         31 March 2004                                      525,000
         30 June 2004                                       487,500
         30 September 2004                                  450,000
         31 December 2004                                   412,500
         31 March 2005                                      365,625
         30 June 2005                                       318,750
         30 September 2005                                  271,875
         31 December 2005                                   225,000
         31 March 2006                                      178,125
         27 July 2006                                          0

         The Tranche A Commitments of each Bank shall be reduced on each Reduction Date accordingly and the Facility A Outstandings shall not thereafter exceed the amount set opposite such Reduction Date.

6.3      Repayment of the Facility B Loan

         The Borrowers shall repay the Term Drawings so that the Facility B Outstandings on each date specified in column (1) below are not more than the Euro Amount specified in column (2) below opposite the relevant date (each a "Reduction Date").

                               (1)                            (2)
                              Date                        Euro Amount
                                                          (Euro 000)

         30 June 2002                                       242,500

         30 September 2002                                  235,000

         31 December 2002                                   227,500

         31 March 2003                                      217,500

         30 June 2003                                       207,500

         30 September 2003                                  197,500

         31 December 2003                                   187,500

         31 March 2004                                      175,000

         30 June 2004                                       162,500

         30 September 2004                                  150,000

         31 December 2004                                   137,500

         31 March 2005                                      121,875

         30 June 2005                                       106,250

         30 September 2005                                  90,625

         31 December 2005                                   75,000

         31 March 2006                                      59,375

         27 July 2006                                          0

6.4      Voluntary prepayment

         Any Borrower may, without premium or penalty, prepay any Drawing made to it (in whole or in part provided that, in the case of part, the Euro Amount of such part is a minimum of Euro 10,000,000 and, in the case of Drawings made in euro, an integral multiple of Euro 5,000,000) at any time subject to the provisions of this clause 6. Any amount prepaid pursuant to this clause 6.4 shall be applied against the Facility A Outstandings and the Facility B Outstandings in a proportion of 3:1. If it is not possible to apply the amount prepaid in such proportion because there are insufficient Facility A Outstandings, or, as the case may be, Facility B Outstandings, any amount that cannot be applied against the Facility A Outstandings shall be applied against the Facility B Outstandings and vice versa. Each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.2 shall be reduced by each amount prepaid under this clause 6.4 on or after 30 June 2002 in respect of the Facility A Outstandings. Each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.3 shall be reduced by each amount prepaid under this clause 6.4 in respect of the Facility B Outstandings.

6.5      Additional voluntary prepayment

         The Borrowers may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 5.9, 8.5, 8.6 and 15.2, the Contribution of any Bank to which any Borrower shall have become obliged to pay additional amounts under clause 5.9, 8.5 or 15.2. Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and the amount of the Total Commitments shall be reduced accordingly. Any amount prepaid pursuant to this clause 6.5 shall be applied against the Facility A Outstandings to the extent of the relevant Bank's Facility A Outstandings and the Facility B Outstandings to the extent of the relevant Bank's Facility B Outstandings. Each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.2 shall be reduced by each amount prepaid under this clause 6.5 in respect of the Facility A Outstandings. Each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.3 shall be reduced by each amount prepaid under this clause 6.5 in respect of the Facility B Outstandings.

6.6      Mandatory prepayment

(a) The Borrowers shall be obliged to prepay the Loan in whole within 5 Banking Days of written request from the Agent (which it shall give unless otherwise instructed by all of the Banks in the case of (A) below and the Majority Banks in the case of (B) below) following the occurrence of a Change of Ownership. For the purpose of this clause 6.6(a), "Change of Ownership" means any of (A) UPC (i) is not or ceases to be the direct or indirect legal and beneficial owner of more than 50 per cent. of the issued share capital of UPCF or (ii) ceases to Control UPCF or (B) UGC ceases (i) directly or indirectly to own more than 50 per cent. of the issued share capital of UPC and (ii) to Control UPC.

(b) Without prejudice to the obligations of the Borrowers under paragraph (a) above and subject to the terms of the Security Deed, if UPC disposes of any part of its interest in the equity share capital of UPCF, (unless otherwise agreed in writing by the Agent acting on the instructions of the Majority Banks) the Borrowers undertake to prepay the Loan in an amount equal to the net proceeds of such disposal or the cash equivalent thereof.

(c) The Borrowers undertake (unless otherwise agreed in writing by the Agent acting on the instructions of the Majority Banks), subject to the terms of the Security Deed, to apply and to procure the application of all of the proceeds of all disposals or the cash equivalent thereof (other than under paragraphs (i) to (ix) inclusive and (x)(A) of the definition of Permitted Disposals) made by any member of the Restricted Group of assets comprising or contributing in aggregate a percentage value of (A) 20 per cent. or more of the total assets, revenues or EBITDA of the Restricted Group (taken as a whole) in prepayment of the Loan (or, if less the amount of the Loan) and
     (B) not less than 10 per cent. but not more than 20 per cent. of the total assets, revenues or EBITDA of the Restricted Group (taken as a whole) in prepayment of the Loan (or, if less the amount of the Loan) unless in the case of (B) only the entire amount of such proceeds are, within 12 months of receipt, reinvested in the business of the Restricted Group in which event the percentage value of such assets shall not be taken into account for the purposes of this clause 6.6(c). Prior to being reinvested in the business of the Restricted Group, the entire amount to be reinvested shall be either (i) used to prepay the Loan (and, for the avoidance of doubt, the Borrowers shall not be required to cancel a corresponding amount of the Facility A Commitments) or (ii) deposited with the Agent or as the Agent may reasonably direct in an account (or accounts) bearing interest at rates customarily offered by the Agent in such circumstances on terms that the principal amount so deposited may only be released by the making of the relevant payment or payments by which such amount will be reinvested in the business of the Restricted Group.

                  For the purposes of this clause 6.6(c) and the definition of "Permitted Disposal", "percentage value" of an asset disposed of means the percentage of the total assets, revenues or EBITDA of the Restricted Group (as the case may be) attributable to such asset in respect of the financial year (in the case of revenues or EBITDA) or as at the end of the financial year (in the case of total assets) immediately preceding the financial year in which the asset is disposed of and for the avoidance of doubt the value of assets disposed of will be calculated on an increasing percentage basis such that any percentage value will automatically be added to the percentage value of any subsequent disposal. For the purpose of this clause 6.6(c) all calculations shall be by reference to the annual consolidated financial statements of UPCF or, as the case may be, the annual combined financial statements of the Restricted Group required to be produced pursuant to this Agreement.

(d) The Borrowers undertake (unless otherwise agreed in writing by the Agent acting on the instructions of the Majority Banks) to apply or procure the application of 50 per cent. of Excess Cash Flow (if any) in respect of each financial year of the Restricted Group commencing with the financial year ending on 31st December, 2003 in prepayment of the Loan provided that (i) no such prepayment shall be required to be made if the then applicable ratio for the purpose of clause 12.1(b) is 3.5:1 (or less) and (ii) no such prepayment shall be required if the amount of Excess Cash Flow in respect of the relevant financial year is less than Euro 5,000,000.

(e) Each amount to be prepaid under paragraphs (b), (c) and (d) above shall be deposited immediately with the Agent or as the Agent may reasonably direct in an account (or accounts) bearing interest at rates customarily offered by the Agent in such circumstances on terms that the principal amount so deposited may only be released by making the relevant prepayment on Interest Payment Dates falling immediately thereafter in accordance with clause 6.6(f) until the prepayment obligations under paragraphs (b), (c) and (d) above have been satisfied.

(f) Each amount to be prepaid under paragraphs (b), (c) and (d) above shall be applied against the Facility A Outstandings and the Facility B Outstandings in a proportion of 3:1. If it is not possible to apply the amount prepaid in such proportion because there are insufficient Facility A Outstandings, or, as the case may be, Facility B Outstandings, any amount that cannot be applied against the Facility A Outstandings shall be applied against the Facility B Outstandings and vice versa. The Facility A Total Commitments and each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.2 shall be reduced by the amount prepaid under paragraphs (b),
     (c) or (d) above in respect of the Facility A Outstandings. The Facility B Total Commitments and each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.3 shall be reduced by the amount prepaid under paragraphs (b), (c) or (d) above in respect of the Facility B Outstandings.

(g) Subject to clause 6.6(f), if on any Interest Payment Date following the making of a deposit pursuant to clause 6.6(e):

(A) the deposit is less than the amount of the Drawings under the relevant Facility whose Interest Periods end on such date, the relevant Borrower may select against which Drawing or Drawings under such Facility the prepayment is to be made and the proportion of the relevant amount to be prepaid on each such Drawings but shall ensure that the full amount required to be applied is so applied in prepayment; or

(B) the deposit is equal to or greater than the amount of the Drawings under the relevant Facility whose Interest Periods end on such date, the Borrowers shall prepay, or procure the prepayment of, each such Drawing on such date.

(h) If the proceeds of disposals of assets comprising or contributing in aggregate a percentage value of less than 10 per cent. of the total assets, revenues or EBITDA of the Restricted Group are either (i) reinvested in the business of the Restricted Group within 12 months of receipt or (ii) deposited immediately with the Agent and applied in prepayment of the Facility A Outstandings and the Facility B Outstandings and reduction of the Facility A Total Commitments and the Euro Amount in respect of each subsequent Reduction Date specified in clause 6.2 and reduction of the Facility B Total Commitments and the Euro Amount in respect of each subsequent Reduction Date specified in clause 6.3 in accordance with the mechanics set out in clause 6.6(e) and (f), the percentage value of such assets shall not be taken into account for the purposes of clause 6.6(c) or paragraph (x)(A) of the definition of Permitted Disposal.

(i)      Cancellation

                  For the avoidance of doubt, and without prejudice to any other provision of this Agreement, on the date upon which any mandatory prepayment under clause 6.6(a) is required to be made the Facility A Total Commitments shall be automatically reduced to zero.

6.7      Application and amounts payable on prepayment

         Any prepayment under this Agreement shall be made in the currency in which the relevant Drawing is then denominated together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under clause 5.9, 8.5 or 15.2; and (c) all other sums payable by the relevant Borrower to the relevant Bank under this Agreement including, without limitation, any accrued commitment commission payable under clause 7.1(c) on any undrawn amount that is cancelled at the same time as such prepayment and any amounts payable under clause 14.1.

6.8      Notice of prepayment

         No prepayment may be effected under this clause 6 (other than following written request from the Agent under clause 6.6(a)) unless the relevant Borrower shall have given the Agent at least three Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on the date specified. No amount prepaid pursuant to clause
         6.6 or at any time in respect of Facility B may be reborrowed. The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

6.9      Cancellation of Commitments

         The Borrowers may at any time by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than three Banking Days after the receipt by the Agent of such notice the whole or any part (being Euro 10,000,000 or any larger sum which is an integral multiple Euro 5,000,000) of the Facility A Total Commitments which is not then outstanding or requested in a Drawdown Notice in respect of which a Drawing has not been made. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Facility A Commitment of each Bank shall be reduced proportionately. The Facility A Total Commitments shall be automatically reduced by the amount cancelled and each Euro Amount in respect of each subsequent Reduction Date specified in clause 6.2 shall be reduced by the amount so cancelled.

Fees and expenses

7.1      Fees

         UPCF shall pay to the Agent whether or not any part of the Commitments is ever drawn:

(a) on the earlier of (i) the date of the first Drawing and (ii) the date falling ten Banking Days after the date of this Agreement, for the account of the Joint Arrangers, an arrangement fee of an amount agreed between the Borrowers and the Joint Arrangers in a letter dated the date hereof;

(b) on the earlier of (i) the date of the first Drawing and (ii) the date falling ten Banking Days after the date of this Agreement, and on each anniversary of the date of this Agreement until all moneys owing under this Agreement have been paid in full, for the account of the Agent, an agency fee of an amount agreed between the Borrowers and the Agent in a letter dated the date hereof; and

(c) for the account of each Bank, a commitment commission in respect of that Bank's Facility A Commitment on a daily basis in arrears on each Quarter Day after the date of this Agreement and on the Final Repayment Date at the rate of 0.50 per cent. per annum on the daily undrawn and uncancelled amount of such Bank's Facility A Commitment.

7.2      Expenses

         UPCF shall pay to the Agent on demand:

(a) all reasonable expenses (including reasonable legal, printing and out-of-pocket expenses) incurred by the Agent, the Security Agent, and the Joint Arrangers in connection with the negotiation, preparation and execution of this Agreement and the Security Documents, the syndication of the Facilities and the preparation and distribution of the Information Memorandum and of any amendment or extension of, or the granting of any waiver or consent under, this Agreement or the Security Documents together with interest at the rate referred to in clause 5.6 from the date of demand for payment of such expenses to the date of payment (as well after as before judgment); and

(b) all expenses (including legal and out-of-pocket expenses) incurred by the Secured Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or bona fide attempted enforcement of, or preservation or bona fide attempted preservation of any rights under, this Agreement and/or the Security Documents, including, without limitation, after the occurrence of an Event of Default or if otherwise agreed with UPCF, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of UPCF or any member of the Restricted Group, or otherwise in respect of the moneys owing under this Agreement and/or the Security Documents, together with interest at the rate referred to in clause 5.6 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3      Value Added Tax

         All fees and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any value added tax payable by the relevant Secured Party in respect of such fees and expenses.

7.4      Stamp and other duties

         UPCF shall pay all stamp, documentary, registration or other similar duties or Taxes (including any such duties or Taxes payable by, or assessed on, any Secured Party) imposed on or in connection with this Agreement and/or the Security Documents or the Facilities (other than those imposed by reason of any assignment or novation by any Bank).

7.5      Indemnity

         UPCF shall indemnify the relevant Secured Party against any liability arising by reason of any delay or omission by UPCF to pay such duties or Taxes under clause 7.4.

Payments and Taxes; accounts and calculations

8.1      No set-off or counterclaim; distribution to the Banks

         All payments to be made by the Obligors under this Agreement and/or the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.5, free and clear of any deductions or withholdings, in euros or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose. Save where the Security Deed otherwise provides or where this Agreement and/or the Security Documents provide for a payment to be made for the account of a particular Bank (including, without limitation, clauses 6.5, 7, 8.5, 14.1, 14.2, 15.1 and 15.2), in which case the Agent shall distribute the relevant payment to the Bank concerned, or for the account of the Agent (for its own account), the Joint Arrangers or the Security Agent payments to be made by any Obligor under this Agreement and/or the Security Documents shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

8.2      Payments by the Banks

         All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in euros or the relevant Optional Currency on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Drawdown Notice.

8.3      Non-Banking Days

         When any payment under this Agreement would otherwise be due or any reduction in the Total Commitments pursuant to clause 6 would otherwise be effected on a day which is not a Banking Day, the due date for payment or the date of such reduction shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day. If any date or day specifically referred to in this Agreement is not a Banking Day all references thereto shall be deemed to be to the immediately preceding Banking Day.

8.4      Agent may assume receipt

         Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or reasonable expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

8.5      Grossing-up for Taxes

         Subject to clause 8.6, at any time any Obligor is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement and/or the Security Documents for the account of any Secured Party (or if the Agent or the Security Agent is required to make any such deduction or withholding from a payment to any other Secured Party), the sum due from the relevant Obligor in respect of such payment shall, subject to the relevant Secured Party's compliance with clause 8.8(b), be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Secured Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Obligor shall indemnify each Secured Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

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8.6      Qualifying Banks

         If any Secured Party is not or ceases to be a Qualifying Bank then it shall promptly notify the relevant Obligor upon becoming aware of the same and the relevant Obligor shall not be obliged to pay such Secured Party under clause 8.5 any amount in excess of the amount it would have been obliged to pay if such Secured Party was or had not ceased to be a Qualifying Bank provided that this clause 8.6 shall not apply (and the relevant Obligor shall be obliged to comply with its obligations under clause 8.5) if after today's date there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation, any applicable double tax treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Secured Party ceases to be a Qualifying Bank or the relevant Obligor will be required to make deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank. Each Secured Party confirms to each of the Obligors that it is, as at the date of this Agreement, a Qualifying Bank.

8.7      Claw-back of Tax benefit

         If following any such deduction or withholding as is referred to in clause 8.5 any Secured Party shall receive or be granted a credit against or remission for any Taxes payable by it, the relevant Secured Party shall, subject to the relevant Obligor having made any increased payment in accordance with clause 8.5 and to the extent that the relevant Secured Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the relevant Secured Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as the relevant Secured Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the relevant Secured Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon the relevant Security Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Secured Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Obligors shall not, by virtue of this clause 8.7, be entitled to enquire about any Secured Party's tax affairs.

8.8      Certification to secure a Tax benefit

         If, in order to make any payment due under this Agreement and/or any Security Document to any Secured Party without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, any Obligor requires a direction from or the consent of a government or taxing authority:

(a) the relevant Obligor agrees to use its reasonable endeavours to complete (accurately and in a manner reasonably satisfactory to such Secured Party), execute, arrange for any required certification of, and deliver to such Secured Party or such government or taxing authority as such Secured Party reasonably directs, any form or document reasonably required of it, and to provide such information that such Secured Party or such government or taxing authority may reasonably require or request in order to assist or enable such Secured Party to secure that such a direction or consent is given to the relevant Obligor in respect of any payment. Each Obligor shall perform its obligations under this sub-paragraph (a) as soon as reasonably practicable following the earlier of:

     (i) being notified that the form, document or information is required or reasonably requested; and

     (ii) reasonable demand being made by such Secured Party or the demand by the relevant government or taxing authority, as the case may be;

(b) each Secured Party agrees to use its reasonable endeavours to complete (accurately and in a manner reasonably satisfactory to the relevant Obligor), execute, arrange for any required certification of, and deliver to the relevant Obligor, or such government or taxing authority as the relevant Obligor may reasonably direct, any form or document reasonably required of it, and to provide such information that the relevant Obligor or such government or taxing authority may reasonably require or request in order to assist or enable the relevant Obligor to secure that such a direction or consent is given to the relevant Obligor in respect of any payment. The obligations of the Secured Parties under this sub-paragraph
     (b) shall be performed within 30 days of reasonable demand by the relevant Obligor.

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8.9      Bank accounts

         Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Drawing and other sums owing by each Borrower under this Agreement and all payments in respect thereof made by the Obligors from time to time. The control accounts shall be prima facie evidence of the amount from time to time owing by the Borrowers under this Agreement.

8.10     Partial payments

         If, on any date on which a payment is due to be made by any Obligor under this Agreement and/or the Security Documents, the amount received by the Agent from the relevant Obligor falls short of the total amount of the payment due to be made by the relevant Obligor on such date then, without prejudice to any rights or remedies available to the Secured Parties under this Agreement and/or the Security Documents, the Agent shall apply the amount actually received from the relevant Obligor in or towards discharge of the obligations of the Borrowers under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the relevant Obligor:

(a) firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement and/or the Security Documents;

(b) secondly, in or towards payment to the Joint Arrangers of any portion of the arrangement fee payable under clause 7.1(a) which remains unpaid, to the Agent of any portion of the agency fee payable under clause 7.1(b) which remains unpaid;

(c) thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 7.1(c) which shall have become due but remains unpaid;

(d) fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid;

(e) fifthly, in or towards payment to the Banks, on a pro rata basis, of any principal which shall have become due but remains unpaid; and

(f) sixthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

         The order of application set out in this clause 8.10(b)-8.10(f) shall be varied by the Agent if all Banks so direct, without any reference to, or consent or approval from, any of the Obligors.

8.11     Calculations

         All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of euros) a 360 day year or (in the case of an Optional Currency) in accordance with standard London interbank market practice in respect of calculating the numbers of days comprising a year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

8.12     Certificates conclusive

         Any certificate or determination of the Agent or any Secured Party as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Obligors and (in the case of a certificate or determination by the Agent) on the Secured Parties.

8.13     Reconventioning

         After consultation between the Agent, UPCF and the Banks and notwithstanding clause 18.11 the Agent (acting reasonably) shall be entitled to make such amendments to the provisions of this Agreement as it may determine to be necessary to conform them to market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever) then applicable to instruments denominated in euro.

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
         Any amendment so made to this Agreement by the Agent shall be promptly notified to the Banks and the Obligors by the Agent and shall be binding on all the Banks and the Obligors.

8.14     Effect of monetary union

         If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with Article 109j of the Treaty, then:

(a) any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in euro as the Agent may, by not less than five Banking Days' notice to the Obligors and the Banks to that effect, require;

(b) any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to
                  Article 109l(4) of the Treaty and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109l(4).

Guarantee

9.1      Limits of Guarantee

          Notwithstanding the provisions of clause 9.2 to 9.17 inclusive, the following limitations shall apply to the relevant Guarantors:

(a)      Belgium

                  The liability of Radio Public under the Guarantee shall be limited to the amount that has been on-lent to Radio Public from time to time from Drawings made to the Borrowers, together with the amount of any Drawings which have been applied by the relevant Borrower in satisfaction of obligations of Radio Public.

(b)      Netherlands

                  Notwithstanding any provision to the contrary under this clause 9, the total amount that can be recovered from the Guarantors incorporated in The Netherlands under this Guarantee shall not at any time exceed 85% of the net asset value (Netto Vermogens Waarde) of the relevant Guarantor from time to time as reflected in the latest audited approved financial statements proceeding the date of payment by the Guarantor under this Guarantee provided that determining net asset value for these purposes any loans or balances due from the Guarantor to any member of the Restricted Group, shall be treated as if such amounts have been subscribed by way of equity share capital in the Guarantor and should not be treated as reducing the gross assets. For the purpose of this clause 9.1(b), all terms used herein shall have the meaning usually given to them in accordance with Dutch accounting laws and rules consistently applied.

9.2      Covenant to pay

         In consideration of the Banks making or continuing to make available Drawings to the Borrowers pursuant to this Agreement and the High Yield Hedging Banks entering into the High Yield Hedging Arrangements, the Guarantors hereby irrevocably and unconditionally but subject always to the provisions of clause 9.1:

(a) jointly and severally guarantee in favour of the Security Agent on behalf of each Secured Party on demand (which demand may only be given following the making of demand on the relevant Borrower) the due performance by the Borrowers or UPC of all of their respective obligations under or pursuant to the Finance Documents; and

(b) jointly and severally guarantee in favour of the Security Agent on behalf of each Secured Party on demand (which demand may only be given following the making of demand on the relevant Borrower) the payment of all moneys now or hereafter due, owing or incurred by the Borrowers or UPC under or pursuant to the Finance Documents when the same become due whether by acceleration or otherwise.

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9.3      Guarantors as principal debtors; indemnity

         As a separate and independent stipulation, but subject always to the provisions of clause 9.1, the Guarantors jointly and severally agree that if any purported obligation or liability of any member of the Restricted Group or UPC which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such member of the Restricted Group or UPC on any ground whatsoever whether or not known to the Secured Parties, or any of them, (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such member of the Restricted Group or UPC or any legal or other limitation, or any disability or Incapacity or any change in the constitution of any relevant member of the Restricted Group or UPC) the Guarantors shall nevertheless be jointly and severally liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and such Guarantor was the principal debtor in respect thereof. The Guarantors hereby irrevocably and unconditionally jointly and severally agree to indemnify and keep indemnified the Secured Parties against any loss or liability arising from any failure of any member of the Restricted Group or UPC to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against any member of the Restricted Group or UPC (subject to the provisions of clause 9.1).

9.4      No security taken by Guarantors

         The Guarantors hereby jointly and severally warrant that they have not taken or received, and undertake that until all the Guaranteed Liabilities have been paid or discharged in full, they will not take or receive, the benefit of any security from any other Obligor, UPC or any other person in respect of their obligations under this Guarantee save as may be agreed by the Majority Banks.

9.5      Interest

         Each Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 5.6. Such interest shall be compounded at the end of each period determined for this purpose by the Agent in the event of it not being paid when demanded but without prejudice to the Security Agent's right to require payment of such interest.

9.6      Continuing security and other matters

         This Guarantee shall:

(a) extend to the ultimate balance from time to time owing to the Secured Parties by the members of the Restricted Group and UPC and shall be a continuing guarantee, notwithstanding any settlement of account or other matter whatsoever;

(b) be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Secured Parties or any of them; and

(c) not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Secured Parties or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

9.7      New accounts

         If this Guarantee ceases to be continuing for any reason whatsoever each Secured Party may nevertheless continue any account of any member of the Restricted Group or UPC or open one or more new accounts and the liability of each Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

9.8      Liability unconditional

         The liability of each Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

(a) the Incapacity or any change in the name, style or constitution of any Obligor or UPC or any other person liable; or

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
(b) any of the Secured Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any other Obligor or UPC or any other person liable or renewing, determining, varying or increasing any accommodation, Facilities or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Obligor or UPC or any other person liable; or

(c) any act or omission which would not have discharged or affected the liability of such Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate such Guarantor.

9.9      Collateral Instruments

         None of the Secured Parties shall be obliged to make any claim or demand on the Borrowers or UPC or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by any of the Secured Parties in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall any of the Secured Parties be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

9.10     Waiver of Guarantors' rights

         Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Agent, it will not:

(a) exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or UPC or any other person liable; or

(b) demand or accept any security to be executed in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to such Guarantor from any other member of the Restricted Group or UPC or from any other person liable; or

(c) take any step or enforce any right against any Obligor or UPC or any other person liable in respect of any Guaranteed Liabilities; or

(d) exercise any right of set-off or counterclaim against any other Obligor or UPC or any other person liable or claim or prove or vote as a creditor in competition with any of the Secured Parties in the bankruptcy, liquidation, administration or other insolvency proceeding of any other Obligor or UPC or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or UPC or any other person liable or any other Collateral Instrument now or hereafter held by any of the Secured Parties of the Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor or UPC, as the case may be, on terms that the benefit of such proof and of all money received by it in respect thereof shall immediately be transferred to an account to be designated by the Security Agent for the Secured Parties and applied in or towards discharge of the Guaranteed Liabilities in accordance with the Security Deed.

9.11     Suspense accounts

         Any money received in connection with this Guarantee (whether before or after any Incapacity of any Obligor or UPC) may be placed to the credit of a suspense account with a view to preserving the rights of the Secured Parties to prove for the whole of their respective claims against any Obligor or UPC or any other person liable or may be applied in or towards satisfaction of the Guaranteed Liabilities in accordance with the Security Deed, save that if the amounts standing to the credit of the suspense account are at least equal to the Guaranteed Liabilities such amounts must be promptly applied in or towards satisfaction of the Guaranteed Liabilities in accordance with the Security Deed.

9.12     Settlements conditional

         Any release, discharge or settlement between any Guarantor and any of the Secured Parties shall be conditional upon no security, disposition or payment to any of the Secured Parties by any Obligor or UPC or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Secured Parties shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

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
9.13     Guarantors to deliver up certain property

         If, contrary to clauses 9.4 or 9.10, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Secured Parties and shall be delivered to the Security Agent on demand.

9.14     Retention of this guarantee

         The Secured Parties shall be entitled to retain this Guarantee until the irrevocable and unconditional payment or discharge of all the Guaranteed Liabilities and the reduction of the Total Commitments to zero in accordance with this Agreement.

9.15     Changes in constitution or reorganisations of Secured Parties

         For the avoidance of doubt and without prejudice to the provisions of clause 18, this Guarantee shall remain binding on each Guarantor notwithstanding any change in the constitution of the Secured Parties or any of them or their or its absorption in, or amalgamation with or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of the Security Agent, and any successor or additional Security Agent appointed pursuant to the Security Deed for the benefit of each Secured Party in the same manner as if such successor or additional Security Agent had been named in this guarantee as a party instead of, or in addition to the Security Agent.

9.16     Other Guarantors

         Each Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to this Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Secured Parties or any of them.

9.17     Acceding Guarantors

(a) Unless UPCF would still be in compliance with clause 11.1(w) without such entity becoming an Acceding Guarantor, UPCF shall procure that each entity which becomes a direct or indirect Subsidiary of UPCF after the date of this Agreement (whether or not it is a wholly owned Subsidiary of UPCF), which is not an Unrestricted Subsidiary or pursuant to the Restructuring, becomes an Acceding Guarantor, within 60 days of it becoming a Subsidiary of UPCF by delivering to the Agent a Guarantor's Deed of Accession duly executed by such Subsidiary and UPCF. If it would be unlawful for any such entity to become an Acceding Guarantor it shall not be required to become an Acceding Guarantor provided that UPCF procures that other members of the Restricted Group become Acceding Guarantors in accordance with the terms of this clause 9.17 within 60 days of UPCF becoming aware of such unlawfulness so as to ensure compliance with clause 11.1(w).

(b) On or prior to the date of any transfer, sale or disposal by an Obligor to a member of the Restricted Group which is not an Obligor, UPCF shall deliver to the Agent a Guarantor's Deed of Accession duly executed by such member of the Restricted Group and UPCF.

(c) UPCF shall procure that, at the same time as a Guarantor's Deed of Accession is delivered to the Agent, there is delivered to the Agent all the documents and evidence listed in schedule 9, part B in respect of the relevant Subsidiary or member of the Restricted Group, as the case may be, in each case in form and substance satisfactory to the Agent acting reasonably provided that a Share Security, as referred to in paragraph (b) of part B of schedule 9 and the relevant supporting documentation shall not be required to be delivered to the Agent where the relevant Subsidiary or member of the Restricted Group is becoming a member of the Restricted Group other than to ensure compliance with clause 11.1(w).

(d) Delivery of a Guarantor's Deed of Accession duly executed by an Acceding Guarantor and UPCF constitutes confirmation by the relevant Acceding Guarantor (with respect to itself only) that the representations and warranties set out in clauses 10.1 and 10.2 to be made by it on the date of the Guarantor's Deed of Accession in accordance with clause 10.4 are correct as if made by it with reference to the facts and circumstances then existing.

(e) Each Acceding Guarantor, before entering into such a Guarantor's Deed of Accession, shall comply with all relevant legislation in its country of incorporation, to the satisfaction of the Agent, to ensure that the proposed guarantee to be given is in compliance with any relevant provisions of such legislation and to ensure that the proposed guarantee to be given is to be legal valid and binding on the proposed Acceding Guarantor.

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
(f) Each Secured Party irrevocably authorises the Security Agent to countersign each Guarantor's Deed of Accession on its behalf without any further consent of, or consultation with, any of the other Secured Parties.

(g) Each of the other Obligors irrevocably authorises UPCF to countersign each Guarantor's Deed of Accession on its behalf without any further consent of or consultation with, any of the other Obligors.

Representations and warranties

10.1     Repeated representations and warranties

         Each Obligor in respect of itself and its Material Subsidiaries which are members of the Restricted Group represents and warrants to each of the Secured Parties that:

(a)      Due incorporation

                  all of the members of the Restricted Group which are not Immaterial Subsidiaries are duly incorporated and validly existing under the laws of the respective countries of their incorporation and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

(b)      Power to borrow etc.

                  each Obligor has power to execute, deliver and perform its obligations under this Agreement and the Security Documents to which it is a party and, in the case of the Borrowers, to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrowers to borrow or on the powers of any Guarantor to give guarantees will be exceeded as a result of borrowings under this Agreement, the issue of Telekabel Notes or as a result of the giving of the Guarantee (in the case of any Guarantor as limited, where appropriate, by clause 9.1);

(c)      Binding obligations

                  this Agreement constitutes and any Telekabel Notes issued by it and the Security Documents to which it is a party, when executed and delivered by the relevant Obligor will constitute, valid and legally binding obligations of such Obligor enforceable in accordance with their respective terms subject to the qualifications contained in the legal opinions referred to in schedule 3 and mandatory provisions of law affecting creditors rights generally;

(d)      No conflict with other obligations

                  the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement, any Telekabel Notes and the Security Documents to which it is a party by the Obligors will not (i) contravene in any material respect any existing material applicable law, statute, rule or regulation or any judgment, decree or permit to which any Obligor is subject, (ii) conflict with, or result in any material breach of any of the terms of, or constitute a default under, any material agreement or other instrument to which any Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of any Obligor's constitutive documents or
                  (iv) save for the Encumbrances granted to the Secured Parties pursuant to the Security Documents, result in the creation or imposition of or oblige any member of the Restricted Group which is not an Immaterial Subsidiary to create any Encumbrance (other than a Permitted Encumbrance) on any member of the Restricted Group's undertakings, assets, rights or revenues;

(e)      No litigation

                  save as set out in the Disclosure Letter, no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any Obligor, threatened against any member of the Restricted Group which is not an Immaterial Subsidiary in which there is a reasonable likelihood of an adverse determination, and which if adversely determined against such member of the Restricted Group which is not an Immaterial Subsidiary would or is reasonably likely to have a Material Adverse Effect;

(f)      Financial statements correct and complete:

     (i) the audited consolidated financial statements of the UPC Group in respect of the financial year ended on 31 December 1998 and the financial statements of the relevant members of the Restricted Group which have been used in the preparation of the pro forma unaudited combined financial statements of the Restricted Group in respect of the financial year ended on 31st December 1998, which consolidated financial statements of the UPC Group and combined financial statements of the Restricted Group have each been delivered to the Agent, have been prepared in accordance with GAAP (except that the combined financial statements for the Restricted Group do not include all consolidated Subsidiaries to the extent that there are any Unrestricted Subsidiaries) which principles have been consistently applied and, in conjunction with the footnotes thereto, present fairly in all material respects in accordance with GAAP the consolidated financial position of the UPC Group and the combined financial position of the Restricted Group respectively as at such date and the consolidated results of the operations of the UPC Group and the combined results of the operations of the Restricted Group respectively for the financial year ended on such date; and

     (ii) the unaudited Quarterly Management Accounts for the UPC Group and the Restricted Group respectively in respect of the Quarterly Period ended 31st March 1999 as delivered to the Agent have been prepared in accordance with GAAP (other than year end adjustments and absence of footnotes) which principles have been consistently applied and present fairly in all material respects in accordance with GAAP the results of the operations of the UPC Group and the Restricted Group for such Quarterly Period as at such date.

10.2     Further representations and warranties

         Each Obligor in respect of itself and its Material Subsidiaries which are members of the Restricted Group further represents and warrants to each of the Secured Parties that:

(a)      Choice of law

                  the choice by the Obligors of English law to govern this Agreement and any Telekabel Note and the submission by the Obligors to the non-exclusive jurisdiction of the High Court of Justice in England are valid and binding;

(b)      Intellectual Property Rights:

     (i) the Intellectual Property Rights owned by or licensed to each member of the Restricted Group which is not an Immaterial Subsidiary are free from material rights or interests in favour of third parties;

     (ii) the Intellectual Property Rights owned by or licensed to each member of the Restricted Group which is not an Immaterial Subsidiary are all the Intellectual Property Rights required by them in order to carry on, maintain and operate in all material respects their respective businesses, properties and assets and no member of the Restricted Group which is not an Immaterial Subsidiary in carrying on its business, to its knowledge, infringes any Intellectual Property Rights of any third party where any action taken by such third party in respect of any such infringement would or is reasonably likely to have a Material Adverse Effect; and

     (iii)to the knowledge of the Obligor, no Intellectual Property Rights owned by any member of the Restricted Group which is not an Immaterial Subsidiary are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights which, in either case would or is reasonably likely to have a Material Adverse Effect;

(c)      Copyright matters

                  each member of the Restricted Group which is not an Immaterial Subsidiary has obtained all consents and taken all other action required in connection with the secondary transmission by it of any broadcast television signals (other than where failure to do so would or is reasonably likely to have a Material Adverse Effect) and no member of the Restricted Group which is not an Immaterial Subsidiary has any knowledge, nor is it aware of any claim, that it is or may be liable to any person for any copyright infringement of any nature whatsoever as a result of the operation of its business which liability would or is reasonably likely to have a Material Adverse Effect;

(d)      Environmental Matters

                  after due enquiry, no Environmental Claim is, to the knowledge of any member of the Restricted Group which is not an Immaterial Subsidiary, pending, threatened or existing which has or is reasonably likely to have a Material Adverse Effect;

(e)      Year 2000 Issue

                  there is an ongoing review of the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for each member of the Restricted Group which is not an Immaterial Subsidiary or used or relied upon in the conduct of the business of each member of the Restricted Group which is not an Immaterial Subsidiary (including systems and equipment supplied by others or with which such computer systems of such member of the Restricted Group which is not an Immaterial Subsidiary interface). The costs to the Restricted Group of any reprogramming required in respect of the systems and equipment owned or operated by any member of the Restricted Group which is not an Immaterial Subsidiary as a result of the Year 2000 Issue to permit the proper functioning of, and the proper processing of data by such systems and equipment, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Restricted Group (including reprogramming errors and the failure of systems or equipment supplied by others) are not expected to result in an Event of Default or to have a Material Adverse Effect;

(f)      Shares

                  all shares issued by each member of the Restricted Group have been validly allotted;

(g)      Works councils

                  if any works council has been instituted by an Obligor, all action has been taken by or in relation to such works council necessary to authorise the performance by the Obligors of their respective obligations under this Agreement and the Security Documents;

(h)      No Default

                  no Default has occurred and is continuing.

10.3     First Drawing representations and warranties

         Each Obligor in respect of itself and its Material Subsidiaries which are members of the Restricted Group further represents and warrants to each of the Secured Parties as at the date of the first Drawing or, in the case of clause 10.3(h) only, as at the date of the Information Memorandum, that:

(a)      No filings required

                  save for the filings, registrations and notarisations obtained by the relevant Obligor referred to in the legal opinions referred to in schedule 3 and subject to any reservations contained in such legal opinions, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, any Telekabel Note or the Security Documents that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement, any Telekabel Notes or any of the Security Documents and this Agreement, the Telekabel Notes and the Security Documents are in proper form for their enforcement in the courts of any Relevant Jurisdiction;

(b)      Principal Agreements:

(i) the Principal Agreements which have been entered into on or prior to the date of this Agreement are in full force and effect; and

(ii) save as set out in the Disclosure Letter, to the best of its knowledge and belief after due enquiry, (1) no party is in breach of any material term thereof and
                           (2) there is no material dispute subsisting between the parties thereto;

(c)      Compliance with laws

                  to the best of its knowledge and belief after due enquiry, each member of the Restricted Group which is not an Immaterial Subsidiary is in compliance in all material respects with all material laws (including Telecommunications and Cable Laws) applicable to it but excluding, for these purposes only, breaches of Telecommunications and Cable Laws which have been expressly waived by the relevant regulatory authority;

(d)      No material adverse change

                  there has been no material adverse change in the consolidated financial position of the Restricted Group from that set forth in the financial statements referred to in clause 10.1(f)(i) and (ii) which in the reasonable opinion of the Agent would or is reasonably likely to have a Material Adverse Effect;

(e)      No dividends

                  save as set out in the Disclosure Letter, since 31st December 1998, no dividends (in cash or specie) of UPCF, Janco, Radio Public, CNA, Eurosat SRL, Kabel Net Holding AS, Kabel Net Brno AS or Belmarken or any other rights or benefits have been declared, made or paid by UPCF, Janco, Radio Public, CNA, Eurosat SRL, Kabel Net Holding AS, Kabel Net Brno AS or Belmarken;

(f)      Title to assets

                  save as set out in the Disclosure Letter, each member of the Restricted Group which is not an Immaterial Subsidiary (i) is the legal and/or beneficial owner of the percentage shareholding in each company shown on the structure chart set out in part A of schedule 13 in relation to which it is shown as a shareholder and (ii) is the legal and/or beneficial owner of or has the legal right to use all its material assets;

(g)      Consents obtained

                  every material consent, authorisation, licence or approval of or registration with or declaration to, governmental or public bodies or authorities of courts (other than Necessary Authorisations) required (subject to the reservations outlined in the legal opinions referred to in schedule 3) by each member of the Restricted Group which is not an Immaterial Subsidiary to authorise, or required by any member of the Restricted Group which is not an Immaterial Subsidiary in connection with, the execution, delivery, validity, enforceability or admissibility in evidence in its Relevant Jurisdiction of this Agreement, any Telekabel Notes and the Security Documents to which it is a party or the performance by each member of the Restricted Group which is not an Immaterial Subsidiary of their respective obligations under this Agreement, any Telekabel Notes and the Security Documents to which they are a party has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(h)      Information Memorandum

                  to the best of the Borrowers' knowledge after due inquiry, as of the date of the Information Memorandum:

(i) the factual information relating to the Restricted Group contained in the Information Memorandum is accurate in all material respects;

(ii) all projections and forecasts contained in the Information Memorandum were based on and arrived at after due and careful consideration and have been prepared by the Borrowers on the basis of assumptions that the Borrowers believed were reasonable as of the date of the projections;

(iii) there are no material facts or circumstances which have not been disclosed to the Banks in writing prior to the date of the Information Memorandum and which would make any material factual information referred to in (i) above untrue, inaccurate or misleading in any material respect as at the date of the Information Memorandum, or any such opinions, projections, or assumptions referred to in (ii) above misleading in any material respect as at the date of the Information Memorandum,

                  Notwithstanding the above, no representation is made in respect of (i) any information, facts, statements, opinions, projections, forecasts, demographic statistics or circumstances relating to the cable, media, telecommunications and data services industry as a whole, (ii) the research reports contained in Book Two of the Information Memorandum and (iii) any person other than any member of the Restricted Group. Further the Information Memorandum in respect of the High Yield Notes contained in Book 2 of the Information Memorandum was prepared after Book 1 of the Information Memorandum and as consequence may contain more up to date information about members of the Restricted Group;

(i)      Environmental Matters

                  each Obligor and other member of the Restricted Group which is not an Immaterial Subsidiary complies, in all respects, with all requirements of Environmental Laws where failure to do so has or is reasonably likely to have a Material Adverse Effect;

(j)      No Immunity

                  no member of the Restricted Group other than Immaterial Subsidiaries nor any of their respective assets is entitled to immunity on the grounds of sovereignty from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(k)      Financial Projections

                  the combined financial projections for the Restricted Group for the financial years ending 1999 to 2007 inclusive, the operating statistics projections for such financial years and the Management Base Case have been prepared based upon historical financial information and upon the assumptions set forth therein, which assumptions were reasonable at such time; and

(l)      Licences

                  save as set out in the Disclosure Letter, each member of the Restricted Group which is not an Immaterial Subsidiary has secured all Licences being those necessary for the Permitted Business in Belgium, Austria, Norway and Hungary, all such Licences are in full force and effect and each member of the Restricted Group which is not an Immaterial Subsidiary is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief after due enquiry, none of such Licences are the subject of any pending proceedings or revocation.

10.4     Repetition

         The representations and warranties in (i) clause 10.1 (so that (a) the representation and warranty in clause 10.1 (f)(i) shall for this purpose refer to the then latest audited consolidated financial statements of UPCF verified by the auditors to the Restricted Group and delivered to the Agent under clause 11.1 and to any annual audited combined financial statements of the Restricted Group required to be produced under clause 11.1 and (b) the representation and warranty in clause 10.1 (f)(ii) shall for this purpose refer to the then latest Quarterly Management Accounts delivered to the Agent under clause 11.1 and to any combined Quarterly Management Accounts of the Restricted Group required to be produced under clause 11.1) and (ii) clause 10.2, shall be deemed to be repeated by the Obligors on and as of each Drawdown Date as if made with reference to the facts and circumstances existing on each such date unless, in the case of a Revolving Drawing to be drawn on such Drawdown Date, such Revolving Drawing would not, if drawn, cause the aggregate Euro Amount of Revolving Drawings to exceed the aggregate Euro Amount of Revolving Drawings outstanding immediately prior to the making of that Revolving Drawing (after taking into account any Revolving Drawing due or due to be made or repaid on the Drawdown Date of such Revolving Drawing). In the case of an Obligor which becomes a party to this Agreement after the date hereof the representations and warranties in clause 10.1 (amended as set out above) and clause 10.2 (where applicable, in respect of itself only), shall be deemed to be made by that Obligor on the date that it executes a Guarantor's Deed of Accession as if made with reference to the facts and circumstances existing on such day.

Undertakings

11.1     Positive covenants

         Each Obligor in respect of itself and its Material Subsidiaries which are members of the Restricted Group undertakes with each of the Secured Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, it will:

(a)      Notice of Default etc.

                  procure that the Agent is promptly informed of (i) any Default and any potential breach of any of the undertakings set out in clause 12 forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing, (ii) (to the extent known to any member of the Restricted Group which is not an Immaterial Subsidiary) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator where any such proceedings, investigations or actions would, if adversely determined, have a Material Adverse Effect and (iii) any material dispute under any Principal Agreement where the other party to such Principal Agreement has threatened to terminate or cancel such Principal Agreement or withdraw services provided pursuant to such Principal Agreement;

(b)      Consents and licences

                  without prejudice to clauses 3 and 10.3, ensure that all action required to be taken by or in relation to any works council in relation to the Finance Documents is taken promptly and, for the avoidance of doubt, excluding such consents, licences and registrations required for the construction, installation and operation of the Cable Systems, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the material conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence, registration or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all its material obligations under this Agreement and the Security Documents;

(c)      Use of proceeds

                  use the proceeds of drawings under this Agreement exclusively for the purposes specified in clause 1.1;

(d)      Pari passu

                  ensure that its obligations under this Agreement and any Telekabel Note shall, without prejudice to the provisions of clause 11.2 or to the security intended to be created pursuant to the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e)      Business

                  engage solely in the Permitted Business and in the business of acting as the holder of shares and/or interests in other members of the Restricted Group (which shall include the raising of Permitted Borrowings and the on-lending of such Borrowed Money to its Subsidiaries in accordance with the provisions of this Agreement and the entry into of hedging arrangements on behalf of its Subsidiaries);

(f)      Financial statements

     (i) (in the case of UPCF) prepare annual audited consolidated financial statements of UPCF in accordance with GAAP and cause such financial statements to be reported on by its auditors and deliver to the Agent sufficient copies of the same together with the annual financial statements of each of Radio Public (unconsolidated), the Telekabel Austrian Entities (consolidated), Stipdon (consolidated), Janco (unconsolidated) and each Acceding Guarantor, used in the preparation of the annual audited consolidated financial statements of UPCF, for distribution to all of the Banks as soon as practicable but not later than 120 days (or 150 days if UPC or UPCF is in active discussions with its auditors and if such financial statements of UPCF would have been subject to a qualification (other than a qualification of a technical nature and the remedy for the matter giving rise to the qualification would have no effect on the results of the relevant members of the Restricted Group for the period to which such financial statements relate or on the financial position of the relevant member of the Restricted Group as at the end of such period) if delivered within 120 days) after the end of the financial year to which they relate provided that if at the end of the relevant financial year, UPCF and its Subsidiaries does not constitute the Restricted Group, UPCF shall also prepare annual audited combined financial statements in respect of the Restricted Group in accordance with GAAP other than by reason of the Unrestricted Subsidiaries being excluded in relation to the same period as the annual audited consolidated financial statements of UPCF and deliver to the Agent copies of such financial statements in accordance with the foregoing provisions of this clause 11.1(f))i); and

     (ii) procure that sufficient copies for all the Banks of the consolidated financial statements of UPC and its Subsidiaries in respect of each fiscal year and quarterly period on forms 10Q and 10K (respectively) as delivered to the Securities and Exchange Commission are delivered to the Agent within 120 days of the end of each fiscal year and 45 days of the end of each quarterly period;

(g)      Quarterly Management Accounts

                  (in the case of UPCF) in respect of each Quarterly Period commencing with the Quarterly Period ending 30th June, 1999 prepare unaudited consolidated Quarterly Management Accounts in respect of UPCF in accordance with GAAP but without footnotes and subject to normal year end adjustments and deliver a copy of the same to the Agent together with the Quarterly Management Accounts of each of Radio Public (unconsolidated), the Telekabel Austrian Entities (consolidated), Stipdon (consolidated), Janco (unconsolidated) and each Acceding Guarantor, used in the preparation of the Quarterly Management Accounts of UPCF for distribution to all of the Banks as soon as practicable but not later than 45 days after the Quarterly Period to which they relate (except in relation to the Quarterly Management Accounts in respect of the Quarterly Period ended 30 June 1999 which shall be delivered to the Agent as soon as practicable but not later than 75 days after such Quarterly Period) provided that if at the end of the relevant Quarterly Period, UPCF and its Subsidiaries does not constitute the Restricted Group, UPCF shall also prepare combined Quarterly Management Accounts in respect of the Restricted Group in relation to the same Quarterly Period in accordance with GAAP other than by reason of the Unrestricted Subsidiaries being excluded and deliver a copy of the same to the Agent for distribution to all of the Banks as soon as practicable but not later than 45 days after the Quarterly Period to which they relate;

(h)      Monthly information

                  (in the case of UPCF) in respect of each calendar month commencing with August 1999, prepare unaudited Monthly Information for each of:

(i)      Radio Public (unconsolidated),

(ii)     the Telekabel Austrian Entities (consolidated),

(iii)    Stipdon (consolidated),

(iv)     Janco (unconsolidated),

(v)      each Acceding Guarantor (unconsolidated); and

(vi)     the Restricted Group (combined)

                  and deliver a copy of the same to the Agent for distribution to all of the Banks as soon as practicable but not later than 45 days after the calendar month to which they relate;

(i)      Delivery of reports

                  deliver to the Agent, for distribution to the Banks, in each case at the time of issue thereof or (in the case of the Compliance Certificates referred to in (i) below) together with the audited financial statements prepared in respect of each financial year (in the case of a Compliance Certificate from the auditors of the Restricted Group) delivered pursuant to clause 11.1(f)(i) or Quarterly Management Accounts prepared in respect of each Quarterly Period (in the case of a Compliance Certificate from an Authorised Officer) delivered pursuant to clause 11.1(g) in respect of the financial period to which such Compliance Certificate relates:

(i) a Compliance Certificate from the auditors of the Restricted Group in respect of each financial year and an Authorised Officer of UPCF or UPC in respect of each Quarterly Period;

(ii) an Annual Budget for each financial year for the Restricted Group no later than the last day of the preceding financial year;

(j)      Change in basis of accounts

                  (in the case of UPCF) ensure that all financial statements delivered under clause 11.1(f) are prepared in accordance with GAAP and in accordance with the accounting principles and practices used in the preparation of the financial statements referred to in clause 10.1(f) and the 1999 Budget, including, without limitation, the cost capitalisation policy used therein, (the "Original Basis") consistently applied in respect of each financial year unless to do so would be inconsistent with then current GAAP (the "New Basis"). If the preparation of financial statements on the Original Basis is contrary to the New Basis then UPCF shall promptly notify the Agent in writing of the relevant change and (at the option of UPCF) shall either (1) prepare and deliver to the Agent audited financial statements on both the Original Basis and the New Basis (or shall prepare and deliver financial statements on the New Basis only but shall also prepare and deliver an audited reconciliation statement (a "Reconciliation Statement") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis) or (2) request the Agent to enter into good faith negotiations for such amendments (if any) as are necessary to the covenants contained in clause 12.1 and any other provisions of this Agreement affected by such change, in which event the Agent will enter into such negotiations for a period of not more than 60 days. If agreement is reached between UPCF and the Agent (acting on the instructions of the Majority Banks) within such period as to the amendment of any such covenants or provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which UPCF shall then be obliged to produce financial statements on the New Basis only. If no such agreement is reached then UPCF shall be obliged to prepare and deliver financial statements on both the Original Basis and the New Basis (or shall prepare and deliver audited financial statements on the New Basis accompanied by a Reconciliation Statement).

                  Where UPCF is under an obligation to deliver financial statements under clause 11.1(f) on both the Original Basis and the New Basis (or on the New Basis but accompanied by a Reconciliation Statement), Monthly Information and Quarterly Management Accounts shall also be delivered on both bases or on the New Basis but accompanied by a Reconciliation Statement.

                  All financial statements, Quarterly Management Accounts, Monthly Information and Reconciliation Statements delivered pursuant to this clause 11.1 (j) shall be delivered within the relevant time periods set out in clause 11.1.

                  The provisions of this clause 11.1 (j) shall also apply, mutatis mutandis, to the preparation and delivery of the Annual Budget under clause 11.1 (i)(ii);

(k)      Financial Year End

                  maintain a financial year end of 31 December for each member of the Restricted Group save with the prior written consent of the Agent acting on the instructions of the Majority Banks;

(l)      Authorised Officers

                  ensure that any new or replacement Authorised Officer has provided the Agent with evidence satisfactory to it of such new officer(s)' authority and a specimen of his or their signature(s) prior to signing any Compliance Certificates, Drawdown Notices, or any other notices, requests or confirmations referred to in this Agreement, any Telekabel Notes or relating to the Facilities;

(m)      Auditors

                  ensure that Arthur Andersen & Co. is appointed as auditor of each member of the Restricted Group, in the case of any member of the Restricted Group which is acquired after the date of this Agreement, as soon as practicable following such acquisition, and not change such appointment without appointing a major accounting firm of recognised international standing and repute;

(n)      Provision of further information

                  provide the Agent with such financial and other information concerning each member of the Restricted Group which is not an Immaterial Subsidiary and their respective affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably request;

(o)      Insurance

                  maintain insurance cover of a type and level which a prudent company in the same business would effect;

(p)      Inspection

                  if required by the Agent (acting on the instructions of the Majority Banks), at any time whilst an Event of Default is continuing, permit, to the extent it is able to do so, representatives of the Agent or any of the Banks upon reasonable prior written notice to UPCF or its relevant Subsidiary, after having made arrangements with UPCF so to do and after entering into a confidentiality undertaking if reasonably required by UPCF (a) visit and inspect the properties of any member of the Restricted Group which is not an Immaterial Subsidiary during normal business hours, (b) inspect its books and records other than records which the relevant member of the Restricted Group is prohibited by law or contract from disclosing to the Agent and/or any relevant Bank and (c) discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects provided that any such discussion with the auditors shall only be on the basis of the audited accounts of the Restricted Group and Compliance Certificates issued by the auditors;

(q)      Compliance with laws and regulations

                  comply with the terms and conditions of all laws (excluding Telecommunications and Cable Laws), regulations, agreements, licences and including, without limitation, all Environmental Laws and all Environmental Licences if the failure to comply therewith, would or is reasonably likely to have a Material Adverse Effect;

(r)      Taxes

                  file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or is otherwise subject to Taxation and will pay all Taxes shown to be due and payable on such returns or any assessments made against it within the period stipulated for such payment (other than those being contested in good faith);

(s)      Agreed Hedging Programme

                  with effect from such time as three months EURIBOR exceeds
                  4.25 per cent. per annum procure that any one or more of the Obligors maintain interest rate protection arrangements with a Bank or an Affiliate of a Bank (or any other bank or financial institution, provided that such bank or financial institution provides such interest rate protection arrangements on an unsecured and unguaranteed basis), on a rolling forward not less than two year basis in respect of at least 50 per cent. of the then forecast amount of the Loan, which interest rate protection arrangements have the effect of fixing the maximum rate of interest payable (excluding the Margin and any other associated costs) by the Borrowers within 200 basis points of three month EURIBOR (as at the date that the relevant arrangements come into effect) for the relevant currency;

(t)      Necessary Authorisations

                  comply with the terms and conditions of all Telecommunications and Cable laws if the failure to comply therewith would or is reasonably likely, in the opinion of the Agent acting on the instructions of the Majority Banks (acting reasonably) to have a Material Adverse Effect and to obtain or cause to be obtained, every material consent, authorisation, licence or approval of or registration with or declaration to, governmental or public bodies or authorities or courts in any Relevant Jurisdiction necessary for the construction, installation or operation of the Cable Systems (including, without limitation, the Licences and the Necessary Authorisations) and (A) ensure that none of the same (to the extent that it is required to enable any member of the Restricted Group (other than an Immaterial Subsidiary) to carry on its business) is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect without a new one having first been put in place with a member of the Restricted Group (other than an Immaterial Subsidiary) on substantially identical terms, on terms more beneficial to the Restricted Group or on terms then required by the relevant governmental or public body or authority or court in the Relevant Jurisdiction where failure to take such action would or is reasonably likely to have a Material Adverse Effect in the opinion of the Agent acting on the instructions of the Majority Banks (acting reasonably) and (B) ensure that none of the same is modified in any respect (other than modifications of the same so that following such modification the same is on terms more beneficial to the Restricted Group (other than an Immaterial Subsidiary) or required by the relevant governmental or public body or authority or court in the Relevant Jurisdiction) and that no member of the Restricted Group (other than an Immaterial Subsidiary) commits any default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same which, in the case of any of the events listed in this sub-paragraph (B), in the opinion of the Agent acting on the instructions of the Majority Banks (acting reasonably), would or is reasonably likely to have a Material Adverse Effect;

(u)      Subordination of loans from Subordinated Creditor

                  procure that prior to any Relevant Person making any Borrowed Money (other than Permitted Payments) available to any member of the Restricted Group, which Borrowed Money will only be made available to a member of the Restricted Group through an Obligor, such Relevant Person shall enter into a Relevant Person Pledge of Shareholder Loans on terms and conditions satisfactory to the Agent and a Security Provider's Deed of Accession and provides the Agent with such documents and evidence as it may reasonably require as to the power and authority of the Relevant Person to enter into such Relevant Person Pledge of Shareholder Loans and Security Provider's Deed of Accession and that the same constitute valid and legally binding obligations of such Relevant Person enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in schedule 3;

(v)      UPCF debt to be reduced first

                  (in the case of UPCF) it shall ensure that during the Reduction Period and in making any prepayment pursuant to clause 6.4 or clause 6.6, and so long as such action does not result in any adverse taxation, legal or other material consequences, the aggregate of the Drawings outstanding to UPCF shall be reduced in accordance with the terms of this Agreement in preference to the aggregate of the Drawings outstanding to any other Borrower by procuring, where appropriate, that members of the Restricted Group make intercompany loans directly or indirectly to UPCF to enable the relevant Drawings made to UPCF under this Agreement to be repaid as required by clause 6 provided that (i) this clause shall not require Telekabel Wien to make any loans to CNA or other members of the Restricted Group incorporated in Austria except in accordance with Austrian law and shall not require or permit Telekabel Wien to make any loans to any other person other than CNA or other members of the Restricted Group incorporated in Austria and (ii) shall not require any member of the Restricted Group which is not a party to the Borrower Pledge of Shareholder Loans to accede to the Borrower Pledge of Shareholder Loans solely by reason of it making an intercompany loan to UPCF or another member of the Restricted Group for the purposes referred to in this clause 11.1(v);

(w)      Obligor Group

                  ensure that the combined, consolidated total assets, consolidated revenues and consolidated EBITDA of each Borrower and its Subsidiaries as at the date of this Agreement, each Original Guarantor and its Subsidiaries as at the date of this Agreement and each Acceding Guarantor and its Subsidiaries as at the date on which it became a Guarantor (other than Unrestricted Subsidiaries) is not less than 90 per cent. of the consolidated total assets, consolidated revenues and consolidated EBITDA of the Restricted Group. For the purposes of this clause 11.1(w) the consolidated revenues and consolidated EBITDA of the Restricted Group or any Obligor shall be determined by reference to the 12 month period ending on the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and consolidated total assets shall be determined as at such Quarter Day by reference to such Quarterly Management Accounts. In determining compliance with the undertaking contained in this clause 11.1(w) following any acquisition by a member of the Restricted Group, the consolidated revenues and consolidated EBITDA of the Restricted Group shall be adjusted to take account of the revenues and EBITDA attributable to the acquisition in respect of the 12 month period ending on such Quarter Day and the consolidated total assets of the Restricted Group shall be adjusted to take account of the total assets attributable to such acquisition as at such Quarter Day;

(x)      Shareholdings and Unrestricted Subsidiaries

                  notify the Agent in writing at the time of delivery of each Compliance Certificate by an Authorised Officer of UPCF or UPC of (i) any changes to the structure chart set out in part B of schedule 13 and (ii) the identity of each Unrestricted Subsidiary;

(y)      Inter-connection and chello

                  ensure that each member of the Restricted Group which is not an Immaterial Subsidiary (i) which offers residential and/or business telephony services in any country maintains inter-connection arrangements with one or more major fixed line telephony operators in that country and (ii) which offers internet and/or data services is provided with such services by chello broadband N.V. (or if chello broadband N.V. does not offer such services, by another provider on arm's length commercial terms provided that as soon as chello broadband N.V. does offer such services, such member of the Restricted Group shall be provided with such services by chello broadband N.V. on terms no less favourable to the relevant member of the Restricted Group to those being offered by its existing provider);

(z)      Restructuring

                  (in the case of UPCF) ensure that:

     (i) notwithstanding anything to the contrary in this Agreement, the Restructuring, so far as it affects members of the Restricted Group which are incorporated in Western Europe, is completed within 3 months of the date hereof, and so far as it affects members of the Restricted Group which are incorporated in Eastern Europe, is completed within six months of the date hereof and that the Agent is promptly notified of the completion of the Restructuring; and

     (ii) in respect of any Obligor whose shares are subject to an existing pledge or charge in favour of the Security Agent and which is transferred as part of the Restructuring, any member of the Restricted Group which holds shares in such company as a result of the Restructuring enters into a pledge or charge in favour of the Security Agent in respect of such shares of at least an equivalent nature and ranking to the existing pledge or charge and provides the Agent with such evidence as it may reasonably request as to the power and authority of such member of the Restricted Group to enter into the pledge or charge and that such pledge or charge constitutes valid and legally binding obligations of such party enforceable in accordance with its terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in schedule 3.

(aa)     Shareholder Loans

                  (in the case of UPCF) ensure that:

     (i) each Subordinated Shareholder Loan and each shareholder loan entered into between a member of the Restricted Group which is a party to the Borrower Pledge of Shareholder Loans as a creditor and a Subsidiary of such member of the Restricted Group is governed by the law of The Netherlands;

     (ii) any member of the Restricted Group (other than the Telekabel Austrian Entities) which operates or is incorporated in Western Europe accedes to the Borrower Pledge of Shareholder Loans prior to making a shareholder loan to any other member of the Restricted Group and provides the Agent with such evidence as it may reasonably request as to the power and authority of such member of the Restricted Group to accede to the Borrower Pledge of Shareholder Loans and that the Borrower Pledge of Shareholder Loans constitutes valid and legally binding obligations of such party enforceable in accordance with its terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in schedule 3; and

     (iii)any member of the Restricted Group (other than the Telekabel Austrian Entities) which operates or is incorporated in Western Europe provides a notification of pledge to the Security Agent in respect of any shareholder loan made to it;

(bb)     First Hungary Fund Shares

                  if any member of the Restricted Group acquires all or any part of the shareholding in Telekabel Hungary owned by The First Hungary Fund it shall as soon as practicable after such acquisition enter into a pledge or charge in favour of the Security Agent in respect of such shares in substantially the form of the Telekabel Hungary Share Security and shall provide the Agent with such evidence as it may reasonably request as to the power and authority of such member of the Restricted Group to enter into such pledge or charge and that such pledge or charge constitutes valid and legally binding obligations of such member of the Restricted Group enforceable in accordance with its terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in schedule 3;

11.2     Negative covenants

         Each Obligor in respect of itself and its Material Subsidiaries which are members of the Restricted Group undertakes with each of the Secured Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

(a)      Negative pledge

                  it will not permit any Encumbrance (other than the Permitted Encumbrances) by any member of the Restricted Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Restricted Group or any other person;

(b)      No merger

                  it will not merge or consolidate with any other company or person and it will procure that no member of the Restricted Group merges or consolidates with any other company or person save for mergers between any members of the Restricted Group with (i) any or all of the other members of the Restricted Group or (ii) an Unrestricted Subsidiary ("Original Entities") into one or more entities (each a "Merged Entity") provided that:

     (i) reasonable details of the proposed merger in order to demonstrate satisfaction with paragraphs (ii) to (v) below are provided to the Agent at least 10 days before the merger is to be entered into and, if the proposed merger is between any members of the Restricted Group and an Unrestricted Subsidiary, UPCF has delivered to the Agent financial projections based on assumptions which are no more aggressive than those used in the preparation of the Information Memorandum which demonstrate that the Restricted Group will be in compliance with the undertakings set out in clause 12.1 for the period commencing on the date of merger and ending on the Final Repayment Date;

     (ii) such Merged Entity will be a member of the Restricted Group and will be liable for the obligations of the relevant Original Entities (including the obligations under this Agreement and the Security Documents) which obligations remain unaffected thereby and entitled to the benefit of all the rights of such Original Entities;

     (iii)such Merged Entity has entered into Security Documents (if applicable) which provide security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entities pursuant to any Security Documents entered into by them and any possibility of the Security Documents referred to in this paragraph or paragraph (iv) below being challenged or set aside is not materially greater than any such possibility in relation to the Security Documents entered into by or in respect of the share capital of any relevant Original Entity;

     (iv) (if all or any part of the share capital of any of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the issued share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity; and

     (v) that all the property and other assets of the relevant Original Entities are vested in the Merged Entity and that the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under any relevant Principal Agreements, material Necessary Authorisations, Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws and/or all such rights and obligations have been transferred to the Merged Entity and/or the relevant Principal Agreements, Necessary Authorisations, Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws have been reissued to the Merged Entity;

(c)      Disposals

                  it will not and will procure that no other member of the Restricted Group (other than an Immaterial Subsidiary) will sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not (other than Permitted Disposals);

(d)      Intra Group accounts

                  (without limiting the generality of and subject to the exceptions set out in clause 11.2(c)) it will not (other than pursuant to the Security Documents) subordinate, postpone, defer, assign or otherwise dispose of or deal with, any Indebtedness owing to it by any member of the Restricted Group and will procure that no member of the Restricted Group (other than an Immaterial Subsidiary) will subordinate, postpone, defer, assign or otherwise dispose of or deal with, any Indebtedness owing to it by any other member of the Restricted Group save as required pursuant to this Agreement for the benefit of the Secured Parties provided that this clause 11.2(d) shall not restrict the repayment by one member of the Restricted Group of Indebtedness owed to another member of the Restricted Group or any assignment or disposal of any Borrowed Money owing by one member of the Restricted Group to another provided that following such assignment or disposal such Borrowed Money would be permitted by clause 11.2(e);

(e)      Loans and guarantees

                  it will not, and will procure that no member of the Restricted Group will, make any loans, grant any credit or give any guarantee to or for the benefit of, or enter into any transaction having the effect of lending money with, any person other than (i) loans from a member of the Restricted Group which is a party to the Borrower Pledge of Shareholder Loans to another member of the Restricted Group provided that
                  (1) loans from one Borrower to another Borrower shall not be permitted and none of Janco, CNA or Telekabel Wien may enter into any loan with another member of the Restricted Group save that Telekabel Wien may make loans to other Telekabel Austrian

                  Entities, and (2) any loan made by a member of the Restricted Group to another member of the Restricted Group which has not given a notification of pledge to the Security Agent shall be made through a member of the Restricted Group which has given a notification of pledge to the Security Agent, (ii) normal trade credit in the ordinary course of business, (iii) loans to employees or directors of the relevant member of the Restricted Group for any purpose, including for the purpose of meeting tax liabilities in connection with Approved Stock Options in a maximum aggregate amount during the Finance Period of Euro 15,000,000, (iv) as permitted by clause 11.2(f), (v) guarantees given (1) by any Obligor in respect of the liabilities of another Obligor, or (2) by a member of the Restricted Group in respect of the liabilities of an Obligor or, (3) by an Obligor in respect of the liabilities of another member of the Restricted Group (which is not an Obligor) provided that such member of the Restricted Group becomes an Acceding Guarantor on, or prior to, the giving of such guarantee in accordance with clause 9.17 or, (4) by a member of the Restricted Group (which is not an Obligor) in respect of the liabilities of another member of the Restricted Group (which is not an Obligor) or (vi) to the extent that the same constitute Permitted Payments;

(f)      Borrowed Money

                  it will not and will procure that no other member the Restricted Group (other than an Immaterial Subsidiary) will create, incur or otherwise permit to be outstanding any Borrowed Money (other than Permitted Borrowings);

(g)      Issue of shares

                  (i) the Obligors will not and will procure that no member of the Restricted Group (other than in respect of such other members of the Restricted Group in order to permit a solvent reorganisation permitted under clause 11.2(b)) reduces its capital or purchases or redeems any class of its shares or any other ownership in it and (ii) it will not and will procure that no member of the Restricted Group issues any shares of any class provided that (A) any member of the Restricted Group may issue shares to or otherwise acquire additional rights from any other member of the Restricted Group so long as (if any of the existing shares in the relevant member of the Restricted Group are charged or pledged in favour of any Secured Party) such shares are charged or pledged in favour of the Secured Parties pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Agent may reasonably require, (B) UPCF may issue shares to (1) UPC, or (2) any other person provided that in the case of (1) such shares are charged or pledged in favour of the Secured Parties pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Agent may reasonably require and in the case of (2), UPCF shall apply the market value of such shares as are issued by it in prepayment of the Loan as if such obligation to prepay had arisen under clause 6.6(b) and the Facility A Total Commitments shall be automatically cancelled by the amount prepaid on the same basis, and (C) any member of the Restricted Group may issue shares pursuant to the exercise of Approved Stock Options;

(h)      Investments

                  it will not and will procure that no member of the Restricted
                  Group:

(i) acquires all or any substantial part of the assets, property or business of any other person or any assets that constitute a division or operating unit of the business of any other person; or

(ii) creates or acquires any Subsidiary or Associated Company or otherwise enters into any joint venture arrangement or partnership or similar undertaking with any person other than Permitted Acquisitions and Permitted European Acquisitions;

(i)      Capital expenditure

                  it will not and will procure that no member of the Restricted Group incurs any capital expenditure other than in relation to the Permitted Business;

(j)      Swaps and hedging

                  it will not and will procure that no member of the Restricted Group enters into any interest rate or currency swaps or other hedging arrangements other than non-speculative arrangements directly relating to the risk management of any Borrowed Money permitted to subsist by the terms of this Agreement and entered into in the ordinary course of business for the genuine hedging of the relevant underlying transaction;

(k)      Restricted Payments

                  it will not and will procure that no member of the Restricted Group makes any Restricted Payments other than Permitted Payments or enters into any transaction with a Relevant Person other than on bona fide arms length commercial terms or on terms which are fair and reasonable and in the best interests of the Restricted Group. The restriction contained in this clause 11.2(k) on the payment by any member of the Restricted Group of Management Fees shall cease to apply during such period as the applicable ratio for the purposes of clause 12.1(b) is 3.50:1 (or less);

(l)      Constitutive documents

                  it will not, and will procure that none of members of the Restricted Group amends its constitutive documents in any way which would or is reasonably likely to adversely affect (in terms of value, enforceability or otherwise) the charge or pledge granted to the Secured Parties pursuant to the Share Securities; and

(m)      chello and Priority

                  it will not and will not permit any contractual arrangements between chello broadband N.V. and Priority Telecom N.V. and the Restricted Group to be entered into other than on bona fide arm's length commercial terms or on terms which are fair and reasonable and in the best interests of the Restricted Group.

Financial covenants

12.1     Financial covenants

         Each of the Borrowers undertakes with each of the Secured Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Commitments remain outstanding, it will ensure that:

(a)      Maximum Senior Debt  to Adjusted Annualised Consolidated EBITDA

                  on each Quarter Day falling after the date of this Agreement but on or before 30th June, 2001 the ratio of Senior Debt to Adjusted Annualised Consolidated EBITDA (calculated on each Quarter Day by reference to the Six Month Period ending on such day) shall not exceed 5.75:1.

(b)      Maximum Senior Debt to Annualised Consolidated EBITDA

                  on each Quarter Day falling within the period set out in column (1) below the ratio of Senior Debt to Annualised Consolidated EBITDA (calculated on each Quarter Day by reference to the Six Month Period ending on such date) shall not exceed the number set out against such period in column
                  (2) below:

------------------------------------------------------ -------------------
                         (1)                                       (2)
                       Period                                     Ratio
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from  (and   including)   1st  July,   2001  to  (and             5.00:1
including) 31st March 2002
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from  (and   including)  1st  April,   2002  to  (and             4.50:1
including) 30th September, 2002
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from  (and  including)  1st  October,  2002  to  (and             4.00:1
including) 31st March 2003
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from  (and   including)  1st  April,   2003  to  (and             3.50:1
including) 31st December, 2003
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from (and including) 1st January, 2004 and thereafter             3.00:1
------------------------------------------------------ -------------------

(c)      Senior Debt Cash Interest Charges

                  on each Quarter Day falling within the period set out in column (1) below the ratio of Consolidated EBITDA (calculated on each Quarter Day by reference to the Six Month Period ending on such day) to the amount of Senior Debt Cash Interest Charges attributable to the Six Month Period ending on such Quarter Day shall be greater than the number set out against such period in column (2) below:

 ------------------------------------------------------ --------------------
                          (1)                                       (2)
                        Period                                     Ratio
 ------------------------------------------------------ --------------------
 ------------------------------------------------------ --------------------
 from the date of this  Agreement  to (and  including)             1.5:1
 31st December, 2001
 ------------------------------------------------------ --------------------
 ------------------------------------------------------ --------------------
 from  (and  including)  1st  January,  2002  to  (and             1.75:1
 including 31st December, 2002)
 ------------------------------------------------------ --------------------
 ------------------------------------------------------ --------------------
 from  (and  including)  1st  January,  2003  to  (and             2.00:1
 including) 31st December, 2003
 ------------------------------------------------------ --------------------
 ------------------------------------------------------ --------------------
 from (and including) 1st January, 2004 and thereafter             2.50:1
 ------------------------------------------------------ --------------------

(d)      Senior Debt Service Cover

                  on each Quarter Day falling within the period set out in column (1) below the ratio of Annualised Consolidated EBITDA (calculated on each Quarter Day by reference to the Six Month Period ending on such day) to Pro Forma Senior Debt Service in respect of the period of twelve months immediately following such Quarter Day shall be equal to or greater than the number set out against such period in column (2) below:

------------------------------------------------------ -------------------
                         (1)                                       (2)
                       Period                                     Ratio
------------------------------------------------------ -------------------
------------------------------------------------------ -------------------
from (and including) 30 June 2002 and thereafter                  1.00:1
------------------------------------------------------ -------------------

(e)      Minimum EBITDA

                  on each Quarter Day falling after the date of this Agreement the aggregate consolidated EBITDA of the Telekabel Austrian Entities, Janco and Radio Public and their respective Subsidiaries (taken as a whole) in respect of the twelve month period ending on such Quarter Day shall be not less than 75 per cent. of the projected aggregate consolidated EBITDA of the TeleKabel Austrian Entities, Janco and Radio Public and their respective Subsidiaries (taken as a whole) in respect of such period as set out in the Management Base Case.

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12.2     Auditors certificate

         If at any time the Majority Banks (acting reasonably and following consultation with UPCF) do not consider that any figure set out in any Compliance Certificate issued by any Authorised Officer is correct, they shall be entitled within 30 days of the date of the delivery of such Compliance Certificate to the Agent pursuant to clause 12.1 to call for a certificate from UPCF's auditors as to such figure. For such purposes UPCF's auditors shall act as independent experts and not as arbiters and every such certificate shall be addressed to the Agent (on behalf of the Banks) and be at the expense of UPCF (unless the certificate so provided by UPCF's auditors shows that the relevant figures set out in the Compliance Certificate are in fact correct in which case such certificate shall be at the expense of the Banks). The Majority Banks may only call for one such certificate in any financial year unless the relevant figures set out in the Compliance Certificate are in fact incorrect in which case the Majority Banks may call for up to three further such certificates in such financial year, provided that if; in any of such certificates, the relevant figures set out in the Compliance Certificate are certified as being in fact correct, then the Majority Banks may not call for such further certificates in such financial year. If the Majority Banks call for such a certificate all calculations under this Agreement by reference to the relevant figure shall (i) until the UPCF's auditors deliver the relevant certificate under this clause 12.2 be made by reference to the figure set out in the relevant Compliance Certificate delivered to the Agent under this Agreement and (ii) following the delivery by UPCF's auditors of a certificate under this clause 12.2 be made by reference to such certificate and UPCF undertakes forthwith to take all action including, without limitation, the prepayment of all or part of the Loan so as to procure that all action taken on the basis of the relevant Compliance Certificate which on the basis of such auditors' certificate would not have been permitted is reversed.

12.3     Negative EBITDA

         UPCF agrees that negative EBITDA attributable to New Services shall not exceed Euro 50,000,000 in aggregate for the period from 30 June 1999 to 30 June 2001 unless funded by UPC by means of a new cash Subordinated Shareholder Loan or by a cash subscription for equity share capital of UPCF which Subordinated Shareholder Loan or subscription for equity share capital is made no later than 45 days after the date on which such limit was exceeded.

Events of Default

13.1     Events of default

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of a member of the Restricted Group):

(a)      Non-payment

                  any Borrower fails to pay any principal sum due from it under this Agreement and/or any Telekabel Note within one Banking Day of the due date in the currency, at the time and in the manner stipulated in this Agreement and/or the relevant Telekabel Note, or any other sum due from it under this Agreement and/or any Telekabel Note within three Banking Days of the due date in the currency and in the manner stipulated in this Agreement and/or the relevant Telekabel Note; or

(b)      Breach of certain obligations

                  any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 11.1(c), (d), (e), (f), (g), (h), (i)(i) and
                  (k), clause 11.2(a), (b), (c), (f),(g), (h), (i) and (k) and clause 12; or

(c)      Breach of other obligations

                  UPC or any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Finance Documents (other than failure to pay any sum when due or any breach of the undertakings referred to in (b) above) and, in respect of any such breach or omission which is capable of remedy, such action as the Agent may require shall not have been taken within 28 days of the Agent notifying UPC or the relevant Obligor of such default and of such required action; or

                                       56
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(d)      Misrepresentation

                  any representation or warranty made or deemed to be made or repeated by or in respect of UPC or any Obligor or any other member of the Restricted Group in or pursuant to any of the Finance Documents or in any notice, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading in any material and adverse respect and, in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable of remedy, such action as the Agent may require shall not have been taken within 28 days of the Agent notifying the person who made or was deemed to have made or repeated such representation or warranty of such act or circumstance and such required action; or

(e)      Challenge to security

                  any Security Document is not or ceases to be effective or UPC or any member of the Restricted Group shall in any way challenge, or proceedings shall in any way be brought to challenge, the prior status of the charges created by the Security Documents or the validity or enforceability of the Security Documents; or

(f)      Cross-default

                  (i) any Borrowed Money of UPC or any member of the Restricted Group is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms) or (ii) any Borrowed Money of UPC or any member of the Restricted Group becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or (iii) any creditor of UPC or any member of the Restricted Group becomes entitled to declare any Borrowed Money of UPC or any member of the Restricted Group so due and payable or to require cash collateralisation or security for any such Borrowed Money or (iv) any facility or commitment available to UPC or any member of the Restricted Group relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of UPC or the relevant member of the Restricted Group and the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events set out in (i),
                  (ii), (iii) or (iv) shall have occurred and be continuing is equal to or greater than Euro 15,000,000 in aggregate (in the case of the members of the Restricted Group) or Euro 50,000,000 (in the case of UPC) or, in each case, its equivalent in the currency in which the same is denominated and payable provided that (1) there shall not be an Event of Default under sub-clauses (ii) or (iii) by reason solely of an event which entitles the Agent to give a notice requiring prepayment of the Loan pursuant to clause 6.6(a) and (2) there shall not be an Event of Default under sub-clauses (i), (ii) or (iii) in respect of Borrowed Money owing by a member of the Restricted Group to another member of the Restricted Group which is permitted under this Agreement; or

(g)      Derivatives Contract default

                  (i) UPC or any member of the Restricted Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than Euro 15,000,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) with respect to any member of the Restricted Group and Euro 50,000,000 in aggregate at any one time (or its equivalent in the relevant currency payment) with respect to UPC on its due date (or within any applicable grace period expressly contained in the agreement relating to such Derivatives Contract in its original terms); or (ii) the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of UPC or any member of the Restricted Group and the Net Derivatives Liability of UPC or members of the Restricted Group, in the aggregate, under all its Derivatives Contracts in relation to which any of the foregoing events shall have occurred at the relevant time is equal to or greater than the amount set forth herein for the applicable entity (or its equivalent in the relevant currency) provided that there shall not be an Event of Default under sub-clause
                  (ii) by reason solely of an event which entitles the Agent to give a notice requiring prepayment of the Loan pursuant to clause 6.6(a); or

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(h)      Legal process

     (i) any judgment or order for an amount of Euro 15,000,000 (or its equivalent) made against any member of the Restricted Group or for an amount of Euro 50,000,000 (or its equivalent) made against UPC, is not stayed, complied with or being appealed against in good faith by appropriate proceedings (provided that such appeal is being diligently pursued and UPCF has demonstrated to the reasonable satisfaction of the Agent (acting on the instructions of the Majority Banks) that the appeal is not frivolous, vexatious or an abuse of the process of the court) within 14 days; or

     (ii a creditor attaches or takes possession of or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertaking assets, rights or revenues of any member of the Restricted Group (other than an Immaterial Subsidiary) and is not discharged within 14 days save where the relevant member of the Restricted Group is, in good faith, contesting the relevant process by appropriate proceedings diligently pursued and the Majority Banks are reasonably satisfied that the ability of the Obligors to comply with their respective obligations under the Finance Documents will not be materially and adversely affected whilst such process is being so contested; or

(i)      Insolvency

     (i) The Netherlands: UPC or any member of the Restricted Group organised in The Netherlands is declared bankrupt (in staat van faillissement verklaard) or enters into a preliminary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillissementswet); or

     (ii) Austria: any "Reorganisationsverfahren", "Ausgleich" or "Konkurs" under the applicable Austrian Laws is being opened on the assets of any member of the Restricted Group organised in Austria or any such member of the Restricted Group enters into an agreement with its creditors having the same effect;

     (iii)Belgium: any member of the Restricted Group incorporated in Belgium is declared bankrupt under the Bankruptcy Act of 8 August 1997 of Belgium (or any replacement enactment therefor which is entered into after the date of this Agreement) or is otherwise subject to the proceeding provided under Section 8 of that Bankruptcy Act or takes any step to or otherwise enters into composition proceedings under the Compositions Act of 17 July 1997 of Belgium (or any replacement enactment therefor which is entered into after the date of this Agreement);

     (iv) Norway: with respect to any member of the Restricted Group incorporated in Norway, any order of a competent court or an event analogous thereto shall be made or any effective resolution passed with a view to the bankruptcy, composition proceedings, debt negotiations, liquidation, winding-up or similar event pursuant to the Norwegian Bankruptcy Act of 8th June 1984 or any replacement enactment therefor which is entered into after the date of this Agreement;

     (v) United States of America: any member of the Restricted Group (other than an Immaterial Subsidiary) which is a partner of any partnership formed under the laws of the states of Colorado or Delaware, United States of America: (A) shall become insolvent, have made a transfer in fraud of creditors or an assignment for the benefit of creditors, or have admitted in writing its inability to pay its debts as they become due; (B) is generally not paying its debts as such debts because due;
          (C) shall have had appointed a receiver, a custodian for, or taken possession of, all or substantially all of its assets, in a proceeding brought by or against such Restricted Group member, and such appointment shall not have been discharged or such possession shall not have been terminated within thirty days after the effective date thereof such Restricted Group member shall have consented to or acquiesced in such appointment or possession; (D) shall have filed a petition for relief under the insolvency, bankruptcy or similar laws of the United States of America or any state thereof, or an involuntary petition for such relief shall have been filed against any such Restricted Group member under such laws and shall not have been dismissed or terminated within thirty days after such involuntary petition is filed; or (E) shall have failed to have discharged or obtained a stay of any proceeding to enforce, within a period of ten days after the commencement thereof, any attachment, sequestration or similar proceeding asserted against all or substantially all of the assets of such Restricted Group member;

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
     (vi) Czech Republic: any member of the Restricted Group (other than an Immaterial Subsidiary) which is incorporated in or which has a branch office in the Czech Republic is subject in the Czech Republic to: (A) bankruptcy proceedings under Act No. 328/1991 Coll., as amended, on Bankruptcy and Composition (the "Bankruptcy Act"); (B) involuntary composition proceedings under the Bankruptcy Act; (C) voluntary composition proceedings under the Bankruptcy Act; (D) voluntary winding up with liquidation under Act No. 513/1991 Coll., as amended (the "Commercial Code"); or (E) involuntary winding up with liquidation under the Commercial Code; or

     (vii)Republic of Hungary: any member of the Restricted Group (other than an Immaterial Subsidiary) which is incorporated or which has a branch office in the Republic of Hungary:

                (A) shall have filed a petition for bankruptcy (csod); or

                (B) becomes insolvent: or

                (C) is not paying its debts as such debts become due; or

                (D) shall have filed a petition for voluntary liquidation
                    (felszamolas); or

                (E) an involuntary liquidation (felszamolas) proceedings shall have been commenced against; or

                (F) an involuntary liquidation (felszamolas) proceedings shall have been commenced against its branch office; or

(j)      Reduction or loss of capital

                  a meeting is convened by UPCF or any other entity in the Restricted Group which is not, directly or indirectly, a Subsidiary of UPCF for the purpose of passing any resolution or agreeing to, or UPCF or any such entity does, purchase, reduce or redeem any of its share capital; or

(k)      Winding up

                  any petition is presented and is not withdrawn or discharged within 14 days or other step is taken for the purpose of winding up UPC or any member of the Restricted Group (other than an Immaterial Subsidiary) (not being a petition which UPC, or the relevant member of the Restricted Group (as the case may be) can demonstrate to the satisfaction of the Agent, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which UPC or the relevant member of the Restricted Group (as the case may be) has a good defence and which is being vigorously contested by UPC or the relevant member of the Restricted Group (as the case may be)) or an order is made or resolution passed for the winding up of or any member of the Restricted Group which is not an Immaterial Subsidiary or a notice is issued convening a meeting for the purpose of passing any such resolution other than of a member of the Restricted Group other than Obligors in relation to, or for the purpose of, a solvent reorganisation (i) permitted under clause 11.2(b) or (ii) on terms previously approved by the Agent (acting on the instructions of the Majority Banks); or

(l) Administration: any petition is presented and is not withdrawn or discharged within 14 days or any other step is taken for the purpose of the appointment of an administrator of UPC or any member of the Restricted Group (other than an Immaterial Subsidiary) or an administration order is made in relation to UPC or any member of the Restricted Group (other than an Immaterial Subsidiary); or

(m) Appointment of receivers and managers: any administrative or other receiver is appointed of UPC or any member of the Restricted Group (other than an Immaterial Subsidiary) or any material part of their respective assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any material part of the assets of UPC or any member of the Restricted Group (other than an Immaterial Subsidiary); or

(n)      Compositions

                  any steps are taken, or negotiations commenced, by UPC or any member of the Restricted Group (other than an Immaterial Subsidiary) or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

(o)      Analogous proceedings

                  there occurs, in relation to UPC or any member of the Restricted Group (other than an Immaterial Subsidiary), in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which corresponds with, or have an effect equivalent or similar to, any of those mentioned in clauses 14.1(h) to 14.1(n) (inclusive) or UPC or any member of the Restricted Group (other than an Immaterial Subsidiary) otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation (other than merely by virtue of its existence); or

(p)      Cessation of business

                  UPC or the Restricted Group (taken as a whole) suspends or ceases or threatens to suspend or cease to carry on their respective businesses; or

(q)      Seizure

                  all or a material part of the undertakings, assets, rights or revenues of; or shares or other ownership interests in UPC or the Restricted Group (taken as a whole) are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

(r)      Principal Agreements

     (i) save as is required by any term of this Agreement any Principal Agreement is terminated, suspended, revoked or cancelled or otherwise ceases to be in full force and effect (unless, either (i) in the case of an Interconnect Agreement only, services of a similar nature to those provided pursuant to such Principal Agreement are at all times provided to the Restricted Group on terms which are not materially more onerous on the relevant member of the Restricted Group or on the terms imposed by the mandatory requirements of any regulatory body or
          (ii), in the case of a Shareholders Agreement only, such termination, suspension, revocation, cancellation or cessation (in the reasonable opinion of the Agent) would not or is not reasonably likely to have a Material Adverse Effect); or

     (ii) any alteration or variation is made to any term of any Principal Agreement which individually or cumulatively (in the reasonable opinion of the Agent) would or is reasonably likely to have a Material Adverse Effect; or

     (iii)any party breaches any term of or repudiates any of its obligations under any of the Principal Agreements where such breach or repudiation (in the opinion of the Agent exercised reasonably) would or is reasonably likely to have a Material Adverse Effect unless, in the case of a breach of a Principal Agreement by any person other than any member of the Restricted Group, the relevant services are at all relevant times provided to the appropriate members of the Restricted Group on the basis set out in clause 14.1(r)(i); or

(s)      Unlawfulness

                  it becomes unlawful at any time for UPC, any Obligor or any Subordinated Creditor to perform any of their respective material obligations under any of the Finance Documents or any of the material obligations of UPC, any Obligor or any Subordinated Creditor under any of the Finance Documents becomes unenforceable in any way or there ceases to be security over the relevant property or assets of UPC or the relevant Obligor as intended and created by the Security Documents; or

                                       60
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(t)      Environmental matters

                  as a result of any Environmental Law any of the Finance Parties becomes subject to a material, in the reasonable opinion of the Agent, obligation (actual or contingent, in the case of any contingent obligation, being one which, at the relevant time, would be likely to arise) directly as a result of it entering into any of the Finance Documents which was not caused by its negligence or wilful default; or

(u)      Repudiation

                  UPC, any Obligor or any Subordinated Creditor repudiates any of the Finance Documents to which it is a party or does or causes or permits to be done any act or thing clearly evidencing an intention to repudiate this Agreement or any such Security Document; or

(v)      Subordinated Creditors

     (i) a Subordinated Creditor commits any material breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under the Relevant Person Pledge of Shareholder Loans and in respect of any such breach or omission which, in the opinion of the Agent (acting on the instructions of the Majority Banks (acting reasonably)) is capable of remedy, such action as the Agent may require shall not have been taken within 28 days of the Agent notifying the relevant Subordinated Creditor thereof and of such required action; or

     (ii) any representation or warranty made or deemed to be made or repeated by or in respect of any Subordinated Creditor in or pursuant to the Relevant Person Pledge of Shareholder Loans is or proves to have been incorrect or misleading in any material and adverse respect on the date on which it was made or deemed to be made or repeated and, in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable of remedy, such action as the Agent may require shall not have been taken within 28 days of the Agent notifying the relevant Subordinated Creditor of such act or circumstance and such required action; or

     (iii)any Subordinated Creditor is not or ceases to be bound by a Relevant Person Pledge of Shareholder Loans; or

     (iv) any payment due from a member of the Restricted Group to a Subordinated Creditor is not or ceases to be subordinated to the amounts owing under this Agreement other than any payment that is not required to be so subordinated according to the terms of this Agreement or any other Finance Document; or

     (v) any Subordinated Creditor takes steps to contest the subordination effected by a Relevant Person Pledge of Shareholder Loans; or

(w)      Material events

                  any other event occurs or circumstances arise which in the reasonable opinion of the Agent would or is reasonably likely to have a Material Adverse Effect; or

(x)      Qualification of accounts

                  the auditors of UPC or the Restricted Group qualify their report on the audited consolidated financial statements of UPC or, as the case may be, the Restricted Group in such a way as to assume that UPC or, as the case may be, the Restricted Group, is not a going concern.

13.2     Acceleration

         The Agent may and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default so long as the same is continuing, unremedied or unwaived by notice to the Borrowers declare that:

(a) the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitments shall be reduced to zero forthwith; and/or

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(b)               the Loan, all or any outstanding Telekabel Notes, and all
                  interest and commitment commission accrued and all other sums payable under this Agreement and/or all or any of the Telekabel Notes have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

(c) the Security Documents (or any of them) have become enforceable whereupon the same shall be enforceable.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Borrowers (and without prejudice to clause 5.6), to select the duration of each period for the calculation of interest in relation to any outstanding Drawings or other sums payable under this Agreement provided that the Agent agrees that, without prejudice to any of its other rights under this Agreement, it shall not accelerate the due date of any sums payable by Telekabel Wien until 28 days after the date that the Agent has given notice to Telekabel Wien that a Default has occurred unless at such time (i) Telekabel Wien has breached any of its obligations under this Agreement or (ii) an Event of Default has otherwise occurred in relation to Telekabel Wien, in which case such 28 day grace period (or any unexpired part thereof) shall not apply.

13.3     Demand basis

         If, pursuant to clause 13.2(b), the Agent declares the Loan and/or the outstanding principal amount of all or any of the Telekabel Notes to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Borrowers (a) call for repayment of all or any of the Drawings and/or the outstanding principal amount of all or any of the Telekabel Notes on such date as may be specified in such notice whereupon the relevant Drawings and/or the outstanding principal amount of the relevant Telekabel Notes shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement and/or the relevant Telekabel Notes or (b) withdraw such declaration with effect from the date specified in such notice.

Indemnities

14.1     Miscellaneous indemnities

         UPCF shall on demand indemnify each Finance Party without prejudice to any of their other rights under this Agreement and the Transaction Documents, against any loss (including loss of Margin) or expense which such Finance Party shall certify as sustained or incurred by it as a consequence of:

(a) any default in payment by any Obligor of any sum under any Finance Documents when due;

(b)  the occurrence of any other Event of Default;

(c) any repayment or prepayment of the Drawings or part thereof being made otherwise than on an Interest Payment Date relating thereto;

(d) any Drawing not being made or issued for any reason (excluding any default by any relevant Finance Party) after a Drawdown Notice has been given;

         including, in any such case, but not limited to, any loss or expense sustained or incurred by such Finance Party in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Finance Party.

14.2     Currency of account: currency indemnity

         No payment by any Obligor under this Agreement which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent or the Security Agent as the case may be upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt, the Secured Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Secured Parties be liable to any Obligor for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent or the Security Agent as the case


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         may be and the date on which the Agent or the Security Agent as the case may be effects such sale, as to which the Agent or the Security Agent as the case may be shall (as against the relevant Obligor) have an absolute discretion but shall consult with UPCF. If any sum due from any Obligor under this Agreement or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the relevant Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the relevant Obligor shall indemnify and hold harmless the Secured Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Secured Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Obligor under the indemnity contained in this clause 14.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

14.3     Environmental indemnity

         Each Borrower agrees to indemnify on demand each Secured Party, and their respective officers, employees and agents (together the "Indemnified Parties") in respect of which each Secured Party holds this indemnity on trust, without prejudice to any of their other rights under this Agreement, against any loss, liability, action, claim, demand, cost, expense, fine or other outgoing whatsoever whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which the relevant Indemnified Party shall certify as sustained or incurred by it at any time as a consequence of, or relating to, or arising directly or indirectly out of, any Environmental Claims made or asserted against such Indemnified Party which would not have arisen if this Agreement had not been executed and which was not caused by the negligence or wilful default of the relevant Indemnified Party.

14.4     ESGB reserve requirements

         Each Borrower shall on demand indemnify each Bank against any cost or loss suffered by it as a result of complying with the European Central Bank's reserve requirements to the extent such requirements relate solely to its participation in the Facilities and are not recoverable by such Bank under clause 15.2.


Unlawfulness and increased costs; mitigation

15.1     Unlawfulness

         If it is or becomes contrary to any law or regulation for any Bank to contribute to Drawings or to maintain its Commitment or fund its Contribution, such Bank shall promptly, through the Agent, notify the relevant Borrower whereupon (a) such Bank's Commitment under the Facilities shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Contribution of such Bank either (A) forthwith, if such unlawfulness has immediate or retrospective effect, or (B) on future specified dates falling on or before the latest date permitted by the relevant law or regulation so as to minimise any loss or expense incurred by the relevant Bank liquidating or re-employing deposits from third parties acquired or contracted to fund all or any part of its Contribution. Any prepayment pursuant to this clause 15.1 shall be made together with all amounts referred to in clause 6.7.

15.2     Increased costs

         If the result of any change in, or change in the interpretation or application or the introduction of (in each case taking effect after the date of this Agreement) any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the relevant Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

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(a)               subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Bank); and/or

(b) increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping available all or part of such Bank's Commitment or maintaining or funding all or part of such Bank's Contribution; and/or

(c) reduce the amount payable or the effective return to any Bank under this Agreement; and/or

(d) reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under this Agreement; and/or

(e) require any Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Bank under this Agreement; and/or

(f) require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Bank's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 15.3):

(i) such Bank shall notify the Borrowers through the Agent in writing of such event promptly upon its becoming aware of the same; and

(ii) the Borrowers shall on demand, made at any time whether or not such Bank's Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate on an after-tax basis such Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

         For the purposes of this clause 15.2 and clause 15.4 "holding company" means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

15.3     Exceptions

         Nothing in clause 15.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

(a)      is taken into account in calculating the Additional Cost; or

(b)      is the subject of an additional payment under clause 8.5; or

(c) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of; such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

(d) arises as a result of a breach by such Bank of any regulation, request or requirement (which either (i) is in existence at the date of this Agreement or (ii) which comes into effect after the date of this Agreement and with which such Bank would have complied if such regulation, request or requirement was in effect on the date of this Agreement) of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law).

         For the purposes of clause 15.3(c) the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

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15.4     Mitigation

         If circumstances arise which would or would upon the giving of notice, result in:

(a)      the application of clause 5.9 in relation to any Bank;

(b) any Obligor being required to make an increased payment to any Bank pursuant to clause 8.5;

(c) the reduction of any Bank's Commitment to zero or the Borrowers being required to prepay any Bank's Contribution pursuant to clause 15.1; or

(d) any Borrower being required to make a payment to any Bank to compensate such Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 15.2(ii);

         then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under clause 8 and this clause 15, such Bank shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 15.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Bank) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrower) unless the taking of such steps might (in the reasonable opinion of such Bank) be prejudicial to such Bank (or, as the case may be, its holding company) or be in conflict with such Bank's (or, as the case may be, its holding company's) general banking policies or involve such Bank (or, as the case may be, its holding company) in any material expense or any material increased administrative burden.

15.5     Replacement of Banks

         If at any time, any Bank becomes a Non-Funding Bank then UPCF may, on 10 Banking Days' prior written notice to the Agent and such Bank, replace such Bank by causing such Bank to (and such Bank shall) assign and transfer all of its rights and obligations under this Agreement to a Bank or other entity selected by UPCF and acceptable to the Agent for a purchase price equal to such Bank's Contribution and all accrued interest, fees and other amounts payable to it under this Agreement and the Telekabel Notes provided that:

(a)      UPCF shall have no right to replace the Agent;

(b) neither the Agent nor any Bank shall have any obligation to any Borrower to find a replacement Bank or other such entity;

(c) in no event shall the Bank hereby replaced be required to pay or surrender to such replacement Bank or other entity any of the fees received by such Bank hereby replaced pursuant to this Agreement; and

(d) UPCF's right to replace a Non-Funding Bank is, and shall be, in addition to and not in lieu of all other rights and remedies available to the Borrowers against such Non-Funding Bank under this Agreement, at law, in equity or by statute.

         For the purposes of this clause 15.5:

         "Non-Funding Bank" means any Bank:

         (a) to whom any Borrower is obliged to pay any sum pursuant to clause 15.2 or 8.5; or

         (b) in respect of which it becomes contrary to any law or regulation for it to contribute to Drawings or to maintain its Commitment or fund its Contribution pursuant to clause 15.1.


Set-off and pro rata payments

16.1     Set-off

         Each Obligor authorises each Finance Party at any time whilst an Event of Default is subsisting to apply any credit balance to which such Obligor is then entitled on any account of such Obligor with such Bank at any of its branches in or towards satisfaction of any sum then due and payable from such Obligor to such Finance Party under this Agreement. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such


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
         other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 16.1. Each Finance Party shall notify the Agent and the relevant Obligor (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Finance Parties.

16.2     Pro rata payments

(a) If at any time any Finance Party receives or recovers any amount owing to it by any Obligor under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 8.1 or
     8.10 (not being a payment received, in the case of a Bank, from a Transferee in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 6.5, 7, 8.5, 14.1, 14.2, 15.1 or 15.2) (the "Recovering Bank"), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 8.1 or 8.10 (as the case may be) then:

(i) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(ii) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Obligor and shall distribute the same to the Finance Parties (other than the Recovering Bank) in accordance with clause 8.10; and

(iii) as between the relevant Obligor and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Obligor to the other Finance Parties shall, to the extent of the amount so re-distributed to them, be treated as discharged.

(b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Finance Party to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Bank.

(c) Each Finance Party shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 16.2.

(d) Notwithstanding the foregoing provisions of this clause 16.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

16.3     No release

         For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 16.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 16.2.

16.4     No charge

         The provisions of this clause 16 shall not, and shall not be construed so as to, constitute a charge by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 16.2.

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Assignment substitution and lending offices

17.1     Benefit and burden

         This Agreement shall be binding upon, and ensure for the benefit of; the Finance Parties and the Obligors and their respective successors and permitted assigns.

17.2     No assignment by Obligors

         None of the Obligors may assign or otherwise transfer any of its rights or obligations under this Agreement other than pursuant to a merger in accordance with clause 11.2(b).

17.3     Assignment by Banks

         Each Bank (an "Assignor Bank") may assign all or any part (being, in the case of part, at least Euro 5,000,000 (or Euro 2,500,000 in the case of an assignment to another Bank) and an integral multiple of Euro 1,000,000) of its rights to a Qualifying Bank (an "Assignee") with the prior consent in writing of UPCF, such consent not to be unreasonably withheld or delayed, other than in the case of an assignment to another Bank or Subsidiary or Holding Company of the Assignor Bank in which event the consent of UPCF shall not be required. The Assignor Bank shall promptly notify the Borrowers and the Agent of any such assignment.

17.4     Transfer

         Each Bank (a "Transferor Bank") may transfer all or any part (being, in the case of part, at least Euro 5,000,000 (or Euro 2,500,000 in the case of a transfer to another Bank) and an integral multiple of Euro 1,000,000) of its rights, benefits and/or obligations under this Agreement (including, for the avoidance of doubt, any outstanding Telekabel Notes) to a Qualifying Bank (a "Transferee") with the prior consent in writing of UPCF (acting on behalf of itself and each Obligor), such consent not to be unreasonably withheld or delayed, other than in the case of a transfer to another Bank or a Subsidiary or Holding Company of the Transferor Bank, in which event the consent of UPCF shall not be required. Any such transfer shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Transfer Certificate duly executed by the Transferor Bank and the Transferee. On the Effective Date (as specified and defined in a Transfer Certificate so executed and delivered), to the extent that the Commitment and Contribution of the Transferor Bank are expressed in a Transfer Certificate to be the subject of the transfer in favour of the Transferee effected pursuant to this clause 17.4, by virtue of the counter-signature of the Transfer Certificate by the Agent (for itself and the other parties to this Agreement and the Security Deed):

(a) to the extent that in such Transfer Certificate the Transferor Bank seeks to transfer such obligations and rights hereunder the existing parties to this Agreement and the Security Deed and the Transferor Bank shall be released from their respective obligations towards one another, other than the obligations outstanding from the Obligors to the Transferor Banks under this Agreement and the Security Deed ("discharged obligations") and their respective rights against one another, other than the outstanding rights of the Transferor Bank against the Obligor, under this Agreement and the Security Deed ("discharged rights") shall be cancelled and the rights of the Transferor Bank against the Obligors shall be assigned to the Transferee party to the relevant transfer certificate (the "assigned rights");

(b) the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Deed (other than such Transferor
     Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Transferee instead of to or by such Transferor Bank as a result of such transfer; and

(c) the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Deed (other than such Transferor
     Bank) shall acquire rights against each other which differ from the discharged rights and the assigned rights only insofar as they are exercisable by or against such Transferee instead of by or against such Transferor Bank as a result of such transfer;

         and, on such Effective Date, the Transferee shall pay to the Agent for its own account a fee of Euro 1,500 unless such Effective Date falls before the date falling three months after the date of closing of general syndication and both the Transferor Bank and the Transferee


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
         Bank were Banks on the close of general syndication. The Agent shall promptly notify the Borrowers of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Borrower.

17.5     Reliance on Transfer Certificate

         The Finance Parties and the Obligors shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 17 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Transferor Bank and the Transferee and none of the Finance Parties or the Obligors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.

17.6     Authorisation of Agent

         Each party to this Agreement irrevocably authorises the Agent to counter-sign each Transfer Certificate on its behalf for the purposes of clause 17.3 or 17.4 without any further consent of, or consultation with, any such party except, in the case of the Borrower, the consent required pursuant to clause 17.3 or 17.4.

17.7     Construction of certain references

         If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and obligations as provided in clause
         17.3 or 17.4 all relevant references in this Agreement and the Security Deed to such Bank shall thereafter be construed as a reference to such Bank and/or its Transferee to the extent of their respective interests.

17.8     Lending offices

         Each Bank shall lend through its office at the address specified in part A of schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement, Provided that no such change of lending office may take place if it would involve any Obligor having to pay any amount under clause 15.2 with respect to its obligations under this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 17.8, such Bank shall notify the Agent promptly of such change.

17.9     Disclosure of information

         Subject to such person first executing a confidentiality undertaking in a form acceptable to UPCF, acting reasonably, any Bank may disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Restricted Group as such Bank shall consider appropriate acting reasonably.

Joint Arrangers, Agent, Security Agent and Reference Banks

18.1     Appointment of Agent

         Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and irrevocably authorises the Agent in such capacity:

(a) to execute all documents as may be approved by the Majority Banks for execution by the Agent; and

(b) (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement or, (as the case may be) the Security Documents, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement). None of the Agent, or the Joint Arrangers or the Security Agent, shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks beyond those expressly stated in this Agreement and/or the Security Documents.

         Notwithstanding that the Agent and the Security Agent may from time to time be the same entity, the Agent and the Security Agent have entered into this Agreement in their separate capacities as agent for the Banks under and pursuant to this Agreement and as Security Agent for the Beneficiaries (as defined in the Security Deed) to hold the security created by the Security Documents on the terms set out in the Security Deed. However, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Agent, while the Agent and the Security Agent are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

18.2     Agent's actions

         Any action taken by the Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall be binding on all the Banks.

18.3     Agent's duties

         The Agent shall:

(a) promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from any Borrower or any other Obligor under or pursuant to this Agreement;

(b) consult with the Banks as to whether and, if so, how a discretion vested in the Agent is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers, or from instructing the Security Agent to exercise its rights and powers, to preserve the security constituted by the Security Documents so long as the Agent promptly notifies the Banks subsequently of such exercise; and

(c) (subject to the other provisions of this clause 18) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent or security agent, as the Majority Banks may reasonably direct.

18.4     Agent's rights

         The Agent may:

(a) in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

(b) unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

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
(c) refrain from acting in accordance with any instructions of the Majority Banks to institute, or to instruct the Security Agent to institute any legal proceedings arising out of or in connection with this Agreement and/or the Security Documents until it and/or the Security Agent, has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it and/or the Security Agent would or might incur as a result;

(d) deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement and the Security Documents unless and until a Transfer Certificate shall have been filed with the Agent and shall have become effective, and (ii) the office set opposite the name of each Bank in part A of schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

(e) rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by any director of the relevant Obligor on behalf of such Obligor; and

(f) refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

18.5     No liability of Joint Arrangers, Security Agent and Agent

         None of the Joint Arrangers, the Security Agent, the Agent or any of their respective employees and agents shall:

(a) be obliged to request any certificate or opinion under clause 11.1(a) or any provision of the Security Documents or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor; or

(b) be obliged to make any enquiry as to any breach or default by any Obligor in the performance or observance of any of the provisions of this Agreement or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

(c) be obliged to enquire whether or not any representation or warranty made by any Obligor pursuant to this Agreement or any of the Security Documents is true; or

(d) be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

(e) be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

(f) be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, this Agreement and/or the Security Documents other than on the instructions of the Majority Banks; or

(g) be liable to any Bank for any action taken or omitted under or in connection with this Agreement and/or the Security Documents or the Loan unless caused by its gross negligence or wilful misconduct.

         For the purposes of this clause 18 neither the Agent, nor the Security Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent or the Security Agent, as the case may be, may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent or the Security Agent, as the case may be, for the Borrowers or any of its Subsidiaries or Associated Companies or any other person which may be a trade competitor of any of the Obligors or may otherwise have commercial interests similar to those of any of the Obligors.

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
18.6     Non-reliance on Joint Arrangers, Security Agent or Agent

         Each Bank acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Transfer Certificate, that it has not relied on any statement, opinion, forecast or other representation made by the Joint Arrangers, the Security Agent or the Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent, the Security Agent or the Joint Arrangers and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and its Subsidiaries and its own independent investigation of the financial condition, prospects and affairs of each Borrower and its Subsidiaries in connection with the making and continuation of the Loan under this Agreement. None of the Joint Arrangers, the Security Agent or the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Obligors whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 18.3(a).

18.7 No Responsibility on Joint Arrangers, Security Agent or Agent for any Obligor's performance

         None of the Joint Arrangers, the Security Agent or the Agent shall have any responsibility or liability to any Bank:

(a) on account of the failure of any Obligor to perform its obligations under this Agreement or any Security Document; or

(b)  for the financial condition of any Obligor; or

(c) for the completeness or accuracy of any statements, representations or warranties in this Agreement, any Security Document or the Information Memorandum or any document delivered under this Agreement or any Security Document; or

(d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the Security Documents or of any certificate, report or other document executed or delivered under this Agreement or any of the Security Documents; or

(e) otherwise in connection with the Facilities or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

18.8     Reliance on documents and professional advice

         The Joint Arrangers, the Security Agent and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's employment).

18.9     Other dealings

         The Joint Arrangers, the Security Agent and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, the Borrowers or any of its Subsidiaries or Associated Companies or any of the Banks as if it were not a Joint Arranger, the Security Agent or the Agent, as the case may be.

18.10    Rights of Agent as Bank: no partnership

         With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under this Agreement and the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

18.11    Amendments: waivers

(a) Subject to clause 18.11(b), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to this Agreement with the Obligors and/or (ii) vary or waive breaches of; or defaults under, or otherwise excuse performance of; any provision of this Agreement by any Obligor. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 18.2) shall be binding on all the Banks.

(b) Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks (A) to agree with any Obligor any amendment or modification to this Agreement or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement by any Obligor, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any payment of principal, interest, commitment commission or other amount payable by any Obligor under this Agreement or any of the Security Documents, (iii) change the currency in which any amount is payable by any Obligor under this Agreement or any of the Security Documents, (iv) increase any Bank's Commitment, (v) change the definition of "Majority Banks" in clause 1.2, (vi) change any provision of this Agreement which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks, (vii) change clause 4.1,
     (viii) change the order of distribution under clause 8.10, (ix) change clause 16.2, (x) change this clause 18.11 or (B) release any asset from the security created by any of the Security Documents unless such release is to permit the disposal or other dealing with such asset in accordance with the terms of this Agreement and any relevant Security Document or (C) release any Guarantor from its obligations under any Guarantee to which it is a party other than pursuant to a merger in accordance with clause 11.2(b).

(c) For the purposes of this clause 18.11 it is expressly agreed and acknowledged that the execution of a Guarantor's Deed of Accession or any deed or instrument pursuant to a further assurance provision in the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement or any of the Security Documents.

18.12    Reimbursement and indemnity by Banks

         Each Bank shall reimburse each Joint Arranger and the Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that such Joint Arranger or the Agent is not reimbursed by the Obligors, for the costs, charges and expenses incurred by that Joint Arranger or the Agent in connection with the negotiation, preparation and execution of this Agreement and the Security Documents and/or in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, this Agreement and/or any of the Security Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with this Agreement and the Security Documents or the performance of its duties under this Agreement and the Security Documents or any action taken or omitted by the Agent under this Agreement and/or any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.

18.13    Retirement of Agent

(a) The Agent may retire from its appointment as Agent under this Agreement having given to the Borrowers and each of the Banks not less than 30 days' prior written notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent:

(i) a Bank nominated by the Majority Banks with the consent of the Borrowers (not to be unreasonably withheld or delayed) or, failing such a nomination,

(ii) any reputable and experienced bank or financial institution with offices in London nominated by the Agent with the consent of the Borrowers (not to be unreasonably withheld or delayed).

                  Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to UPCF and the Banks.

(b) Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this clause 18 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the reasonable expense of UPCF) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under this Agreement.

18.14    Change of Reference Banks

         If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 6.5 or 15.1, (c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank ceases to provide quotations to the Agent for the purposes of determining EURIBOR or LIBOR (as the case may be), the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and after consultation with the Borrowers appoint another Bank to replace such Reference Bank.

18.15    Prompt distribution of proceeds

         Moneys received by the Security Agent pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall be paid to the Agent for distribution in accordance with the terms of the Security Deed and shall be distributed by the Agent as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent (acting on the instructions of the Majority Banks) may credit any moneys received by it to a suspense account for so long and in such manner as the Agent may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Obligor or any other person liable.

Notices and other matters

19.1     Notices

         Every notice, request, demand or other communication under this Agreement shall:

(a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

(b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

(c)  be sent:

(i)      to each Obligor at:

                           Fred Roeskestraat 123
                           PO Box 74763
                           1070 BT Amsterdam

                           Telefax: 00 31 20 578 9861

                           Attention: Managing Director of Treasury and General
                                      Counsel

(ii)     to the Agent and Security Trustee at:

                           Triton Court
                           14/18 Finsbury Square
                           London EC2A 1DB

                           Telefax: 0171 638 2551

                           Attention:       Manager - Credit Administration

(iii) to the Joint Arrangers at:

                           Bank of America International Limited
                           New Broad Street House
                           35 New Broad Street
                           London EC2M 1SH

                           Telefax: 00 44 181 313 2140

                           Attention:       Claire Godley

                           copy to:

                           Telefax: 0171 282 6810

                           Attention:       Richard Woods

                           CIBC World Markets plc
                           Cottons Centre
                           Cottons Lane
                           London SE1 2QL

                           Telefax: 0171 234 6433

                           Attention:       Supervisor, Banking Services

                           Citibank, N.A.
                           PO Box 2OO
                           Cottons Centre
                           Hays Lane
                           London SE1 2QT

                           Telefax: 00 44 171 500 2331

                           Attention:       Graham Thrower

                           MeesPierson N.V.
                           Coolsingel 93,
                           3012 AE
                           Rotterdam
                           The Netherlands

                           Telefax: 0031 10 401 5906

                           Attention:       Mr. Jan-Evert Post

                           Paribas
                           3 rue d'Antin
                           75002 Paris

                           Telefax: 00 331 42 98 09 79

                           Attention:       D. De Pailleret/L. Beghin/C. Strady

                           Telefax: 00 331 42 98 29 45

                           Attention:       G. Sadorge

                           The Royal Bank of Scotland plc
                           138-142 Holborn
                           Waterhouse Square
                           London EC1N 2TH

                           Telefax: 0171 427 9920

                           Attention:       Media and Telecommunications Team

                           Toronto Dominion Bank Europe Limited
                           Triton Court
                           14/18 Finsbury Square
                           London EC2A 2DB

                           Telefax: 0171 638 2551

                           Attention:       Manager, Loans Agency

(iv)     to each Bank

                           at its address or telefax number specified in part A of schedule 1 or in any relevant Transfer Certificate or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement.

19.2     Notices through the Agent

         Every notice, request, demand or other communication under this Agreement to be given by any Obligor to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Obligors (or any of them) shall (except as otherwise provided in this Agreement) be given by the Agent.

19.3     No implied waivers remedies cumulative

         No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

19.4     English translations

         All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement (other than the Licences and Principal Agreements referred to in schedule 3) shall be in the English language or shall be accompanied by a certified English translation upon which the Agent, the Joint Arrangers and the Banks shall be entitled to rely.

19.5     Counterparts

         This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

19.6     No breach of Austrian Agreements

         The Banks confirm, and authorise the Agent to confirm, that if they, the Agent or the Security Agent become majority shareholders in CNA following enforcement of the CNA Share Security they will not, and they will not instruct the Agent or the Security Agent to, require CNA to take any advice which would to their knowledge, after taking advice, constitute a breach of the Austrian Agreements in their form at the date of this Agreement if such action would also constitute a breach of the Austrian Agreements in their form at the date on which such action is taken. This confirmation, however, does not constitute (a) a waiver of any rights the Banks, the Agent or the Security Agent may have under the Austrian Agreements as such shareholders or (b) a guarantee of CNA's obligations under the Austrian Agreements. The Banks do not have authority to bind any third party which becomes a shareholder in CNA, whether following enforcement of the CNA Share Security or otherwise, but the Banks agree that if they, the Agent or the Security Agent dispose of shares in CNA, upon enforcement of the CNA Share Security, or as shareholders in CNA, following enforcement of the CNA Share Security, otherwise than by means of a public offer, public sale or public auction they will make such disposal on terms that the acquirer gives confirmation in the same terms as this clause 19.6.

Governing law and Jurisdiction

20.1     Law

         This Agreement shall be governed by English law.

20.2     Submission to jurisdiction

         The parties to this Agreement agree for the benefit of the Finance Parties that:

(a) if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 20.2(c)) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

(b) the jurisdiction of the High Court of Justice in England over any such claim against the any Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

(c) nothing in this clause 20.2 shall limit the right of the Finance Party to refer any such claim against any Obligor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Obligor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

20.3     Agent for service of process

         Each Obligor irrevocably designates, appoints and empowers HRO Registrars Limited at present of Heathcoat House, 20 Savile Row, London W1X 1AE to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   Schedule 1
                    Part A - The Banks and their Commitments


------------------------------ --------------------------------------- -------------------- ==================
Name                           Address and telefax number              Column 1 Facility A      Column 2
                                                                           Commitment          Facility B
                                                                             Euro             Commitment
                                                                                                 Euro
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================

Citibank, N.A.                 2 Penns Way                                 96,750,000          32,250,000
                               Suite 200
                               Newcastle
                               DE 19720
                               USA

                               Telefax:  001 302 894 6144/39
                               Attention: Mark Eckeard
                                            Linda Miller
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
MeesPierson N.V.               Coolsingel 93,                              96,750,000          32,250,000
                               3012AE
                               Rotterdam, The Netherlands

                               Telefax:     00 31 10 401 6118
                               Attention:   Mr F.G. Schreuder/M.
                                            Meijer
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
NB International Finance B.V.  Parnassustoren                              96,750,000          32,350,000
                               Locatellikade 1
                               PO Box 75215
                               1076 AZ Amsterdam
                               The Netherlands

                               Notices to:

                               Loans Services
                               26 Elmfield Road
                               Bromley
                               Kent BR1 1WA

                               Telefax:     0181 313 2140
                               Attention:   Claire Godley
------------------------------ --------------------------------------- -------------------- ==================





------------------------------ --------------------------------------- -------------------- ==================
Paribas                        3 rue d'Antin                               96,750,000          32,250,000
                               75002 Paris

                               Telefax:     00 331 42 98 09 79
                               Attention:   D. De Paillerets/
                                            L. Beghin/
                                            C. Strady

                               copy to:

                               Telefax:     00 331 4298 2945
                               Attention:   G. Sadorge
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
The Toronto-Dominion Bank      Triton Court                                96,750,000          32,250,000
                               14/18 Finsbury Square
                               London EC2A 1DB

                               Telefax:     0171 638 2551
                               Attention:   Loans Administration
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
CIBC World Markets plc         Cottons Centre                              80,625,000          26,875,000
                               Cottons Lane
                               London SE1 2QL

                               Telefax:     0171 234 6433
                               Attention:   Manager, Banking
                                            Services Department
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
The Royal Bank of Scotland     Corporate Banking Office                    80,625,000          26,875,000
plc                            PO Box 450
                               5-10 Great Tower Street
                               London EC3P 3HX

                               Telefax:     0171 220 7370
                               Attention:   Loans
                               Administration
------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
Goldman Sachs Credit           85 Broad Street                             37,500,000          12,500,000
Partners L.P.                  New York
                               NY 10004
                               USA

                               Notices to:

                               Goldman Sachs International
                               Peterborough Court
                               133 Fleet Street
                               London EC4A 2BB

                               Telefax:     0171 774 6337
                               Attention:   Susan
                               Wolstenholme/
                                            Emmanuel      Delornie

                               Copy to:

                               Telefax:     0171 774 8598
                               Attention:   Gillian Elwood
------------------------------ --------------------------------------- -------------------- ==================

------------------------------ --------------------------------------- -------------------- ==================
The Chase Manhattan Bank       125 London Wall                             37,500,000          12,500,000
                               London EC2Y 5AJ

                               Notices to:

                               Chaseside
                               Bournemouth
                               BH7 7DB

                               Telefax:     01202 342020
                               Attention:   Tina Holes

------------------------------ --------------------------------------- -------------------- ==================
------------------------------ --------------------------------------- -------------------- ==================
DLJ Capital Funding, Inc.      277 Park Avenue                             30,000,000          10,000,000
                               9th Floor
                               New York
                               NY 10172

                               Telefax:     001 212 610 6031
                               Attention:   Diane Albanese
                                            Elizabeth Burnett

------------------------------ --------------------------------------- -------------------- ==================




                                           Part B - Original Guarantors

========================================= ------------------------------ ================================
Company                                     Country of Incorporation     Address
----------------------------------------- ------------------------------ ================================
Cable-Networks Austria Holding B.V.              The Netherlands         Frederik Roeskestraat 123
                                                                         1076 EE Amsterdam
                                                                         The Netherlands
----------------------------------------- ------------------------------ ================================
----------------------------------------- ------------------------------ ================================
Stipdon Investments B.V.                         The Netherlands         Frederik Roestestraat 123
                                                                         1076 EE Amsterdam
                                                                         The Netherlands
----------------------------------------- ------------------------------ ================================
----------------------------------------- ------------------------------ ================================
Radio Public S.A.                                    Belgium             140, avenue Chazaal
                                                                         1030 Brussels, Belgium
----------------------------------------- ------------------------------
========================================= ------------------------------ ================================
UPC Facility B.V.                                The Netherlands         Frederik Roestestraat 123
                                                                         1076 EE Amsterdam
                                                                         The Netherlands
========================================= ============================== ================================
TeleKabel Hungary N.V.                           The Netherlands         Frederik Roestestraat 123
                                                                         1076 EE Amsterdam
                                                                         The Netherlands
========================================= ============================== ================================




                                                Part C - Borrowers

========================================= ------------------------------ ================================
Company                                     Country of Incorporation     Address
----------------------------------------- ------------------------------ ================================
UPC Facility B.V.                                The Netherlands         Frederik Roeskestraat 123
                                                                         1076 EE Amsterdam
                                                                         The Netherlands
----------------------------------------- ------------------------------ ================================
----------------------------------------- ------------------------------ ================================
TeleKabel Wien G.m.b.H                               Austria             Erlachgasse   116,  1100  Wien,
                                                                         Austria
----------------------------------------- ------------------------------ ================================
----------------------------------------- ------------------------------ ================================
Janco Multicom A/S                                   Norway              Ensj0veien 7, 0655 Oslo Norway
----------------------------------------- ------------------------------ ================================

                                   Schedule 2
                             Form of Drawdown Notice

To:      The Toronto-Dominion Bank
         Triton Court
         14-18 Finsbury Square
         London EC2A 1DB

         Attention: Manager, Loans Agency


 Agreement dated _______ 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Agreement")

We refer to the Agreement and hereby give you notice that [[if the Borrower is UPCF or Janco only] we wish to draw down a [Revolving Drawing of ! on o for a Revolving Period of ! months] a [Term Drawing of o on o [with an initial Interest Period of o months] [if the Borrower is Telekabel Wien only] we wish to issue a Telekabel Note in the nominal amount of o on o [for a Revolving Period of o months] [with an initial Interest Period of o months]. The funds should be credited to [name and number of account] with [details of bank in [principal financial centre for the relevant Optional Currency]].

We confirm that:

1* so far as we are aware, no event or circumstance has occurred and is continuing or will result from the making of such Drawing which constitutes a Default; and

2* the representations and warranties contained in clauses 10.1 and 10.2 of the Agreement to be repeated in accordance with clause 10.4 of the Agreement are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

(A) *In the case of a Revolving Drawing if the aggregate Euro Amount of Revolving Drawings outstanding after such Revolving Drawing would exceed the aggregate Euro Amount of Revolving Drawings outstanding prior to that drawing (after taking into account any Revolving Drawing due to be made or repaid on the Drawdown Date of such Revolving Drawing;

[[If the Borrower is Telekabel Wien only] We enclose a Telekabel Note in respect of the drawdown requested by this notice.]

UPCF confirms that Annualised Consolidated EBITDA in the most recently delivered Quarterly Management Account was [ ].

UPCF confirms that the ratio of Senior Debt (including for these purposes, the amount of the Drawing the subject of this notice) to Adjusted Annualised Consolidated EBITDA as calculated from the most recently delivered Quarterly Management Accounts delivered to the Agent under the Agreement was [ ].]

UPCF confirms that the ratio of Senior Debt (including for these purposes, the amount of the Drawing the subject of this notice) to Annualised Consolidated EBITDA as calculated from the most recently delivered Quarterly Management Accounts delivered to the Agent under the Agreement was [ ].]

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

                                               For and on behalf of UPC Facility
                                                 B.V.



                             ...................................................





                                               For and on behalf of
                                   [relevant Borrower if not UPC Facility B.V.]



                             ...................................................

                                   Schedule 3
                                     Part I

           Documents and evidence required prior to the giving of the Drawdown Notice in respect of the first Drawing

(a) A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of UPCF, of the constitutive documents of each Obligor amended as agreed between UPCF and the Agent.

(b) A copy, certified as a true copy by an Authorised Officer of UPCF of an extract of the minutes of the Supervisory Board of Directors of Telekabel Wien dated 28 May 1999 authorising a credit limit of ATS 2,500,000,000 and a copy of a letter from Telekabel Wien dated 21 July 1999 confirming that such authorised credit limit has not been exceeded.

(c) A copy, certified as a true copy by an Authorised Officer of UPCF, of each of (i) resolutions of the Board of Directors of each Obligor (except Telekabel Wien) and UPC evidencing approval of this Agreement and the Security Documents to which they are a party and authorising their respective appropriate officers to execute and deliver this Agreement and such Security Documents and to give all notices and take all other action required by such Obligor or UPC thereunder and (ii) an extract from the minutes of the Board of Supervisory Directors of UPC approving the terms and conditions of this Agreement, and (iii) a resolution of the Board of Supervisory Directors of TeleKabel Hungary evidencing approval of this Agreement and the Security Documents to which it is a party. In summary:

-------------------------------- -----------------------------------------------
(i)    Board resolution of UPC   (vi)   Board Resolution of TeleKabel Hungary
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------
(ii)   Extract of
       Supervisory
       Board minutes of
       UP                        (vii)  Supervisory Board Resolution of
                                        TeleKabel Hungary
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------
(iii)  Board Resolution of CNA   (viii) Board Resolution of UPCF
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------
(iv)   Board Resolution of Stipd (ix)   Board Resolution of Radio Public
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------
(v)    Board resolution of Janco
-------------------------------- -----------------------------------------------
(d) A resolution of the Board of Directors of Belmarken evidencing their approval of the Sale and Purchase Agreement and the Security Documents to which it is a party and authorising its appropriate officers to execute and deliver the Sale and Purchase Agreement and such Security Documents and to give all notices and take all other action required by Belmarken.
(e) Specimen signatures, authenticated by an Authorised Officer of UPCF, of the persons authorised in the resolutions referred to in paragraphs
         (b), (c) and (d) above.

(f) An original power of attorney executed by Telekabel Wien.

(g) A resolution of the shareholders of each Obligor incorporated in the Netherlands evidencing the approval of the shareholders of each such Obligor of the Agreement and the Security Documents by approving the board resolutions made by each such Obligor being:

(i)      resolution of the shareholders of CNA;

(ii)     resolution of the shareholders of TeleKabel Hungary;

(iii)    resolution of the shareholders of UPCF; and

(iv)     resolution of the shareholders of Stipdon.

(h) A resolution of the shareholders of Janco evidencing approval of the shareholders of Janco to the terms of this Agreement and the obligations of Janco thereunder.

(i) A resolution of the shareholders of Belmarken evidencing approval of the shareholders of Belmarken to the terms of the Sale and Purchase Agreement and the Security Documents to which it is a party and the obligations of Belmarken thereunder.

(j) A copy, certified as a true copy by an Authorised Officer of UPCF, of all consents, authorisations, licences and approvals required by each Obligor and UPC to authorise, or required by each Obligor and UPC in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of this Agreement and the Security Documents to which they are a party and the performance by the relevant members of the Restricted Group and UPC of their respective obligations under this Agreement and the Security Documents.

(k) A copy, certified as a true copy by an Authorised Officer of UPCF, of a letter from each Obligor's and UPC's agent for receipt of service of process referred to this Agreement and in the Security Deed, accepting its appointment.
(l)      The Disclosure Letter.

(m) The proforma unaudited combined financial statements of the Restricted Group and the audited consolidated financial statements of the UPC Group for the financial year ended on 31 December 1998 referred to in clause 10.1(f)(i) and the Quarterly Management Accounts referred to in clause 10.1(f)(ii).

(n) A copy of the Management Base Case.

(o) Copies, certified by the Authorised Officer of UPCF to be true, complete and up to date copies of:

(i) all updates and amendments to the Licences (in respect of the Austrian Licences, the Belgian Licences and the Norwegian Licences since 8 October 1997 and in respect of the Hungarian Licences since 7 October 1998);

(ii)     the Interconnect Agreements;

(iii)    the Hungarian Agreement; and

(iv)     the Austrian Agreements.

(p) A brokers letter relating to insurances.

(q) Executed copies of the Sale and Purchase Agreements referred to in paragraphs (i) and (ii) of the definition of Sale and Purchase Agreements including the notarial deed of transfer of shares in Stipdon and UPC Slovakia Holding B.V.

(r) The release of the pledge of shares in Telekabel Hungary granted by Stipdon in connection with the Facility Agreement dated 7 October 1998 between Telekabel Hungary and the other parties referred to therein.

(s) Letter of approval of The First Hungary Fund regarding the obligations of Telekabel Hungary.

(t) Letter from UPCF to the Agent notifying the Agent of the acquisition of any company or business which operates in Eastern Europe (as referred to in paragraph (d) of the definition of Permitted European Acquisition).

                                     Part II

    Documents and evidence required to be provided prior to the first Drawing

(a) An opinion of Norton Rose, dated not more than five Banking Days prior to the first Drawdown Date, in a form acceptable to the Agent.

(b) The Security Documents listed below duly executed by the relevant Obligor and/or by UPC and/or by the other members of the Restricted Group party thereto together with all documents, deeds, notices and certificates required to be delivered pursuant to the terms thereof and the original powers of attorney and board resolutions referred to below in connection therewith:

         Security Document

(i)      the Telekabel Hungary Share Security (Dutch law)

(ii)     the Stipdon Share Security (Dutch law)

(iii) the pledge by UPC over its shares in UPCF (Dutch law)

(iv)     the CNA Share Security (Dutch law)

(v)      the RP Share Security (Belgian law)

(vi)     the pledge by UPC over its shares in Janco (Norwegian law)

(vii)    the Relevant Person Pledge of Shareholder Loans (Dutch law)

(viii)   the Borrower Pledge of Shareholder Loans (Dutch law)

(ix)     the Security Deed (English law)



(A)      Powers of Attorney required in relation to execution of the Share Securities

------------------------------------------------------ ----------------------------------------------------

(i)      Power of  attorney  of UPCF in  relation  to  (vi)     Power of  attorney  of UPC in  relation to
         the Stipdon Share Security                             the pledge of its shares in UPCF
------------------------------------------------------ ----------------------------------------------------
------------------------------------------------------ ----------------------------------------------------
(ii)     Power of attorney of Stipdon in relation to   (vii)    Power of attorney of UPCF in relation to
         the Stipdon Share Security                             the pledge of UPC's shares in UPCF
------------------------------------------------------ ----------------------------------------------------
------------------------------------------------------ ----------------------------------------------------
(iii)    Power of attorney of UPC in relation to the   (viii)   Power of attorney of UPC in relation to
         RP Share Security                                      the CNA Share Security
------------------------------------------------------ ----------------------------------------------------
------------------------------------------------------ ----------------------------------------------------
(iv)     Power of attorney of Stipdon in relation to (ix) Power of attorney of CNA in relation to
         the TeleKabel Hungary Share Security             the CNA Share Security
------------------------------------------------------ ----------------------------------------------------
------------------------------------------------------ ----------------------------------------------------
(v)      Power of attorney of TeleKabel Hungary in
         relation to the TeleKabel
         Hungary Share Security
------------------------------------------------------ ----------------------------------------------------

(B) Powers of Attorney required in relation to the execution of the Borrower Pledge of Shareholder Loans

------------------------------------------- ----------------------------------
(i)      UPC Slovakia Holding BV            (iv)     UPC Czech Holding BV
------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------
(ii)     Stipdon                            (v)      UPCF
------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------
(iii)    UPC Romania Holding BV
------------------------------------------- ----------------------------------

(C) Powers of Attorney required in relation to the execution of the Relevant Person Pledge of Shareholder Loans

--------------------------------------------
(i)      UPC
--------------------------------------------
--------------------------------------------
(ii)     UPC Intermediates B.V.
--------------------------------------------
--------------------------------------------
(iii)    Belmarken
--------------------------------------------


(D) Board Resolutions required in relation to the execution of Borrower Pledge of Shareholder Loans, the Relevant Person Pledge of Shareholder Loans and the Security Deed

         (in each case evidencing approval of each such document and authorising the respective appropriate officers of each company to execute and deliver each document to which it is a party and to give all notices and take all other action required by such company)

 ------------------------------------------- ---------------------------------
 (i)      UPC Romania Holding BV             (iii)    UPC Slovakia Holding BV
 ------------------------------------------- ---------------------------------
 ------------------------------------------- ---------------------------------
 (ii)     UPC Czech Holding BV               (iv)     UPC Intermediates B.V.
 ------------------------------------------- ---------------------------------

(c) A confirmation from The Toronto-Dominion Bank of all amounts outstanding under the Existing UPC Senior Facility to be repaid for value 30 July 1999 and confirming the security granted in connection with the Existing UPC Senior Facility which is to be released on the date of the first Drawing under this Agreement and that the Existing UPC Senior Facility shall be irrevocably cancelled on receipt of such amount.

         Security to be released on the date of the first Drawing

(i)      UPC pledge of its shares in CNA (Dutch law)

(ii)     UPC pledge of its shares in Radio Public (Belgian law)

(iii) UPC pledge of its shares in Janco (Norwegian law)

(d) Notice of cancellation of the Existing UPC Senior Facility effective on the date of the first Drawing under this Agreement.

(e)      Foreign legal opinions

o An opinion of Ortner, Poch, Foramitti Rechtsanwalte OEG, special legal advisers to the Banks in Austria, dated not more than five Banking Days prior to the first Drawdown Date, in a form acceptable to the Agent.

o An opinion of Coppens, Van Ommeslaghe & Faures, special legal advisers to the Banks in Belgium, dated not more than five Banking Days prior to the first Drawdown Date, in a form acceptable to the Agent.

o An opinion of Trenite Van Doorne, special legal advisers to the Banks in the Netherlands, dated not more than five Banking Days prior to the first Drawdown Date, in a form acceptable to the Agent.

o An opinion of Wiersholm, Mellbye & Bech, special legal advisers to the Banks in Norway, dated not more than five Banking Days prior to the first Drawdown Date, in a form acceptable to the Agent.

(f) An extract from the trade register of the Chamber of Commerce of each Obligor incorporated in The Netherlands.

(g) A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of UPCF, of the shareholders' register of each Obligor incorporated in The Netherlands other than Stipdon Investments BV.

(h) A letter from the Norwegian Bankruptcy Register confirming that as of the first Drawdown Date, Janco has not been reported from the local probate courts to the said register bankrupt.

(i) Originals of the notice of assignment of dividends and acknowledgement of notice duly signed by UPC and acknowledged by Janco, as set out in exhibits 1 and 2 to the pledge given by UPC in respect of its shareholding in Janco.

(j) A letter from Donaldson, Lufkin & Jenrette and Goldman Sachs International to the Security Agent confirming that the pricing of the High Yield Notes has taken place and the Security Agent has received assurances that closing will occur concurrently with the first Drawing under this Agreement.

(k) The deed of termination in respect of the Existing UPC Senior Facility.

(l) The release of the pledge granted by UPC of its shares in CNA in connection with the Existing UPC Senior Facility together with a power of attorney of each of UPC and CNA in connection with such release.

(m) The release of the pledge granted by UPC of its shares in Radio Public in connection with the Existing UPC Senior Facility.

(n) The release of the pledge granted by UPC of its shares in Janco in connection with the Existing UPC Senior Facility.

(o) An opinion of Holme Roberts & Owen LLP, legal advisers to the Borrowers, confirming that the entry into of the Facilities by the Borrowers will not result in any default under the United GlobalCom, Inc.
         Indentures dated 5th February 1998 and 29 April 1999.

(p) The release letter in respect of the Austrian Security.

                                   Schedule 4
                         Calculation of Additional Cost

1 The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated relating to an Drawing in accordance with the following formulae:

         In relation to each Sterling Drawing:

                           [OBJECT OMITTED]

         In relation to each other Drawing:

                           [OBJECT OMITTED]

         Where:

         C = The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

         F = The amount of Sterling per (pound)1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

         L = The rate of interest per annum at which Sterling deposits are offered by the Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Additional Cost is to be calculated.

         S = The amount required to be placed as special deposits with the Bank of England, expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

         Y = The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

         Z = The lower of L and the rate of interest per annum paid by the Bank of England on special deposits at or about 11.00 a.m. on the date of calculation.

2 For the purposes of calculating the Additional Cost:

(a) C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 per cent.

                  and L = 7 per cent. CL is calculated as 0.15 x 7;

(b) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

(c)      each amount is rounded up to the nearest four decimal places; and

(d) if the formulae produce a negative percentage, the percentage shall be taken as zero.

3 If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent's opinion (after consultation with the Banks) make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to the Borrower to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

4 In this schedule 4:

         "authorised" and "institution" have the meanings given to those terms in the Banking Act 1987;

         "Bank of England Act" means the Bank of England Act 1998;

         "eligible institution" has the meaning given to that term in schedule 2 to the Bank of England Act;

         "eligible liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formulae;

         "fee base" has the meaning given to that term in the Fees Regulations.

         "Fees Regulations" means the Banking Supervision (Fees) Regulations 1999 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formulae; and

         "special deposits" has the meaning given to that term by the Bank of England on the date of application of the formulae.

                                   Schedule 5
                          Form of Transfer Certificate

Banks are advised not to employ Transfer Certificates without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.


To:      The Toronto-Dominion Bank
         Triton Court
         14/18 Finsbury Square
         London EC2A 1DB

         Attention: Manager, Loans Agency


Transfer Certificate

This Transfer Certificate relates to an Agreement (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Agreement") dated ! 1999 between UPC Facility B.V., Telekabel Wien GmbH and Janco Multicom A/S as Borrowers (1), the entities listed in part B of schedule 1 thereto as Original Guarantors (2), Bank of America International Limited, CIBC World Markets plc, Citibank, N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc and Toronto Dominion Bank Europe Limited as Joint Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in part A of schedule 1 thereto as Banks (4), The Toronto-Dominion Bank as Agent (5), and The Toronto-Dominion Bank as Security Agent (6). Terms defined in the Agreement shall have the same meaning in this Transfer Certificate.

1 [Name of Tansferor Bank] (the "Transferor Bank") (a) confirms the accuracy of the summary of its Commitment and Contribution set out in the schedule to this Transfer Certificate; and (b) requests [Transferee Bank] (the "Transferee") to accept and procure the transfer to the Transferee of the portion of its Commitment and Contribution specified in the schedule to this Transfer Certificate by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Transferee requests the Agent (on behalf of itself, the other Secured Parties, the Obligors, the Subordinated Creditors and the Security Providers) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 17.4 of the Agreement, so as to take effect in accordance with its terms on [date of transfer], [being not earlier than 5 Banking Days after date of delivery of the Certificate to the Agent] (the "Effective Date").

3 The Agent (on behalf of itself and the other parties to the Agreement and the Security Deed) confirms the assignment and transfer effected by this Transfer Certificate pursuant to and for the purposes of clause
         17.4 of the Agreement.

4        The Transferee confirms:

(a) that it has received a copy of the Agreement, the Security Deed and all other Security Documents and other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

(b) that it has made its own assessment of the execution, effectiveness, adequacy, genuineness, validity, enforceability and admissibility in evidence of the Agreement, the Security Documents and this Transfer Certificate and has not relied and will not rely on the Transferor Bank or any statements made by the Transferor Bank in that respect;

(c) that it has made and will continue to make its own appraisal of the creditworthiness of the members of the Restricted Group, the Subordinated Creditors and the Security Providers and its own independent investigation of the financial condition, prospects and affairs of the members of the Restricted Group, the Subordinated Creditors and the Security Providers and has not relied and will not rely on the Transferor Bank or any other Secured Party or any statement, opinion, forecast or other representation made by the Transferor Bank or any other Secured Party in that respect;

(d) accordingly, neither the Transferor Bank nor any other Secured Party shall have any liability or responsibility to the Transferee in respect of any of the foregoing matters; and

(e)      it is a Qualifying Bank.

5 Execution of this Transfer Certificate by the Transferee constitutes its representation to the Existing Bank and all other parties to the Agreement and the Security Deed that it has power to become party to the Agreement and the Security Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Transfer Certificate.

6 The Transferee hereby undertakes to the Existing Bank, the Obligors, the Subordinated Creditors, the Security Providers and the other Secured Parties that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement, the Security Deed and all other Security Documents will be assumed by it after acceptance of this Transfer Certificate by the Agent.

7 The Transferee acknowledges that the Existing Bank has no obligation to repurchase or reacquire any of the rights and obligations transferred by virtue of this Transfer Certificate or to support, indemnify or compensate the Transferee for any losses suffered by the Transferee as a consequence of the transfer effected by virtue of this Transfer Certificate.

8 This Transfer Certificate and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with English law.

Note:    This Transfer Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  The Schedule

Amount of Contribution     Next Interest Payment Date       Portion transferred
         Euro                                                     Euro






       Amount of                                            Portion transferred
       Facility A                                                  Euro
       Commitment
         Euro



                                       Administrative Details of Transferee

Lending office:

Account for payments:

Telephone:

Telefax:

Attention:


[Transferor Bank]                                             [Transferee]
By:                                                           By:
Date:                                                         Date:

The Agent
By:

on its own behalf
and on behalf of the other parties to the Agreement and the Security Deed

Date:

                                                    Schedule 6
Part A - Compliance Certificate to be delivered by an Authorised Officer of UPCF or UPC

The Toronto-Dominion Bank
Triton Court
14/18 Finsbury Square
London EC2A 1DB

Attention: Manager, Loans Agency                                         [Date]


Dear Sirs

Euro 1,000,000,000 Credit Facilities
Loan and Note Issuance Agreement dated [ ], 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced the "Loan and Note Issuance Agreement")

We refer to the Loan and Note Issuance Agreement and deliver this Certificate in respect of the Quarterly Period ended [Quarter Day] pursuant to clause 11.1(i)(i) thereof. Terms defined in the Loan and Note Issuance Agreement shall have the same meaning when used in this Certificate.

We confirm that on or as of the last day of the Quarterly Period ending [o]:

1        Consolidated   EBITDA   for  the   Quarterly   Period   ending   on
         [Quarter   Day]  was  [  ]   [insert calculation details].

2 Annualised Consolidated EBITDA calculated by reference to the Six Month Period ending on [Quarter Day] was [ ] [insert calculation details]

3 1Adjusted Annualised Consolidated EBITDA calculated by reference to the Six Month Period ending on [Quarter Day] was [insert calculation details].

4        As at [Quarter Day] Senior Debt was [       ] [insert calculation
        details].

5        Senior  Debt  Cash   Interest   Charges   for  the  6  month   period
         ending  on   [Quarter   Day]  were [    ] [insert calculation details].

6 2Pro-Forma Senior Debt Service for the twelve months commencing [o] is [o].

Based on the above, we confirm that on [Quarter Day]:

1 The ratio of Senior Debt to Adjusted Annualised Consolidated EBITDA was [o] [insert calculation details].

2 The ratio of Senior Debt to Annualised Consolidated EBITDA was [o] [insert calculation details]. 3 The ratio of Consolidated EBITDA to Senior Debt Cash Interest Charges was [o] [insert calculation details].

4 The ratio of Annualised Consolidated EBITDA to Pro Forma Senior Debt Service was [o] [insert calculation details].

5 Excess Cash Flow was [o].

Accordingly, we confirm that [save as disclosed in this certificate] on [Quarter Day] the Borrowers were in compliance with those covenants contained in clause
12.1 inclusive of the Loan and Note Issuance Agreement which were applicable as at [Quarter Day].

We further confirm that the combined, consolidated total assets, consolidated revenues and consolidated EBITDA of each Borrower and its Subsidiaries as at the date of this Agreement, each Original Guarantor and its Subsidiaries as at the date of this Agreement and each Acceding Guarantor and its Subsidiaries as at the date on which it became a Guarantor is not less than 90 per cent. of the consolidated total assets, consolidated revenues and consolidated EBITDA of the Restricted Group.

We confirm that the representations and warranties contained in clause 10.1 and clause 10.2 of the Loan and Note Issuance Agreement to be repeated in accordance with clause 10.4 of the Loan and Note Issuance Agreement, are true and correct as at the date hereof as if made with reference to the facts and circumstances existing at such date.

We also confirm that negative EBITDA attributable to New Services in respect of the Quarterly Period ended [Quarter Day] was [ ].

For and on behalf of
UPCF



 .............................
Authorised Officer

                                   Schedule 6
 Part B - Compliance Certificate to be delivered by the auditors of UPCF or UPC

The Toronto-Dominion Bank
Triton Court
14/18 Finsbury Square
London EC2A 1DB


Attention:    Manager, Loans Agency                                    [Date]


Dear Sirs

Euro 1,000,000,000 Credit Facilities
Loan and Note Issuance Agreement dated [ ], 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced the "Loan and Note Issuance Agreement")

We refer to the Loan and Note Issuance Agreement and deliver this Certificate in respect of the financial year ended [year end] pursuant to clause 11.1(i)(i) thereof. Terms defined in the Loan and Note Issuance Agreement shall have the same meaning when used in this Certificate.

We confirm that in our opinion:

1        Consolidated EBITDA ending on [year end] was [   ] [insert calculation
         details].

2        Annualised Consolidated EBITDA in respect of the financial year ending
        on [year  end] was [        ] [insert calculation details]

3 1Adjusted Annualised Consolidated EBITDA in respect of the financial year ending on [year end] was [insert calculation details].

4        As at [the end of [year end]] Senior Debt was [                     ]
         [insert calculation details].

5        Senior   Debt   Cash   Interest   Charges   for  the   financial   year
         ending on [year end] were [         ] [insert calculation details].

6 2Pro-Forma Senior Debt Service for the twelve months commencing [o] is [o].

7 Negative EBITDA attributable to New Services for the financial year ending on [year end] was [ ] [insert calculation details].

Based on the above, we confirm that on [year end]:

1 The ratio of Senior Debt to Adjusted Annualised Consolidated EBITDA was [o] [insert calculation details]

2 The ratio of Senior Debt to Annualised Consolidated EBITDA was [o] [insert calculation details]. 3 The ratio of Consolidated EBITDA to Senior Debt Cash Interest Charges was [o] [insert calculation details].

4 The ratio of Annualised Consolidated EBITDA to Pro Forma Senior Debt Service was [o] [insert calculation details].1

5 Excess Cash Flow was [o].

Accordingly, we confirm that in our opinion [and save as disclosed in this Certificate] as at [year end] the Borrowers were in compliance with those covenants contained in clause 12.1 of the Loan and Note Issuance Agreement which were applicable as at [year end].

We further confirm that the combined, consolidated total assets, consolidated revenues and consolidated EBITDA of each Borrower and its Subsidiaries as at the date of this Agreement, each Original Guarantor and its Subsidiaries as at the date of this Agreement and each Acceding Guarantor and its Subsidiaries as at the date on which it became a Guarantor is not less than 90 per cent. of the consolidated total assets, consolidated revenues and consolidated EBITDA of the Restricted Group.

We also further confirm that negative EBITDA attributable to New Services has not exceeded Euro 50,000,000 in aggregate for the period from 30 June 1999 to the financial year ending on [year end] unless funded by UPC by means of a new cash Subordinated Shareholder Loan or by a cash subscription for equity share capital of UPCF no more than 45 days after such excess occurred.

For and on behalf of
UPCF


 ..............................
Auditors

                                   Schedule 7
                           Registrations and Licences


A:       Austrian Licences

         "Austrian Licences" means the following documents and agreements:

(a)      Telekabel Wien

(i)      Gewerbeschein dated 5th November 1981

(ii)     Gewerbeschein dated 30th October 1979

(iii) Konzessionsdekret dated 8th October 1981

(iv)     Fernmeldebewilligung dated 13th September 1993

(v)      Wegerechte: Bescheld der Germeinde Wien dated 1st March 1978

(vi)     Gewerbeschein dated 7th May 1999

(vii) Bescheid of the Telekom-Control-Kommission dated 9th March 1998

(b)      Telekabel Graz GmbH

(i)      Gewerbeschein dated 22nd April 1980

(ii)     Gewerbeschein dated 7th May 1984

(iii) Fernmeldebewilligung dated 24th October 1995

(iv)     Elektrotechnikergewerbebewillingung dated 30th October 1998

(c)      Telekabel Klagenfurt GmbH

(i)      Gewerbeschein dated 10th November 1980

(ii)     Gewerbeschein dated 16th December 1982

(iii) Fernmeldebewilligung dated 17th January 1995

(iv)     Elektrotechnikergewerbebewillingung dated 9th December 1998

(d)      Telekabel-Fernsehnetz Baden Betriebsgesellschaft mbh

(i)      Gewerbeschein dated 4th December 1981

(ii) Fernmeldebewillignung dated 26th July 1990 held by Kabel - TV - Sud GmbH (minority shareholder)

(e) Telekabel-Fernsehnetz Wiener Neustadt/Neunkirchen Betriebsgesellschaft mbh

(i)      Gewerbeschein dated 10th April 1980

(ii)     Gewerbeschein dated 26th June 1984

(iii) Fernmeldebewilligung dated 25th July 1990 held by Kabel-TV-Wiener Neustadt GmbH (minority shareholder).

B:       Belgian Licences

         "Belgian Licences" means the following documents and agreements:

1        Brussels area:

(a)      Municipality of Etterbeek:

         Licence given by settlement agreement dated 26 May 1997 and authorisation dated 19 May 1969.

(b)      Municipality of Schaerbeek

         Authorisation dated 21 October 1969.

(c)      Municipality of Koekelberg

         Authorisation dated 21 October 1969.

(d)      Municipality of Jette and Ganshoren

         Authorisation dated 6 February 1970.

(e)      Municipality of Berghem-St-Agathe

         Authorisation dated 22 December 1970.

(f)      Municipality of Forest

         Authorisations dated 21 December 1970 and 3 January 1978.

(g)      Municipality of Schaarbeek and Forest

         Authorisation dated 3 January 1978.

2        Leuven area:

(a)      Municipality of Heverlee and Kessel-Lo

         Authorisation dated 1971.

(b)      Municipality of Leuven

         Authorisation dated 1971.

3        Telecommunications services

(a)      Letter of the Belgian Institute for Postal Services and
         Telecommunications ("BIPT") authorising Radio Public to provide Internet access through the company's public telecommunications structure;

(b) Letter of the BIPT authorising Radio Public to operate a public telecommunications system service as of 9 May 1997, in the territories of Etterbeek, Shaerbeek, Koekelberg, Jette, Ganshoren,
         Berchem-St.-Agathe, Forest and Leuven.

(c) Letter of BIPT informing Radio Public of the approval by the Minister of Telecommunications on 3 August 1998 of the geographical extension of Radio Public's permit of 9 May 1997 for the operation of a public telecommunications structure to 76 communes;

(d) Letter of 21 April 1999 from Minister Ylieff, Minister of Scientific Policy, authorising Radio Public to operate its business of radio and television distribution to the communes of Anderlecht, Oudergem, Brussels, Evere, Elsene, Sint-Jans-Molenbeek, Sint Gillis, Sint-Joost-ten-Noode, Ukkel, Watermaal-Bosvoorde,
         Sint-Lambrechts-Woluwe and Sint-Pieters-Woluwe taking effect on 21 April 1999.

(e) Letter of the BIPT, dated January 1999, for the establishment and exploitation of a public telecommunication network, with a copy of the authorisation by the Minister dated 22 January 1999, the official individual authorisation and a certificate in Dutch from the BIPT.

C:       Hungarian Licences

         "Hungarian Licences" means the following documents and agreements:

         ANFEL-KABELKOM KABELKOMMUNIKACIOS KFT.

         Licence dated 12th May, 1998 issued by the Communication Inspectorate of West Hungary to Anfel-Kabelkom Kabelkommunikacios Kft.

         HAJDU-KABELKOM KABELKOMMUNIKACIOS KFT.

         Licence dated 9th April, 1998 issued by the Communication Inspectorate of North Hungary to Hajdu Kabelkom, Kabelkommunikacios Kft.

         KABELKOM -DUNAUJVAROS KABELKOMMUNIKACIOS KFT.

         Licence dated 28th April, 1998 issued by the Communication Inspectorate of South Hungary to Kabelkom-Dunaujvaros Kft.

         KABELKOM-NYIREGYHAZA KABELKOMMUNIKACIOS KFT.

         Licence dated 28th January, 1999 issued by the Communication Inspectorate of North Hungary to Kabelkom-Nyiregyhaza
         Kabelkommunikacios Kft.

         KABELKOM-PECSI KABELTELEVIZIO KFT.

         Licence dated 23rd May, 1997 issued by the Communication Inspectorate for Pecs Region to Kabelkom Pesci Kabeltelevizio Kft.

         KABELKOM-SZEKESFEHERVAR KABELKOMMUNIKACIOS KFT.

         Licence dated 13th May, 1998, issued by the Communication Inspectorate of West Hungary to Kabelkom-Szekesfehevar Kabelkommunikacios Kft.

         KABELKOM-SZOLNOK KABELKOMMUNIKACIOS KFT.

         Licence dated 27th April, 1998, issued by the Communication Inspectorate of East Hungary to Kabelkom-SzOLNOK Kabelkommunikacios Kft.

         Modification of above Licence dated 11th May 1998 issued by the Communication Inspectorate of East Hungary to Kabelkom-Szolnok Kabelkommunikacios Kft.

         KABELKOM-VESZPREM KABELKOMMUNIKACIOS KFT.

         Licence dated 12th May, 1998, issued by the Communication Inspectorate of West Hungary to Kabelkom Veszprem Kabelkommunikacios Kft.

         TELESTAR- KABELKOM KABELKOMMUNIKACIOS KFT.

         Licence dated 13th May, 1998 issued by the Communication Inspectorate of North Hungary to Telestar Kabelkom Kabelkommunikacios Kft.

         MISKOLCI KABEL-TV KFT.

         Licence dated 8th May, 1998 issued by the Communication Inspectorate of North Hungary to Miskolci Kabel-TV Kft.

         KABELTEL SOPRON KABELTELEVIZIOS SZOLGALTATO KFT.

         ("Kabeltel Sopron Kft")

         Licence dated 9th March, 1999 issued by the Communication Inspectorate of West Hungary to Kabeltel Sopron Kft.

         KABELTEL-ELEKTRA KABELTELEVIZIOS SZOLGALTATO KFT.

         ("Kabeltel-Elektra Kft")

         Licence dated June 30, 1998, issued by the Communication Inspectorate of West Hungary to Kabeltel-Elektra Kft.

         GLOBAL BUDAPEST KABELTELEVIZIOS KFT. ("Global Kft")

         Licence dated 13th May, 1999 issued by the Communication Inspectorate of West Hungary to Global Kft.

         KABELTEL KANIZSA KABELTELEVIZIOS KFT. ("Kabeltel Kanizsa Kft") For the territory of Nagykanizsa:

         Licence dated June 8, 1998, issued by the Communication Inspectorate of South Hungary to Kabeltel Kanizsa Kft.

         For the territory of Mor:

         Licence dated 4th March, 1999 issued by the Communication Inspectorate of West Hungary to Kabeltel Kanizsa Kft.

         KABELTEL BUDAPEST KABELTELEVIZIOS SZOLGALTATO KFT. ("Kabeltel Budapest Kft")

         Licence dated 19th December, 1998 issued by the Budapest Communication Inspectorate to Kabeltel Budapest Kft.

D:       Norwegian Licences

         "Norwegian Licences" means the following documents and licences relating to Janco:

         (a) List of registered providers of public telephony and public telephone services from the Norwegian Telecommunications Authority (the "PTA") dated May 31, 1999.

         (b) Assignment of number series from the PTA dated April 24, 1998.

         (c) Assignment of prefix number 1503 from the PTA dated May 25, 1998.

         (d) License for point to multipoint system from the PTA dated March 27, 1998.

         (e) Temporary license for test projects from the Ministry of Cultural Affairs dated March 27, 1998.

         (f) Temporary license for the establishment of a registry for personal data from the Norwegian Data Protection Authority dated February 15, 1999.

         (g) Authorisation to provide installation services relating to cable networks dated November 21, 1996.

                                                    Schedule 8
                                              Interconnect Agreements

1 The interconnect agreement between Telenor Nett AS and Janco dated 15 March, 1999.

2 The interconnection order made by the Austrian Telekom Control Kommission dated 5 October, 1998 governing the interconnection arrangements between Telekabel Wien and Telekom Austria AG.

                                   Schedule 9
                     Part A - Guarantor's Deed of Accession


To:               THE TORONTO-DOMINION BANK as Security Agent

From:             [PROPOSED GUARANTOR] and [UPCF]

Date:             [o]

UPCF Euro 1,000,000,000 Loan and Note Issuance Agreement dated o, 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced the "Facility Agreement")

We refer to clause 9.17 of the Facility Agreement. Words and expressions defined in the Facility Agreement have the same meanings when used in this Deed.

We, [name of company] of [address] agree to become an Acceding Guarantor and to be bound by the terms of the Facility Agreement as an Acceding Guarantor in accordance with clause 9.17 of the Facility Agreement and the Security Deed as a Guarantor in accordance with clause 9.6 of the Security Deed.

[Local law limitations on amounts guaranteed by Acceding Guarantor (if any)]

Our address for notices for the purposes of clause 19.1 of the Facility Agreement is:

[o]

This Deed is intended to be executed as a deed and is governed by English law.

[PROPOSED GUARANTOR]                             [UPCF]
[Appropriate execution clause]                   [Appropriate execution clause]
By:                                              By:


By:

SECURITY AGENT
[Appropriate execution clause]


By:

                                   Schedule 9
    Part B - Documents and Evidence to be delivered by an Acceding Guarantor

(a) Guarantor's Deed of Accession, duly executed under seal by the Acceding Guarantor and the Borrower;

(b) (if required by the terms of clause 9.17 of this Agreement) a Share Security over the shares of the Acceding Guarantor, duly executed as a deed by the parties to it (the "Relevant Shareholders");

(c) a copy of the constitutional documents of each of the Acceding Guarantor and (if a Share Security is to be provided pursuant to paragraph (b) above) the Relevant Shareholders;

(d) a copy of a resolution of the board of directors of each of the Acceding Guarantor and (if a Share Security is to be provided pursuant to paragraph (b) above) Relevant Shareholders approving the terms of, and the transactions contemplated by, the Guarantor's Deed of Accession, the relevant Security Documents (if any) (as appropriate) and authorising its appropriate officers to execute and deliver the Guarantor's Deed of Accession, the relevant Security Documents (as appropriate) and give all notices and take all other action required by it under the Finance Documents;

(e) a certificate of a director of the Acceding Guarantor certifying that the amounts to be guaranteed by the Acceding Guarantor would not cause any guaranteeing limit binding on it to be exceeded;

(f) a copy of any other authorisation or other document, opinion or assurance which is necessary for the execution, delivery and validity and enforceability of the Guarantor's Deed of Accession, the relevant Security Documents or the Share Security (if any);

(g) a specimen of the signature of each person authorised by a resolution referred to in paragraph (f) above;

(h)      if available, a copy of the latest audited accounts of the Acceding
         Guarantor;

(i) a legal opinion of English legal advisers, acceptable to the Agent, addressed to the Security Agent Guarantor on behalf of the Beneficiaries (as defined in the Security Deed)

(j) if the Acceding Guarantor and/or a Relevant Shareholder is incorporated in a jurisdiction outside England, a legal opinion of legal advisers, reasonably acceptable to the Agent, in the jurisdiction of incorporation of the Acceding Guarantor and/or Relevant Shareholder (as appropriate), addressed to the Security Agent Guarantor on behalf of the Beneficiaries (as defined in the Security Deed) with respect to the matters provided for in the legal opinions referred to in schedule 3;

(k) a certificate of an authorised signatory of the Acceding Guarantor and each Relevant Shareholder certifying that each copy document specified in part B of this schedule 9 and relating to it is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor's Deed of Accession or relevant Security Documents (as appropriate);

(l) a certificate of an authorised signatory of UPCF confirming that its constitutional documents have not been amended (or, if they have, enclosing a copy of the amended constitutional documents) and that all authorisations and resolutions authorising its appropriate officers to execute and deliver the Guarantor's Deed of Accession remain in full force and effect;

(m) if applicable, share certificates and stock transfer forms executed in blank and all other documents required to be delivered to the Security Agent in connection with the relevant Share Security; and

(n) such other documents as the Agent may reasonably require after taking the advice of the legal advisers referred to in paragraphs (i)and (j) above.



                                   Schedule 10
            Form of Quarterly Management Accounts/Monthly Information
                          Cable Television - Statistics

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

Operating Statistics                      Monthly         Monthly        Variance          YTD              YTD        Variance
                                        [Month,Year]    [Month,Year]                  [Month,Year]     [Month,Year]
                                           Actual          Budget                        Actual           Budget
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Homes in Franchise Area
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Homes Passed (serviceable)
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
% of Homes Passed in Franchise Area
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Subscribers
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Enhanced Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Premium
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Pay Per View Events
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Other
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Penetration
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Enhanced Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Premium
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Average revenue per subscriber
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Lifeline
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Enhanced Basic
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Premium
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Pay Per View Events
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Other Key Statistics
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Number of Employees (period end)
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Hit Ratio (PPV)
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------

-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
First Connections
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Reconnections
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Disconnections
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------
Churn Rate (basic subscribers)
-------------------------------------- --------------- --------------- ------------- ---------------- ---------------- -------------






                                           Cable Telephony - Statistics
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Operating Statistics                      Monthly          Monthly        Variance          YTD             YTD        Variance
                                        [Month,Year]    [Month,Year]                   [Month,Year]     [Month,Year]
                                           Actual          Budget                         Actual           Budget
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Homes in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Homes Passed (serviceable)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business Passed (serviceable)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
% of Homes Passed in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
% of Bus. Passed in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Subscribers
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Lines Served
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Penetration
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Average revenue per subscriber
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Average revenue per line
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other Key Statistics
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Number of Employees (period end)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Lines per subscriber
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
First Connections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Reconnections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Disconnections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Churn Rate (total subscribers)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------






                                          Cable Dataservices - Statistics
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Operating Statistics                      Monthly          Monthly        Variance          YTD             YTD          Variance
                                        [Month,Year]    [Month,Year]                   [Month,Year]     [Month,Year]
                                           Actual          Budget                         Actual           Budget
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Homes in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Homes Passed (serviceable)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Businesses Passed (serviceable)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
% of Homes Passed in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
% of Bus. Passed in Franchise Area
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Subscribers
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business - Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business - Medium Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business - Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Subscribers
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Penetration
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Average revenue per subscriber
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Residential
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Business
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Small Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Medium Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Large Office
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other Key Statistics
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Number of Employees (period end)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
First Connections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Reconnections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Disconnections
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Churn Rate
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------






                                        Profit and Loss Account (NLG `000)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Profit & Loss Acccount                     Montly          Monthly        Variance          YTD             YTD          Variance
                                        [Month,Year]    [Month,Year]                   [Month,Year]     [Month,Year]
                                           Actual          Budget                         Actual           Budget
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Revenue
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Television
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Telephony
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Dataservices
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Other
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total revenue
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Direct Costs
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Television
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Telephony
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Cable Dataservices
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Other
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Direct Costs
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Expenses
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Expenses
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- Franchise Fees
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Expenses
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Net Operating Income/(Loss)/EBITDA
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
% NOI versus Revenue
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Depreciation and Amortisation
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Management Fee/GSA
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Internal Financial Expenses/(Income)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
External Financial Expenses/(Income)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other Business (Income)/Charges
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Income/(Loss) Before Taxes
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Dividend Income
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Income Taxes
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Minority Share
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Income Unconsolidated Companies
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other Income
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Net Income/(Loss)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------





                                          Cash Flow Statement (NLG `000)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Cash Flow                                 Monthly          Monthly        Variance          YTD             YTD          Variance
                                        [Month,Year]    [Month,Year]                   [Month,Year]     [Month,Year]
                                           Actual          Budget                         Actual           Budget
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Sources of Operation
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Net Income/(Loss)
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Add: Depreciation & Amortisation
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Increase/(Decrease)     in    Working
Capital
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- plus Management Fees payable
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
- less Management Fees paid
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Sources of Operation
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Investments
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Cable Television
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Cable Telephony
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Cable Dataservices
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Capex Other
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Investments
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Financing
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Internal Financing
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
External Financing
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Senior Facility
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Other Bankloans
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Total Financing Sources
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Increase/(Decrease) in Cash
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Beginning Cash Balance
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Exchange Rate Adjustment BB
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Ending Cash Balance
-------------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------






                                             Balance Sheet (NLG `000)
--------------------------------------- ----------------- ----------------- ------------------
Assets                                      Monthly           Monthly           Variance
                                          [Month,Year]      [Month,Year]
                                             Actual            Budget
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
ASSETS
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Gross Intangible Fixed Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Accumulated Amortisation
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Net Intangible Fixed Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------

--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Gross Tangible Fixed Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Accumulated Depreciation
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Net Tangible Fixed Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------

--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Investment in Non Cons. Companies
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Advances
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Loans receivable from Participations
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Loans    receivable    from    Uncons.
Companies
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Non Current Financial Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Stocks and Bonds
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Assets held for sale
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Financial Fixed Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------

--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Liquid Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Trade Debtors
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Sundry Debtors
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Prepaid Expenses
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
VAT Receivable
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
IC Receivables from Participations
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
IC    Interest     Receivable     from
Participations
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
IC GSA Receivable from Participations
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Accounts Rec. Uncons. Companies
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Inventory
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Other
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------

--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
Total Current Assets
--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------

--------------------------------------- ----------------- ----------------- ------------------
--------------------------------------- ----------------- ----------------- ------------------
TOTAL ASSETS
--------------------------------------- ----------------- ----------------- ------------------




                                             Balance Sheet (NLG `000)
---------------------------------------- ---------------- ----------------- -----------------
Liabilities & Capital                        Monthly          Monthly           Variance
                                          [Month,Year]      [Month,Year]
                                             Actual            Budget
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
EQUITY
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Share Capital
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Additional Paid-In Capital Current Year
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Reserves
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Transaction difference
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Retained Earnings
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Result Current Year
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Transl. Adjustm. Result for the Year
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Minority Interest
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Total Shareholders Equity
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------

---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Liabilities
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Pensions/Early Retirement
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Deferred Taxes
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Other Provisions
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Total Provisions
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------

---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Loans from Participations
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Third Party Term Loan - Facility A
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Long Term Debt
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------

---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Trade Creditors
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
IC Accounts Payable Cons. Companies
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Deferred Revenue
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Accrued Liabilities
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Accrued Management Fees
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Accrued Interest
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Subscriber Deposits
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Sundry Creditors
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Total Current Liabilities
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------

---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Total Liabilities
---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------

---------------------------------------- ---------------- ----------------- -----------------
---------------------------------------- ---------------- ----------------- -----------------
Total Equity & Liabilities
---------------------------------------- ---------------- ----------------- -----------------


                                   Schedule 11
                             Form of Telekabel Note
                        Telekabel Wien Gesellschaft m.b.H
                               [currency][amount]
                            Bearer Bond (the "Note")
            issued subject to the terms and conditions set out below

                                  Vienna [date]

Terms and Conditions

1        Form and denomination

         This Note is issued in bearer form. The holder of this Note shall be entitled to exercise any rights hereunder. The nominal amount of this
         Note is [currency][amount].

2        Interest

         Interest on this Note shall accrue at [rate] per cent. per annum (being the aggregate of (a) the applicable Margin (which, unless otherwise agreed by the issuer shall not exceed 2 per cent. per annum), (b) the Additional Cost (if the nominal amount is denominated in Sterling and (c) [LIBOR] [EURIBOR]).

         Interest shall be payable on this Note on [[interim interest payment date] and on] [date of maturity].

3        Term and final maturity

         Subject to clause 4 below, this Note shall be redeemed in full on [date of maturity].

4        Term and Conditions

         This Note has been issued on terms and conditions agreed between, inter alia, Telekabel Wien Gesellschaft m.b.H., Bank of America International Limited, CIBC World Markets plc, Citibank, N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc and The Toronto-Dominion Bank as Joint Arrangers, The Toronto-Dominion Bank as Agent on behalf of certain Banks and The Toronto-Dominion Bank as Security Agent. Unless the context otherwise requires, the words and expressions defined in such terms and conditions shall have the same meanings when used in this Note.

Signed

Telekabel Wien Gesellschaft m.b.H.

[Completed under instructions from Telekabel Wien Gesellschaft m.b.H. by the Agent]

                                   Schedule 12
                            Norwegian Asset Security

Terms and expressions in this schedule which are not defined in this Agreement shall have the meaning given to them in the loan agreement dated 8 October 1997 entered into in connection with the Existing UPC Facility.

A        Security  provided by  Norkabel,  Kanal 2 A/S  ("Kanal"),  Norkabel A/S
        ("NAS") and Oslo  Kabelanlegg  A/S ("OK")

1 Declaration relating to mortgages over new property by Norkabel and NAS, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

2 Assignment and Notice of Programme Supply Agreements by Norkabel and NAS, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

3 Assignment of Insurance Proceeds by Norkabel, NAS, OK and Kanal, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

4 A Mortgage Deed for NOK 720,000,000 dated 16 November 1989, under the name of Askim Antenneservice, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftsilbeh0r) in Eidsbergvn. 5, gnr. 52, bnr. 47 in the municipality of Askim, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

5 A Mortgage Deed for NOK 720,000,000 registered 17 November 1989 under the name of Drammen Kabel-TV, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in hans Kjaersgt. 2, gnr. 111, bnr. 248 in the municipality of Drammen, in the form given to ING Bank N.V.
         in connection with the Existing Norkabel Facility, mutatis mutandis;

6 A Mortgage Deed for NOK 725,000,000 registered 10 March 1992 under the name of AS KA-TEL, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 7613, bnr. 9 in the municipality of Kongsberg, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

7 A Mortgage Deed for NOK 720,000,000 registered 9 February 1990 under the name of Moss Kabel TV, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in Vaerftsgaten 10, gnr. 1, bnr. 2750 in the municipality of Moss, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

8 A Mortgage Deed for NOK 720,000,000 registered 31 January 1990 under the name of 0stfold Kabelnett A/S, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in Violgt. 8, gnr. 62, bnr. 111 in the municipality of Halden, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

9 A Mortgage Deed for NOK 720,000,000 registered 17 November 1989 under the name of Teletransmisjon A/S, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in Lensmannslia 30, gnr. 50, bnr. 23 parcel A in the municipality of Asker, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

10 A Mortgage Deed for NOK 720,000,000 registered 13 March 1990 under the name of West Satellite A/S, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in Arken Senter Asane 39, gnr. 88, bnr. 387, 388, 389, 390 and 391 in the municipality of Bergen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

11 A Mortgage Deed for NOK 720,000,000 registered 12 September 1990 under the name of Rogaland Kabelnett A/S, registered over the Mortgagors' Real Estate and Appurtenances (fast eiendom med drifstilbeh0r) in Tjensvolltorget 27, gnr. 25, bnr. 161 in the municipality of Stavanger, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

12 A Mortgage Deed for NOK 725,000,000 dated 10 June 1993, under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 2076 bnr. 169 in the municipality of Sarpsborg, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

13 A Mortgage Deed for NOK 725,000,000 dated 10 June 1993, under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 15, bnr. 661 in the municipality of Karm0y, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

14 A Mortgage Deed for NOK 725,000,000 dated 10 June 1993, under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 188, bnr. 202 in the municipality of Bergen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

15 A Mortgage Deed for NOK 725,000,000 dated 5 November 1993, under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 86, bnr. 33 in the municipality of Frogn, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

16 A Mortgage Deed for NOK 725,000,000 registered 10 March 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 148, bnr. 834 and 306 in the municipality of Karm0y, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

17 A Mortgage Deed for NOK 725,000,000 registered 23 March 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 16, bnr. 109 in the municipality of Stavanger, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

18 A Mortgage Deed for NOK 725,000,000 registered 23 March 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 150 bnr. 1141 in the municipality of Kristiansand, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

19 A Mortgage Deed for NOK 725,000,000 registered 15 June 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 38, bnr. 158 in the municipality of Oslo, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

20 A Mortgage Deed for NOK 725,000,000 registered 15 June 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 24 bnr. 4 in the municipality of Nedre Eiker, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

21 A Mortgage Deed for NOK 725,000,000 registered 20 June 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 39, bnr. 137 in the municipality of Ringerike, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

22 A Mortgage Deed for NOK 725,000,000 registered 23 June 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 30 bnr. 230 in the municipality of Skedsmo, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

23 A Mortgage Deed for NOK 2,080,000 registered 17 October 1995 under the name of Norkabel, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 32, bnr. 279 and 771 in the municipality of Oslo, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

24 A Mortgage Deed for NOK 725,000,000 registered 28 August 1995 under the name of NAS, registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 34, bnr. 14 in the municipality of R0yken, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

25 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 152 bnr. 1756 in the municipality of Kristiansand, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

26 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 34 bnr. 14 in the municipality of R0yken, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

27 A Mortgage Deed for NOK 900,000,000 registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 12 bnr. 751 in the municipality of Kristiansand, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

28 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 188 bnr. 202 in the municipality of Bergen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

29 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 38 bnr. 158 in the municipality of Oslo, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

30 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 134 bnr. 8 in the municipality of Drammen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

31 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 132 bnr. 214 in the municipality of Drammen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

32 A Mortgage Deed for NOK 900,000,000 registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 117 bnr. 517 in the municipality of Drammen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

33 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 17 bnr. 3 in the municipality of Drammen, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

34 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 142 bnr. 6 in the municipality of Lier, in the form given to ING Bank N.V. in connection with the Existing Norkabel Facility, mutatis mutandis;

35 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) gnr. 8651 bnr. 1, 114, 115, 116, 117, 118, 119 and 120
         in the municipality of Kongsberg, in the form given to ING Bank N.V., in connection with the Existing Norkabel Facility, mutatis mutandis;

36 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med drifstilbeh0r) in gnr. 12 bnr. 26 in the municipality of Askim, in the form given to ING Bank N.V., in connection with the Existing Norkabel Facility, mutatis mutandis;

37 A Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors' Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) in gnr. 33 bnr. 500 in the municipality of Haugesund, in the form given to ING Bank N.V., in connection with the Existing Norkabel Facility, mutatis mutandis;

B        Security provided by Janco Multicom AS

1 Assignment of Receivables by Janco, in a form satisfactory to the Banks.

2 Declaration of Janco concerning mortgages over Stock of Goods and Motor Vehicles together with Factoring Agreement, in a form satisfactory to the Banks.

3 Pledge of Bank Accounts by Janco, in a form satisfactory to the Banks.

4 Assignment of Insurance Proceeds by Janco, in a form satisfactory to the Banks.

5 Assignment and Notice of Programme Supply Agreement by Janco, in a for satisfactory to the Banks.

6 Mortgage Deed for NOK 900,000,000 to be registered over the Mortgagors Leased Real Estate and Appurtenances (leierett med driftstilbeh0r) at Ensj0veien 7, Oslo leased pursuant to a Lease Agreement dated 24th June 1997, in a form satisfactory to the Banks.

7 A Declaration of Pledge and Deposit of a new promissory note to be issued by Janco in the principal amount of NLG75,440,850 which, upon full repayment of ING Bank B.V., shall replace, supersede and be in substitution of the unsecured promissory note dated October 26th, 1995 in the principal amount of USD$70,780,401.40 pledged to ING Bank N.V. in connection with the Existing Nakabel Facility.

C        Additional Security

         Such other security documents as may be registered in favour of the Toronto-Dominion Bank to secure amounts outstanding under the Existing UPC Facility.

                                   Schedule 13
                                     Part A
         UPCF Group Structure Chart as at the date of the first Drawing


                              Please see next page.

                                     Part B
               UPCF Group Structure Chart after the Restructuring


                              Please see next page.

The Borrowers

SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
UPC FACILITY B.V.                                     )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
TELEKABEL WIEN GmbH                                   )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
JANCO MULTICOM A/S                                    )
by:                                                   )


The Guarantors

SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
CABLE-NETWORKS AUSTRIA HOLDING, B.V.                  )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
RADIO PUBLIC S.A.                                     )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
UPC FACILITY B.V.                                     )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
STIPDON INVESTMENTS B.V.                              )
by:                                                   )


SIGNED for and on behalf of                           ) DENNIS OKHUIJSEN
TELEKABEL HUNGARY N.V.                                )
by:                                                   )


The Joint Arrangers


SIGNED for and on behalf of                           ) STEPHEN MCPHERSON
TORONTO DOMINION BANK EUROPE LIMITED                  )
by:                                                   )


SIGNED for and on behalf of                           ) RICHARD WOODS
BANK OF AMERICA INTERNATIONAL LIMITED                 )
by:                                                   )


SIGNED for and on behalf of                           ) LOUISE MOAT
CIBC WORLD MARKETS PLC                                )
by:                                                   )


SIGNED for and on behalf of                           ) GRAHAM THROWER
CITIBANK, N.A.                                        )
by:                                                   )


SIGNED for and on behalf of                           ) GARY GRIFFITHS
MEESPIERSON N.V.                                      )
by:                                                   )


SIGNED for and on behalf of                           ) LOUISE MOAT
PARIBAS                                               )
by:                                                   )


SIGNED for and on behalf of                           ) SANDFORD WAX
THE ROYAL BANK OF SCOTLAND PLC                        )
by:                                                   )


The Banks

SIGNED for and on behalf of                           ) ANN KERNS
THE CHASE MANHATTAN BANK                              )
by:                                                   )


SIGNED for and on behalf of                           ) LOUISE MOAT
CIBC WORLD MARKETS PLC                                )
by:                                                   )


SIGNED for and on behalf of                           ) GRAHAM THROWER
CITIBANK, N.A.                                        )
by:                                                   )


SIGNED for and on behalf of                           ) MARK DENATALE
GOLDMAN SACHS CREDIT PARTNERS L.P.                    )
by:                                                   )


SIGNED for and on behalf of                           ) STUART  LEVETT
DLJ CAPITAL FUNDING, INC.                             )
by:                                                   )


SIGNED for and on behalf of                           ) GARY GRIFFITHS
MEESPIERSON N.V.                                      )
by:                                                   )


SIGNED for and on behalf of                           ) ALLAN KERR
NB INTERNATIONAL FINANCE B.V.                         )
by:                                                   )


SIGNED for and on behalf of                           ) LOUISE MOAT
PARIBAS                                               )
by:                                                   )


SIGNED for and on behalf of                           ) SANDFORD WAX
THE ROYAL BANK OF SCOTLAND PLC                        )
by:                                                   )


SIGNED for and on behalf of                           ) STEPHEN MCPHERSON
THE TORONTO-DOMINION BANK                             )
by:                                                   )


The Agent


SIGNED for and on behalf of                           ) STEPHEN MCPHERSON
THE TORONTO-DOMINION BANK                             )
by:                                                   )


The Security Agent


SIGNED for and on behalf of                           ) STEPHEN MCPHERSON
THE TORONTO-DOMINION BANK                             )
by:                                                   )



1 Until and including 30th June, 2001 only

2 From and including 30th June, 2002 only

1 Until and including 30th June, 2001 only

2 From and including 30th June, 2002 only